    As Filed with the Securities and Exchange Commission on January 18, 2002
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------

                                RESPIRONICS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  3842                                25-1304989
(State or other jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer Identification No.)
incorporation or organization)            Classification Code Number)

                             1501 ARDMORE BOULEVARD
                         PITTSBURGH, PENNSYLVANIA 15221
                                 (412) 731-2100
       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                 JAMES W. LIKEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                RESPIRONICS, INC.
                             1501 ARDMORE BOULEVARD
                         PITTSBURGH, PENNSYLVANIA 15221
                                 (412) 731-2100
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                   Copies to:

        STEVEN P. FULTON, ESQ.             DAVID L. DENINNO, ESQ.            THOMAS M. HAYTHE, ESQ.          JOHN J. BUTLER, ESQ.
  VICE PRESIDENT AND GENERAL COUNSEL           REED SMITH LLP                    GENERAL COUNSEL                   TORYS LLP
          RESPIRONICS, INC.                   435 SIXTH AVENUE           NOVAMETRIX MEDICAL SYSTEMS INC.        237 PARK AVENUE
        1501 ARDMORE BOULEVARD         PITTSBURGH, PENNSYLVANIA 15219      90 PARK AVENUE, 15/TH/ FLOOR    NEW YORK, NEW YORK 10017
    PITTSBURGH, PENNSYLVANIA 15221             (412) 288-3214               NEW YORK, NEW YORK 10016            (212) 880-6321
            (412) 473-4001                                                         (212) 210-9583

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND ALL OTHER CONDITIONS OF THE MERGER OF RESPIRONICS HOLDINGS, INC., A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT, WITH AND INTO NOVAMETRIX MEDICAL SYSTEMS INC. PURSUANT TO THE MERGER AGREEMENT DESCRIBED IN THE ENCLOSED PROXY STATEMENT/PROSPECTUS HAVE BEEN SATISFIED OR WAIVED.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE

       ----------------------------------------------------------------------------------------------------------------------

              Title of each class            Amount to be      Proposed Maximum        Proposed Maximum        Amount of
                 of securities              Registered (1)      Offering Price            Aggregate         Registration Fee
                to be registered                                 Per Share (2)        Offering Price (2)
       ----------------------------------------------------------------------------------------------------------------------
        Common Stock, $.01 par value per      3,032,860            $36.46              $110,578,076             $10,173.18
                    share(3)

       ----------------------------------------------------------------------------------------------------------------------

                      _____________________________________
(1) The number of shares to be registered is based upon 11,371,802, the maximum number of shares of Novametrix common stock presently outstanding and subject to stock options and warrants multiplied by the exchange ratio of
     0.2667 shares of Respironics common stock for each share of Novametrix common stock.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(d) of the Securities Act of 1933, as amended. The registration fee was calculated pursuant to Rule 457(f) and Rule 457(c) under the Securities Act of 1933, as amended, based on $36.46, the average of the high and low sales prices of Respironics common stock, as reported by the NASDAQ Stock Market on January 14, 2002.

(3) Rights to purchase units representing fractional shares of Respironics common stock, which are attached to and trade with the shares of Respironics common stock, are being registered hereby. Value attributed to such rights, if any, is reflected in the market price of Respironics common stock. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from Respironics common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                   __________________________________________

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                RESPIRONICS, INC.

                          CROSS-REFERENCE SHEET BETWEEN
                                ITEMS OF FORM S-4
                   AND CAPTIONS IN PROXY STATEMENT/PROSPECTUS

      Form S-4 Item Number and Caption                                  Caption(s) or Location in Proxy Statement/Prospectus
      --------------------------------                                  ----------------------------------------------------

A.    Information About the Transaction
      ---------------------------------

1.    Forepart of Registration Statement and Outside Front Cover
      Page of Prospectus ...........................................    Facing Page of Registration Statement; Outside Front
                                                                        Cover Page of Proxy Statement/Prospectus

2.    Inside Front and Outside Back Cover Pages of Prospectus ......    Inside front cover page of Proxy Statement/Prospectus;
                                                                        References to Additional Information; Where You Can
                                                                        Find More Information; Novametrix SEC Filings;
                                                                        Respironics SEC Filings; Table of Contents
3.    Risk Factors, Ratio of Earnings to Fixed Charges and Other
      Information ..................................................    Summary; Selected Historical Financial Data; Special
                                                                        Note Regarding Forward-Looking Statements; Risk
                                                                        Factors; Unaudited Pro Forma Financial Data of
                                                                        Respironics; Comparative Per Share Data; Historical
                                                                        Market Prices and Dividends; Summary; The Merger;
                                                                        Comparison of Rights of Stockholders

4.    Terms of the Transaction .....................................    Summary; The Merger; Comparison of Rights of
                                                                        Stockholders

5.    Pro Forma Financial Information ..............................    Summary; Unaudited Pro Forma Financial Data of
                                                                        Respironics; Comparative Per Share Data

6.    Material Contacts with the Company Being Acquired ............    Summary; The Merger

7.    Additional Information Required for Reoffering by Persons and
      Parties Deemed to be Underwriters ............................    Not Applicable

8.    Interests of Named Experts and Counsel .......................    Not Applicable

9.    Disclosure of Commission Position on Indemnification for
      Securities Act Liabilities ...................................    Not Applicable

B.    Information About the Registrant
      --------------------------------

10.   Information with Respect to S-4 Registrants ..................    References to Additional Information; Where You Can
                                                                        Find More Information; Summary - The Companies
                                                                        - Respironics; SEC Filings

11.   Incorporation of Certain Information by Reference ............    Where You Can Find More Information; Respironics SEC
                                                                        Filings

12.   Information with Respect to S-2 or S-3 Registrants ...........    Not Applicable

13.   Incorporation of Certain Information By Reference ............    Not Applicable

      Form S-4 Item Number and Caption                                  Caption(s) or Location in Proxy Statement/Prospectus
      --------------------------------                                  ----------------------------------------------------

14.   Information with Respect to Registrants Other than S-2 or S-3
      Registrants ..................................................    Not Applicable

C.    Information About the Company Being Acquired
      --------------------------------------------

15.   Information with Respect to S-3 Companies ....................    References to Additional Information; Where You Can
                                                                        Find More Information; Novametrix SEC Filings; Summary
                                                                        - The Companies - Novametrix

16.   Information with Respect to S-2 or S-3 Companies .............    Not Applicable

17.   Information with Respect to Companies Other than S-2 or S-3
      Companies ....................................................    Not Applicable

D.    Voting and Management Information
      ---------------------------------

18.   Information if Proxies, Consents or Authorizations are to be
      Solicited ....................................................    Where You Can Find More Information; Novametrix SEC
                                                                        Filings; Respironics SEC Filings; Summary; The
                                                                        Novametrix Special Meeting; The Merger-No Appraisal
                                                                        Rights; The Novametrix Meeting-Solicitation of Proxies;
                                                                        The Voting Agreements

19.   Information if Proxies, Consents or Authorizations are Not to
      be Solicited in an Exchange Offer ............................    Not Applicable

               PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION


                                [NOVAMETRIX LOGO]

                                                            February [___], 2002

To the Stockholders of
NOVAMETRIX MEDICAL SYSTEMS INC.

         You are cordially invited to attend a special meeting of stockholders of Novametrix Medical Systems Inc. to be held at [_] a.m., Eastern Standard Time, on March [_], 2002, at [_], unless postponed or adjourned to a later date. At the meeting, you will be asked to consider and vote upon a proposal to merge Novametrix and Respironics Holdings, Inc., a wholly-owned subsidiary of Respironics, Inc. If the merger is completed, Novametrix will become a wholly-owned subsidiary of Respironics, Inc.

         Upon successful completion of the merger, you will receive shares of Respironics common stock in exchange for your shares of Novametrix common stock. Respironics common stock is listed on the Nasdaq Stock Market under the trading symbol "RESP". This tax-free, stock-for-stock transaction is valued at [$_] per share to Novametrix stockholders based on Respironics' February [_], 2002 closing price of [$_]. The actual exchange ratio will be determined based upon the weighted average selling price of Respironics common stock during a 20-day trading period prior to the closing and is subject to a collar as described below.

         Under the terms of the collar, if Respironics' weighted average selling price is above $35.00 per share over a 20-day trading period ending three days prior to the closing of the merger, you will receive Respironics common stock in an amount equal to $8.75 per share of Novametrix common stock. If Respironics' weighted average selling price is from $32.00 to $35.00 over the relevant trading period, you will receive 0.25 shares of Respironics common stock for each share of Novametrix common stock, resulting in an amount between $8.00 and $8.75 per share. If Respironics' weighted average selling price is from $30.00 to $31.99, you will receive Respironics common stock in an amount equal to $8.00 per share of Novametrix common stock. If Respironics' weighted average selling price is below $30.00, you will receive 0.2667 shares of Respironics common stock for each share of Novametrix common stock unless Novametrix exercises its right to terminate the merger as provided in the merger agreement with Respironics Holdings. You will be entitled to receive cash for any fractional share of Respironics common stock that you would otherwise be entitled to receive in the merger. You will not recognize gain or loss for federal income tax purposes as a result of the merger, except with respect to cash received for fractional shares.

         Your board of directors has approved the merger and the merger agreement with Respironics Holdings and has determined that the merger and the merger agreement are advisable, fair to and in the best interests of Novametrix and its stockholders. Accordingly, the Novametrix board of directors recommends that you vote FOR the adoption of the merger agreement at the special meeting.

         Your vote is important, regardless of the number of shares you own. We cannot complete the merger unless the holders of a majority of the outstanding shares of Novametrix common stock vote to adopt the merger agreement. Holders of outstanding shares of Novametrix common stock at the close of business on February [_], 2002 are entitled to vote at the special meeting. Whether or not you are able to attend the meeting personally, please complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card.

         If you fail to return your proxy card or to vote in person at the meeting, it will have the same effect as a vote against the merger. Regardless of the number of shares you own, your vote is important.

         The accompanying proxy statement/prospectus provides you with detailed information about the merger. We encourage you to read this entire document carefully. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 21, describing some of the risks that you should consider in evaluating the merger.

         I look forward to your support.

                                            Sincerely,

                                            William J. Lacourciere
                                            Chairman and Chief Executive Officer


         THIS PROXY STATEMENT/PROSPECTUS AND THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF RESPIRONICS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This proxy statement/prospectus is dated February [__], 2002 and is expected to be first mailed to Novametrix stockholders on or about
February [__], 2002.

                                [NOVAMETRIX LOGO]

                                _______________

                    Notice of Special Meeting of Stockholders
                           to be held March [ ], 2002

                                _______________

                                                        Wallingford, Connecticut
                                                             February [  ], 2002
To the Stockholders of
NOVAMETRIX MEDICAL SYSTEMS INC.:

         A special meeting of the stockholders of Novametrix Medical Systems Inc. will be held at [ ] on March [ ], 2002 at [ ], Eastern Standard Time, unless postponed or adjourned to a later date. The purposes of the special meeting are for you to consider and vote upon:

         1. A proposal to adopt the Agreement and Plan of Merger dated as of December 17, 2001, by and between Novametrix and Respironics Holdings, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Respironics, Inc. In the merger, Novametrix will become a wholly-owned subsidiary of Respironics, and all outstanding shares of Novametrix common stock, other than any shares held by parties to the merger agreement, will be converted into the right to receive a number of shares of Respironics common stock pursuant to an exchange ratio to be calculated based on the weighted average selling price of Respironics common stock during the 20-day trading period ending three days prior to the completion of the merger.

         2. Any other business properly brought before the meeting, including any adjournments or postponements of the special meeting, if necessary.

         Only holders of record of shares of Novametrix common stock at the close of business on February [ ], 2002 will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. A list of Novametrix stockholders entitled to vote at the special meeting will be available during normal business hours at our executive offices in Wallingford, Connecticut, for at least ten days prior to the special meeting for examination by any stockholder for any purpose related to the special meeting.

         Your vote is very important. We cannot complete the merger unless the holders of a majority of the outstanding shares of Novametrix common stock affirmatively vote to adopt the merger agreement. For more information about the merger, please review the accompanying proxy statement/prospectus, and the merger agreement attached as Annex A. Novametrix stockholders, including those who do not vote in favor of adoption of the merger agreement, are not entitled to appraisal rights, and do not have the right to demand payment for their shares under the General Corporation Law of the State of Delaware in connection with the merger.

         All stockholders are cordially invited to attend the special meeting. Whether or not you plan to attend the special meeting, you are urged to complete and sign the enclosed proxy, and return it promptly to Novametrix. At any time prior to being voted, proxies are revocable by delivering written notice to Novametrix in accordance with the instructions set forth in the proxy statement or by voting at the special meeting in person.

         The Novametrix board of directors has approved the merger and the merger agreement with Respironics Holdings, Inc. and has determined that the merger and the merger agreement are advisable, fair to and in the best interests of Novametrix and its stockholders. Accordingly, the Novametrix board recommends that you vote FOR adoption of the merger agreement at the special meeting, as described in detail in the accompanying proxy statement/prospectus.

                          By Order of the Board of Directors,

                          Joseph A. Vincent, Secretary

                      REFERENCES TO ADDITIONAL INFORMATION

         This proxy statement/prospectus incorporates important business and financial information about Novametrix and Respironics from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by accessing the Securities and Exchange Commission's website maintained at "http://www.sec.gov" or by requesting copies in writing or by telephone from the appropriate company at the following addresses:

                     RESPIRONICS, INC.                                   NOVAMETRIX MEDICAL SYSTEMS INC.
                    1501 Ardmore Blvd.                                          5 Technology Drive
              Pittsburgh, Pennsylvania 15221                              Wallingford, Connecticut 06492
                 Telephone (412) 731-2100                                   Telephone: (203) 265-7701
     Attention: Dorita A. Pishko, Corporate Secretary           Attention: Joseph A. Vincent, Corporate Secretary


         If you would like to request documents, please do so by March [_], 2002, five business days prior to the special meeting of Novametrix stockholders, in order to receive them before the Novametrix special meeting. We will mail the documents you request by first class mail, or another equally prompt means, by the next business day after we receive your request.

         See "Where You Can Find More Information" on page 84.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING ..............................................     1

SUMMARY .....................................................................................................     6
   The Companies ............................................................................................     6
   Respironics, Inc. ........................................................................................     6
   Novametrix Medical Systems Inc. ..........................................................................     7
   Respironics Holdings, Inc. ...............................................................................     7
   The Merger Agreement .....................................................................................     7
   Board of Directors Recommendation to Novametrix Stockholders .............................................    12
   Opinion of Novametrix's Financial Advisor ................................................................    12
   The Novametrix Special Meeting ...........................................................................    13
   Vote Required to Adopt the Merger Agreement ..............................................................    13
   The Voting Agreements ....................................................................................    13
   Interests of Certain Persons in the Merger ...............................................................    13
   Stock Market Listing .....................................................................................    14
   Material United States Federal Income Tax Consequences of the Merger .....................................    14
   Accounting Treatment .....................................................................................    14
   No Appraisal Rights ......................................................................................    14
   Material Differences Between Rights of Holders of Common Stock of Respironics and Novametrix .............    14

FINANCIAL SUMMARY ...........................................................................................    15
   Market Price Data ........................................................................................    15
   Selected Historical Financial Data of Respironics ........................................................    16
   Selected Historical Financial Data of Novametrix .........................................................    17
   Selected Respironics and Novametrix Unaudited Proforma Combined Financial Data ...........................    18
   Unaudited Comparative Per Share Data .....................................................................    19
   Historical Market Prices and Dividends ...................................................................    20

RISK FACTORS ................................................................................................    21
   Risks Related to the Merger ..............................................................................    21
   Risks Related to the Combined Businesses of Respironics and Novametrix ...................................    24

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ...........................................................    26

THE MERGER ..................................................................................................    28
   General ..................................................................................................    28
   Background of the Merger .................................................................................    28
   Novametrix's Rationale for the Merger; Recommendation of the Novametrix Board of Directors ...............    30
   Respironics' Rationale for the Merger ....................................................................    32
   Opinion of Novametrix's Financial Advisor ................................................................    33
   Stock Market Listing .....................................................................................    42
   Material United States Federal Income Tax Consequences of the Merger .....................................    42
   Accounting Treatment .....................................................................................    44
   Regulatory Approvals .....................................................................................    44
   No Appraisal Rights ......................................................................................    44
   Interests of Certain Persons in the Merger ...............................................................    45
   Delisting and Deregistration of Novametrix Common Stock ..................................................    47
   Restrictions on Resales by Affiliates of Novametrix ......................................................    47

THE NOVAMETRIX SPECIAL MEETING ..............................................................................    47
   Purpose, Time and Place ..................................................................................    47
   Record Date; Voting Power ................................................................................    47
   Votes Required ...........................................................................................    48

   Share Ownership of Management and Certain Stockholders ...................................................    48
   Voting of Proxies ........................................................................................    48
   Revocability of Proxies ..................................................................................    48
   Solicitation of Proxies ..................................................................................    49

THE MERGER AGREEMENT ........................................................................................    50
   General ..................................................................................................    50
   The Merger ...............................................................................................    50
   Charter Documents; Directors and Officers ................................................................    50
   Merger Consideration .....................................................................................    50
   Exchange Ratio ...........................................................................................    50
   Adjustments to Exchange Ratio ............................................................................    51
   Fractional Shares of Respironics Common Stock ............................................................    51
   Stock Options ............................................................................................    51
   Stock Purchase Plan ......................................................................................    51
   Warrants .................................................................................................    52
   Cancellation .............................................................................................    52
   Exchange of Shares of Novametrix Common Stock ............................................................    52
   Representations and Warranties ...........................................................................    53
   Conduct of Business by Novametrix ........................................................................    53
   Conduct of Business by Respironics .......................................................................    54
   No Solicitation ..........................................................................................    55
   Certain Other Covenants ..................................................................................    56
   Consents; Approvals ......................................................................................    56
   Agreements with Respect to Affiliates ....................................................................    57
   Indemnification and Insurance ............................................................................    57
   Further Action/Tax Treatment .............................................................................    57
   Public Announcements .....................................................................................    58
   Shares of Respironics Common Stock .......................................................................    58
   Certain Employee Benefits ................................................................................    58
   Conditions to Completion of the Merger ...................................................................    58
   Termination of the Merger Agreement ......................................................................    61
   Termination Rights .......................................................................................    61
   Termination Fees and Expenses ............................................................................    61
   Amendment and Waiver; Parties in Interest ................................................................    63
   Guarantee ................................................................................................    63

THE VOTING AGREEMENTS .......................................................................................    63
   Agreement to Vote and Proxy ..............................................................................    63
   Restrictions on Voting ...................................................................................    64
   Restrictions on Transfer .................................................................................    64
   Termination ..............................................................................................    64
   Effect of the Voting Agreements ..........................................................................    64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF NOVAMETRIX ....................................................................................    65
   Certain Beneficial Owners ................................................................................    65
   Directors and Executive Officers .........................................................................    66

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA .......................................................    68

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA ..............................................    72

COMPARISON OF RIGHTS OF STOCKHOLDERS ........................................................................    73
   Authorized Capital Stock .................................................................................    73
   Number of Board of Directors .............................................................................    73

   Classification of Board of Directors .....................................................................    73
   Quorum at Board of Directors' Meetings ...................................................................    74
   Newly Created Directorships and Vacancies ................................................................    74
   Removal of Directors .....................................................................................    74
   Officers .................................................................................................    74
   Special Meetings of Stockholders .........................................................................    75
   Quorum at Stockholder Meetings ...........................................................................    75
   Stockholder Action by Written Consent ....................................................................    75
   Advance Notice of Stockholder Proposals for Stockholder Meetings - Content of the Notice .................    75
   Advance Notice of Stockholder Proposals for Stockholder Meetings - Timing of the Notice ..................    76
   Amendment of Governing Documents .........................................................................    77
   Effect of Interested Stockholder Transactions and Fair Price Provision ...................................    78
   Liability of Directors ...................................................................................    80
   Indemnification of Directors and Officers ................................................................    80
   Stockholder Rights Plan ..................................................................................    81

EXPERTS .....................................................................................................    83

LEGAL MATTERS ...............................................................................................    83

SUBMISSION OF FUTURE NOVAMETRIX STOCKHOLDER PROPOSALS .......................................................    83

WHERE YOU CAN FIND MORE INFORMATION .........................................................................    84

NOVAMETRIX SEC FILINGS ......................................................................................    85

RESPIRONICS SEC FILINGS .....................................................................................    85

ANNEXES .....................................................................................................    87

                         QUESTIONS AND ANSWERS ABOUT THE
                         MERGER AND THE SPECIAL MEETING

Q:   What will happen in the proposed merger?

A: In the proposed merger, Respironics Holdings, the newly formed subsidiary of Respironics will be merged with Novametrix. As a result, Novametrix will no longer be a public company and will become a wholly-owned subsidiary of Respironics. See "The Merger" on pages 28 through 47.

Q:   Why are Novametrix and Respironics proposing the merger?

A: Novametrix and Respironics believe that the merger will enhance their ability to deliver products and programs to their customers in the hospital environment as well as customers in the infant care marketplace. Additionally, the companies believe that the merger will offer opportunities for development and introduction of innovative technologies for both new and existing markets. See "The Merger - Novametrix's Rationale for the Merger; Recommendation of the Novametrix Board of Directors" on pages 30 through 32 and "The Merger - Respironics' Rationale for the Merger" on pages 32 and 33.

Q:   Are there risks associated with the merger?

A: Yes. We may not achieve the expected benefits of the merger because of, for example, the risks and uncertainties discussed in the section entitled "Risk Factors" on pages 21 through 26 and the section entitled "Special Note Regarding Forward-Looking Statements" on pages 26 and 27.

Q: Why is the Novametrix board of directors recommending that I vote for adoption of the merger agreement?

A: In reaching its decision to approve the merger and the merger agreement and to recommend adoption of the merger agreement by Novametrix stockholders, the Novametrix board of directors considered the performance of Novametrix as a stand-alone company in comparison with its performance as part of a larger entity. Also, the Novametrix board of directors consulted with the Novametrix management, as well as Novametrix's financial and legal advisors, and considered the terms of the merger agreement and the transactions contemplated by the merger agreement and the expected benefits of the merger. The Novametrix board of directors unanimously approved the merger agreement and the merger, and believes that the terms of the merger agreement and the merger are advisable, fair to, and in the best interests of, Novametrix and its stockholders.

Q:   What will I receive in the merger?

A: Upon successful completion of the merger, you will receive shares of common stock of Respironics (Nasdaq: RESP) (which we refer to in this proxy statement/prospectus as Respironics common stock) in exchange for your shares of Novametrix common stock. This tax-free, stock-for-stock transaction is valued at [$_] per share to Novametrix stockholders based on
     the February [   ], 2002 closing price of [$_] per share of Respironics
     common stock. The actual exchange ratio will be determined based upon the weighted average selling price of Respironics common stock during the 20-day trading period ending three days prior to the closing and is subject to a collar as described below.

     Under the terms of the collar, if the weighted average selling price of Respironics common stock is above $35.00 per share over a 20-day trading period ending three days prior to the closing of the transaction, you will receive Respironics common stock in an amount equal to $8.75 per share of Novametrix common stock. If Respironics' weighted average selling price is from $32.00 to $35.00 over the relevant trading period, you will receive
     0.25 shares of Respironics common stock for each share of Novametrix common stock, resulting in an amount between $8.00 and $8.75 per share. If Respironics' weighted average selling price is between $30.00 and $31.99, you will receive Respironics common stock in an amount equal to $8.00 per share of Novametrix common stock. If Respironics' weighted average selling price is below $30.00, you will receive 0.2667 shares of Respironics common stock for each share of Novametrix common stock unless Novametrix exercises its right to terminate the merger as provided in the merger agreement.

     If the closing of the merger were to have occurred on February [_], 2002, each issued and outstanding share of Novametrix common stock would have been exchanged for [ ] shares of Respironics common stock. Therefore, if the closing of the merger were to have occurred on February [_], 2002, for each share of Novametrix common stock you would have received Respironics common stock having a weighted average selling price during the calculation period equivalent to $[_] per share of Novametrix common stock, and the total consideration paid to all holders of Novametrix common stock would have been Respironics common stock with a total value of $[_] million, based on the weighted average selling price during the calculation period.

     For a more complete description of the consideration you will receive, see "The Merger Agreement - Merger Consideration" in the Summary on pages 7 through 9.

Q:   When will I know the actual exchange ratio?

A: We will issue a press release prior to the closing of the merger that will disclose the exchange ratio.

Q: Will I be able to sell the shares of Respironics common stock I receive in the merger?

A: Yes. All Novametrix stockholders, other than those deemed to be affiliated or controlling stockholders, will be free to sell the shares of Respironics common stock they receive in the merger. Affiliates of Novametrix will be able to sell their shares of Respironics common stock within the limits permitted by Rule 145 under the Securities Act.

Q: What will happen to options or warrants to purchase shares of Novametrix common stock?

A: Each option and each warrant to acquire shares of Novametrix common stock outstanding immediately prior to the effective time of the merger will be assumed by Respironics and converted into an option or warrant, as applicable, to purchase shares of Respironics common stock. Each option or warrant will be exercisable for the same number of shares of Respironics common stock as the holder of such option or warrant would have been entitled to receive pursuant to the merger had such holder exercised such option or warrant in full immediately prior to the effective time of the merger at an exercise price per share of Respironics common stock equal to the aggregate exercise price for the shares of Novametrix common stock otherwise purchasable pursuant to such option or warrant divided by the number of full shares of Respironics common stock deemed purchasable pursuant to such option or warrant.

Q:   When do you expect the merger to be completed?

A: We expect to complete the merger as soon as possible after the special meeting of Novametrix stockholders called to adopt the merger agreement and the satisfaction or waiver of other conditions to the merger, including the receipt of any necessary regulatory approvals. We anticipate the merger will be completed on or about March [ ], 2002.

Q:   What if the merger is not completed?

A: If the merger is not completed, Novametrix will continue to operate as an independent company, and neither Novametrix nor Respironics will be under any obligation to acquire your Novametrix common stock. Novametrix may be required to pay a termination fee if the merger is not completed for certain reasons described under "The Merger Agreement - Termination of the Merger Agreement" on pages 61 through 63.

Q:   What are the tax consequences of the merger to Novametrix stockholders?

A: The merger has been structured so that Novametrix stockholders will not recognize any gain or loss for United States federal income tax purposes as a result of the merger, except with respect to any cash that Novametrix stockholders receive in lieu of fractional shares of Respironics common stock. The merger will not have any tax consequences for Respironics stockholders. In addition, none of Novametrix, Respironics or Respironics Holdings will recognize any gain or loss as a result of the merger.

     To review the tax consequences of the merger to the Novametrix stockholders in greater detail, see "The Merger - Material United States Federal Income Tax Consequences of the Merger" on pages 42 through 44. The tax consequences of the merger to you will depend on the specific facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you of the merger.

Q: What tax basis will holders of Novametrix common stock have in the Respironics common stock they receive in the merger?

A: Your aggregate tax basis in your shares of Respironics common stock will equal your current aggregate tax basis in your Novametrix common stock reduced by the amount of basis allocable to fractional shares for which you receive a cash payment.

Q:   How will the merger be treated for accounting purposes?

A: The merger will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, the cost to acquire Novametrix will be allocated by Respironics to the tangible assets acquired and liabilities assumed based on their fair values, with any excess being treated as goodwill and other intangible assets.

Q:   Will Respironics stockholders receive any shares as a result of the merger?

A: No. Respironics stockholders will continue to hold the Respironics shares they currently own.

Q:   On what am I being asked to vote?

A:   You are being asked to vote on the adoption of the merger agreement.

Q:   What other matters will be voted on at the Novametrix special meeting?

A: It is not expected that other matters will be voted on at the special meeting, except possibly procedural business relating to an adjournment or postponement of the special meeting if necessary. However, the purposes of the special meeting include the conduct of any other business properly brought before the meeting.

Q:   What does the Novametrix board of directors recommend?

A: The Novametrix board of directors has approved the merger and the merger agreement and recommends that Novametrix stockholders vote FOR the adoption of the merger agreement.

Q:   When and where is the Novametrix special meeting?

A:   The special meeting of Novametrix stockholders to vote on the merger
     agreement will be held at [               ] on March [ ], 2002, at [   ],
     Eastern Standard Time, unless adjourned or postponed to a later date.

Q:   Who can vote on the merger?

A: Holders of record of Novametrix common stock at the close of business on February [ ], 2002, can vote at the special meeting.

Q:   What vote is required to adopt the merger agreement?

     A: The merger agreement must be adopted by the holders of a majority of the total number of outstanding shares of Novametrix common stock on February
     [ ], 2002. If you do not vote, it will have the same effect as voting against the merger.

Q:   What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please vote your shares as soon as possible. You may vote your shares by signing and mailing the enclosed proxy card. You may also vote your shares by calling the toll-free number listed on your proxy card and following the recorded instructions or by going to the Internet website listed on your proxy card and following the instructions.

Q:   How will my proxy be voted?

A: If you complete your proxy it will be voted in accordance with your instructions. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement. If you do not vote either in person or by proxy, it will count as a vote against adoption of the merger agreement.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Yes, but only if you provide your broker with instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions to your broker, your shares will not be voted which will have the same effect as a vote against adoption of the merger agreement.

Q:   Can I change my vote after I mail my proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you can do this by:

     . prior to the special meeting, delivering to Novametrix's corporate secretary at 5 Technology Drive, Wallingford, Connecticut 06492, a written notice of revocation bearing a later date or time than the proxy;

     .   submitting a later-dated proxy that has been properly executed; or

     . attending the special meeting and voting in person. However, your attendance alone will not revoke your proxy--you must also vote in person.

     If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions.

Q:   Is my vote important?

A: Yes. Your vote is very important. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Novametrix common stock. If you do not vote, it will have the same effect as a vote against adoption of the merger agreement.

Q:   Should I send in my stock certificates now?

A: No. After the merger, Respironics will send you written instructions for sending in your Novametrix stock certificates.

Q:   Do I have appraisal rights?

A: No. You will not be entitled to appraisal rights in connection with the merger. See "The Merger - No Appraisal Rights" on page 44.

Q:   Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

     Novametrix Medical Systems Inc.
     5 Technology Drive
     Wallingford, Connecticut 06492
     Telephone: (203)  265-7701
     Attention: Joseph A. Vincent, Corporate Secretary

Q:   Where can I find more information about the companies?

A: You can find more information about Novametrix and Respironics from various sources described under "Where You Can Find More Information" on page 84.

                                     SUMMARY

         We are sending this proxy statement/prospectus to holders of Novametrix common stock. This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the terms of the merger, you should read this entire proxy statement/prospectus carefully, including the merger agreement attached as Annex A, the opinion of SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey subsidiary (SunTrust Robinson Humphrey) attached as Annex B, and the additional documents to which we refer. You may obtain the information incorporated by reference in this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 84. References in this proxy statement/prospectus to "Respironics" and "Novametrix" include their respective subsidiaries unless otherwise indicated. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

RESPIRONICS, INC.
1501 Ardmore Blvd.
Pittsburgh, Pennsylvania 15221
Telephone: (412) 731-2100

         Respironics, Inc. is a Delaware corporation whose shares are currently listed on the Nasdaq Stock Market under the symbol "RESP." Unless the context indicates otherwise, references in this proxy statement/prospectus to a "fiscal year" of Respironics refer to the twelve-month period ending on June 30 of the year indicated.

         Respironics, a recognized resource in the medical device market, provides innovative products and unique programs to health care providers while helping them to grow and manage their businesses efficiently. The company's focus is on home care, hospital and international markets providing programs that manage sleep disordered breathing, chronic obstructive pulmonary disease, asthma, infant care and restrictive lung disorders.

         Respironics' products are designed to reduce costs while improving the effectiveness of patient care and are used primarily in the home and in hospitals along with alternative care facilities and in emergency medical settings. Respironics' primary product lines are:

         . homecare products, including continuous positive airway pressure devices and bi-level positive airway pressure devices used in the home for the treatment of obstructive sleep apnea, a serious disorder characterized by the repeated cessation of breathing during sleep, respiratory devices including bi-level non-invasive ventilatory support units, portable invasive volume ventilator units used in the home, home oxygen devices, and diagnostic and monitoring systems;

         . hospital products, including bi-level non-invasive ventilatory support units, critical care units that can deliver both non-invasive and invasive ventilation, and portable invasive volume ventilator units, all of which are used in hospital or institutional settings; and

         .    asthma and allergy products.

         Globally positioned, Respironics employs over 2,000 individuals worldwide and has manufacturing facilities in several domestic and international locations.

         For additional information regarding Respironics, please see Respironics' Form 10-K and other filings with the SEC, which are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 84.

         The information contained on Respironics' website is not incorporated by reference in this proxy statement/prospectus.

NOVAMETRIX MEDICAL SYSTEMS INC.
5 Technology Drive
Wallingford, Connecticut 06492
Telephone: (203) 265-7701

         Novametrix is a Delaware corporation whose shares are currently listed on the Nasdaq Stock Market under the symbol "NMTX."

         Novametrix, founded in 1978, is a leading cardiorespiratory monitoring company that develops, manufactures and markets proprietary state-of-the-art non-invasive cardiorespiratory monitors, sensors and disposable accessories. Its products include electronic medical sensors and monitors that non-invasively provide continuous measurements of cardiac output, carbon dioxide, oxygen saturation and respiratory mechanics parameters. Novametrix's non-invasive technology is consistent with the trend toward cost-effective non-invasive monitoring and away from invasive monitoring that has many associated complications, including related infections. Novametrix's products are distributed worldwide and are used in operating rooms, intensive care units and emergency departments and during patient transport. Novametrix's non-invasive sensors and monitoring technology are also incorporated into the products of several leading manufacturers of multi-parameter monitoring systems.

         In addition to cardiorespiratory monitoring, Novametrix provides developmental care products and services that improve the quality of care for premature infants through its Children's Medical Ventures unit. These products, distributed primarily in the United States, are used in neonatal and pediatric intensive care units of hospitals and also in the home.

         For additional information regarding Novametrix's business, please see Novametrix's Form 10-K and other filings with the SEC, which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page 84.

         The information contained on Novametrix's website is not incorporated by reference in this proxy statement/prospectus.

RESPIRONICS HOLDINGS, INC.
1501 Ardmore Blvd.
Pittsburgh, Pennsylvania 15221
Telephone: (412) 731-2100

         Respironics Holdings, Inc., a Delaware corporation, is a direct wholly-owned subsidiary of Respironics that was organized solely for purposes of completing the merger.

The Merger Agreement (see pages 50 through 63)

         The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

         Merger Consideration (see page 50). If we complete the merger, you will receive shares of Respironics common stock (Nasdaq: RESP) in exchange for your shares of Novametrix common stock.

         The merger agreement provides that, at the effective time of the merger, each share of Novametrix common stock will be exchanged for a fraction of a share of Respironics common stock. This fraction is referred to as the "exchange ratio." Since the exchange ratio will fluctuate with the market price of Respironics common stock and be subject to a mechanism commonly referred to as a "collar" that reduces your exposure to losses and gains from market price fluctuation within certain market price ranges, the exact number of shares of Respironics common stock that you will receive is not yet known. The exchange ratio is calculated based on the weighted average selling price of Respironics common stock over the 20 trading days immediately preceding (but excluding) the third trading day prior to the closing of the merger (referred to herein as the calculation period). The actual number of shares of Respironics common stock that you will receive in exchange for your shares of Novametrix common stock will be calculated at the time of the closing of the merger.

         The exchange ratio will be determined at the time of the merger as follows:

         . if the weighted average selling price of a share of Respironics common stock during the calculation period exceeds $35.00, the fraction will be $8.75 divided by the weighted average selling price;

         . if the weighted average selling price of a share of Respironics common stock during the calculation period is equal to or exceeds $32.00 and is equal to or below $35.00, the fraction will be 0.25 shares;

         . if the weighted average selling price of a share of Respironics common stock during the calculation period is equal to or exceeds $30.00 but is equal to or below $31.99, the fraction will be $8.00 divided by the weighted average selling price; and

         . if the weighted average selling price of a share of Respironics common stock during the calculation period is below $30.00, the fraction will be fixed at 0.2667 shares. However, if the weighted average selling price of a share of Respironics common stock is below $30.00, Novametrix shall have the right to terminate the merger agreement. (See "The Merger Agreement - Termination Rights" on page 61).

         If the closing of the merger were to have occurred on February [ ], 2002, each issued and outstanding share of Novametrix common stock would have been exchanged for [ ] of a share of Respironics common stock. Therefore, if the closing of the merger were to have occurred on February [ ], 2002, for each share of Novametrix common stock you own, you would have received Respironics common stock having a weighted average selling price during the calculation period equivalent to $[ ] per share of Novametrix common stock. In that case, the total consideration paid to all holders of Novametrix common stock would have been Respironics common stock with a total value of $[ ] million, based on the weighted average selling price during the calculation period.

         The following table shows

         . illustrative values of the exchange ratios that will result if the 20-day weighted average selling price of a share of Respironics common stock during the calculation period is within a range of $25.00 to $40.00 per share, representing the fraction of a share of Respironics common stock that will be issued for one share of Novametrix common stock at each of the Respironics 20-day weighted average selling prices presented in the table; and

         . illustrative values of the approximate consideration that would be issued in connection with the merger for one share of Novametrix common stock, which illustrative values are determined by multiplying each of the Respironics 20-day weighted average selling prices presented in the table by the corresponding exchange ratio.

             RESPIRONICS             APPROXIMATE         APPROXIMATE CONSIDERATION
           WEIGHTED-AVERAGE            EXCHANGE              VALUE PER SHARE OF
            SELLING PRICE               RATIO             NOVAMETRIX COMMON STOCK*
            -------------               -----             ------------------------
               $25.00............       0.2667                     $6.67
                26.00............       0.2667                      6.93
                27.00............       0.2667                      7.20
                28.00............       0.2667                      7.47
                29.00............       0.2667                      7.73
----------------------------------------------------------------------------------------------
                30.00............       0.2667                      8.00
----------------------------------------------------------------------------------------------
                31.00............       0.2581                      8.00
----------------------------------------------------------------------------------------------
                32.00............       0.2500                      8.00
----------------------------------------------------------------------------------------------
                33.00............       0.2500                      8.25
                34.00............       0.2500                      8.50

             RESPIRONICS             APPROXIMATE         APPROXIMATE CONSIDERATION
           WEIGHTED-AVERAGE            EXCHANGE              VALUE PER SHARE OF
            SELLING PRICE               RATIO             NOVAMETRIX COMMON STOCK*
            -------------               -----             ------------------------
--------------------------------------------------------------------------------------------
                35.00............       0.2500                     8.75
--------------------------------------------------------------------------------------------
                36.00............       0.2431                     8.75
                37.00............       0.2365                     8.75
                38.00............       0.2303                     8.75
                39.00............       0.2244                     8.75
                40.00............       0.2188                     8.75

------------
* See "Fluctuations in Market Price" below.

         For example, using the above table, if the weighted-average selling price of Respironics common stock was $32.00 during the calculation period and you owned 100 shares of Novametrix common stock, you would be entitled to receive 25 shares of Respironics common stock in the merger.

         The values of Respironics common stock in the table above are illustrative only and do not represent the actual amounts per share of Novametrix common stock that might be realized by any Novametrix stockholder on or after completion of the merger. The amount any Novametrix stockholder might realize upon sale in the market of shares of Respironics common stock received in the merger will depend upon the market price per share of Respironics common stock at the time of sale, which will fluctuate depending upon any number of reasons, including those specific to Respironics and those that influence the trading prices of equity securities generally.

         Fluctuations In Market Price. Because the Respironics weighted-average selling price is an average, it is likely to be different from the actual market value of a share of Respironics common stock on the date Respironics issues shares of Respironics common stock to Novametrix stockholders. The market value of shares of Respironics common stock to be issued in exchange for each share of Novametrix common stock might actually be less than $8.00 on the date Respironics issues those shares of Respironics common stock even if the Respironics weighted average selling price is $30.00 or more.

         No Solicitation (see pages 55 through 56). Novametrix has agreed, subject to certain exceptions, that it will not solicit or knowingly encourage the initiation of any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock or similar transactions involving Novametrix or any of its subsidiaries that if consummated would constitute an "Alternative Transaction." An Alternative Transaction means:

         . any transaction pursuant to which any third party acquires more than 25% of the outstanding shares of any class of Novametrix equity securities;

         . a merger or other business combination involving Novametrix pursuant to which any third party acquires more than 25% of the outstanding equity securities of Novametrix or the entity surviving such merger or business combination;

         . any transaction pursuant to which any third party acquires or would acquire control of assets of Novametrix or any significant subsidiary; or

         . any other consolidation, business combination, recapitalization or similar transaction involving Novametrix or any of its significant subsidiaries, other than transactions contemplated by the merger agreement.

         Conditions to Completion of the Merger (see page 58). The obligations of the parties to consummate the merger are subject to the satisfaction or waiver of certain conditions before the merger will be completed. These include:

        . the effectiveness under the Securities Act of the registration statement of which this proxy statement/prospectus is a part and the SEC has not issued any stop order suspending the effectiveness of the registration statement;

        . the adoption of the merger agreement by Novametrix stockholders;

        . the receipt of regulatory approvals and authorizations including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other required regulatory approvals and authorizations;

        . the absence of any order, stay or other legal restraint of any governmental authority enjoining, prohibiting or materially adversely affecting either Respironics or Novametrix or of any written threats of any litigation or proceeding by any governmental authority which seeks to enjoin or prohibit the merger or to impose material damages on either party;

        . the absence of any legal prohibition to complete the merger; and

        . the approval for listing on the Nasdaq Stock Market of the shares of Respironics common stock issuable to Novametrix stockholders.

        The obligation of Respironics Holdings to consummate the merger is subject to the satisfaction or waiver of certain conditions before the merger will be completed. These include:

        . the accuracy of the representations and warranties made by Novametrix in the merger agreement;

        . the performance by Novametrix of its obligations under the merger agreement;

        . the receipt of executed employment agreements from William J.
          Lacourciere, Philip F. Nuzzo, Anthony Pierry and Catherine Bush (all of which have been received), which are not terminated, repudiated or breached; and

        . the receipt from Respironics' counsel of an opinion that the merger will qualify as a tax-free reorganization.

        The obligation of Novametrix to consummate the merger is subject to the satisfaction or waiver of certain conditions before the merger will be completed. These include:

        . the accuracy of the representations and warranties made by Respironics
          Holdings in the merger agreement;

        . the performance by Respironics Holdings of its obligations under the merger agreement; and

        . the receipt from Novametrix's counsel of an opinion that the merger will qualify as a tax-free reorganization.

         The merger agreement may be terminated at any time prior to the completion of the merger for various reasons. These include:

        . by mutual written consent of Respironics Holdings and Novametrix;

        . by either Respironics Holdings or Novametrix, if:

          . the merger has not been completed by June 17, 2002. However, neither party may terminate for this reason if its failure to fulfill any obligation is the reason the merger has not been completed; or

          . at any time after a final determination denying any regulatory clearance and/or approval required for the merger;

          . Novametrix stockholders have failed to adopt the merger agreement at the special meeting;

        . by Respironics Holdings, if:

          . Novametrix materially breaches any of its representations, warranties, covenants or agreements and the breach cannot be cured within a specified time period; or

          . notice of a regulatory clearance or approval from a government authority or agency is received which contains a condition which in Respironics' reasonable business judgment is adverse to the best interests of the combined entities;

        . by Novametrix, if:

          . Respironics Holdings materially breaches any of its representations, warranties, covenants or agreements and the breach cannot be cured within a specified time period;

          . the Novametrix board of directors has approved:

            . an inquiry or proposal by a third party to effect any transaction pursuant to which the third party would acquire more than 25% of the outstanding shares of any class of Novametrix equity securities;

            . a merger involving Novametrix pursuant to which any third party would acquire more than 25% of the outstanding equity securities of Novametrix or the entity surviving such merger;

            . any transaction pursuant to which any third party acquires or would control assets of Novametrix or any significant subsidiary;

            . any other consolidation, business combination, recapitalization or similar transaction involving Novametrix or any of its significant subsidiaries, other than transactions contemplated by the merger agreement;

            . after determining, upon the basis of advice of outside
              counsel that such action is necessary in order for the board to act in a manner consistent with its fiduciary obligations under applicable law; or

            . the 20-day weighted average selling price of a share of
              Respironics common stock during the calculation period is less than $30.00. However, Novametrix must exercise this right to terminate within two business days following the termination of the calculation period.

        Termination Fees and Expenses (see page 61). Novametrix must pay Respironics a fee of $3,400,000 and must pay up to $425,000 of Respironics' expenses relating to the transactions contemplated by the merger agreement, upon the first to occur of any of the following events:

        . the Novametrix board of directors fails to recommend adoption of the merger agreement to the Novametrix stockholders, or withdraws, modifies or changes its recommendation of the merger agreement in a manner adverse to Respironics or has resolved to do any of the foregoing, other than under certain circumstances permitting termination of the merger agreement by Novametrix or termination by mutual consent;

        . Novametrix terminates the merger agreement after the Novametrix board of directors approves:

            . an inquiry or proposal by a third party to effect any transaction pursuant to which the third party would acquire more than 25% of the outstanding shares of any class of Novametrix equity securities;

            . a merger involving Novametrix pursuant to which any third party would acquire more than 25% of the outstanding equity securities of Novametrix or the entity surviving such merger;

            . any transaction pursuant to which any third party acquires or would control assets of Novametrix or any significant subsidiary;

            . any other consolidation, business combination, recapitalization or similar transaction involving Novametrix or any of its significant subsidiaries, other than transactions contemplated by the merger agreement;

            after determining, upon the basis of advice of outside counsel that such action is necessary in order for the board to act in a manner consistent with its fiduciary obligations under applicable law; or

        . Novametrix executes and delivers an agreement for, or the Novametrix board of directors approves, within 12 months following the termination of the merger agreement, other than termination under certain circumstances permitting termination by Novametrix or termination by mutual consent, a transaction involving:

          . a merger or consolidation or any similar transaction involving
            Novametrix or any of its significant subsidiaries;

          . a purchase, lease or other acquisition of all or substantially all of the assets of Novametrix or any of its significant subsidiaries; or

          . a purchase or other acquisition of securities representing 30% or more of the voting power of the common stock of Novametrix or any of its significant subsidiaries.

        Except as described above, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated.

Board of Directors Recommendation to Novametrix Stockholders (see page 30)

        The Novametrix board of directors has approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and has determined that the merger and the merger agreement are advisable, fair to and in the best interests of Novametrix and its stockholders. The Novametrix board of directors recommends that you vote FOR the adoption of the merger agreement at the special meeting.

Opinion of Novametrix's Financial Advisor (see page 33)

        Among other factors that the Novametrix board of directors considered in deciding to approve the merger, the Novametrix board of directors received and considered an opinion from its financial advisor, SunTrust Robinson Humphrey, as to the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Novametrix common stock. We have attached to this proxy statement/prospectus as Annex B the full text of SunTrust Robinson Humphrey's written opinion, dated December 17, 2001. You should read this opinion completely to understand the assumptions made, matters considered and limitations on the review undertaken by SunTrust Robinson Humphrey in providing its opinion. SunTrust Robinson Humphrey's opinion is addressed to the Novametrix board of directors and does not constitute a recommendation to any stockholder with respect to any matter relating to the proposed merger.

The Novametrix Special Meeting (see page 47)

        The special meeting of Novametrix stockholders will be held at [   ],
Eastern Standard Time, on March [ ], 2002 at [    ] unless adjourned or
postponed to a later date.

        At the special meeting, we will ask the holders of shares of Novametrix common stock to:

        . adopt the merger agreement; and

        . conduct any other business properly brought before the meeting, including any adjournments or postponements of the special meeting, if necessary.

Vote Required to Adopt the Merger Agreement (see page 48)

        Novametrix stockholders will vote on a proposal to adopt the merger agreement. Adoption of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Novametrix common stock.

The Voting Agreements (see page 63)

        Certain stockholders of Novametrix, including the directors and executive officers of Novametrix, representing approximately 9.8% of the voting power of Novametrix shares as of January 15, 2002, have entered into voting agreements with Respironics in which they agreed to vote in favor of adoption of the merger agreement. We have attached a copy of the form of the voting agreement as Annex C to this proxy statement/prospectus.

Interests of Certain Persons in the Merger (see page 45)

        In addition to their interests as stockholders, the directors and executive officers of Novametrix may have interests in the merger that are different from, or in addition to, your interests. These interests exist because of rights they may have under individual employment agreements, compensation arrangements, or benefit and bonus plans. These interests include:

        . the payment to certain executive officers of Novametrix of a success bonus upon completion of the merger and the acceleration of vesting of stock options held by the executive officers;

        . the payment to each director of Novametrix of special compensation of $25,000 in recognition of their services to Novametrix, including in connection with the proposed merger, and additional grants of stock options representing 15,000 shares of Novametrix common stock to each director and the acceleration of vesting of stock options held by the directors; and

        . the continuance of directors' and officers' liability insurance, rights of indemnification and advancement of expenses, in each case, for the benefit of current and former Novametrix directors and executive officers.

        In addition, Novametrix and Respironics have entered into employment agreements dated as of December 14, 2001 with each of William J. Lacourciere, Chairman of the Board and Chief Executive Officer of Novametrix, and Philip F. Nuzzo, Vice President of Product and Business Development of Novametrix. Each of these employment agreements provides for continued employment of the employee following completion of the merger.

        The members of the Novametrix board of directors knew of these additional interests and considered them when they approved the merger.

Stock Market Listing (see page 42)

        Respironics expects to receive authorization, subject to notice of issuance, from the Nasdaq Stock Market for the listing of the shares of Respironics common stock to be issued to Novametrix stockholders in connection with the merger.

Material United States Federal Income Tax Consequences of the Merger (see page
42)

        The parties have structured the merger so that in general, Respironics, Respironics Holdings, Novametrix and their respective stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the merger, except with respect to cash received by Novametrix stockholders in lieu of fractional shares. It is a condition to the merger that Novametrix and Respironics receive legal opinions to this effect from their respective tax counsel.

        The tax consequences of the merger to you will depend on the specific facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you of the merger.

Accounting Treatment (see page 44)

        The merger will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, the cost to acquire Novametrix will be allocated by Respironics to the tangible assets acquired and liabilities assumed based on their fair values, with any excess being treated as goodwill and other intangible assets.

No Appraisal Rights (see page 44)

        Under Delaware law, Novametrix stockholders will not be entitled to exercise dissenter's or appraisal rights or to demand payment for their shares in connection with the merger.

Material Differences Between Rights of Holders of Common Stock of Respironics and Novametrix (see page 73)

        Novametrix stockholders, whose rights are currently governed by the Novametrix certificate of incorporation, by-laws, stockholder rights plan and Delaware law, will, upon completion of the merger, become stockholders of Respironics, and their rights will be governed by Respironics' certificate of incorporation, by-laws, stockholder rights plan and Delaware law.

                                FINANCIAL SUMMARY

Market Price Data

        Novametrix common stock is traded on the Nasdaq Stock Market under the symbol "NMTX". Respironics common stock is traded on the Nasdaq Stock Market under the symbol "RESP". The following table presents:

        . the 20-day weighted average selling price or last reported sale price, as applicable, of one share of Respironics common stock, as reported on the Nasdaq Stock Market;

        . the 20-day weighted average selling price or last reported sale price, as applicable, of one share of Novametrix common stock, as reported on the Nasdaq Stock Market; and

        . the value of the consideration to be paid for one share of Novametrix common stock on an equivalent per share basis;

in each case on December 11, 2001, the last full trading day prior to Novametrix's announcement that it was involved in negotiations with a potential acquiror, on December 18, 2001, the last full trading day prior to the public announcement of the execution of the merger agreement, and on February [_], 2002, the last full trading day prior to the printing of this proxy statement/prospectus, and assuming that the merger had been completed on these dates. The equivalent per share data for Novametrix common stock has been determined by multiplying the 20-day weighted average selling price or last reported sale price, as applicable, of one share of Respironics common stock on each of these dates by the applicable exchange ratio.

                                                                                       Value of Consideration To
                                               Respironics          Novametrix           Be Paid Per Share of
                                               Common Stock        Common Stock         Novametrix Common Stock
                                             ------------------  -------------------  ----------------------------
20 day weighted average selling price on
December 11, 2001                                 $31.65              $6.87                      $8.00

20 day weighted average selling price on
December 18, 2001                                  32.10               7.19                       8.03

20 day weighted average selling price on
February [_],2002                                [______]           [______]                   [______]



        As of February [_], 2002, there were approximately [_] record holders of Novametrix common stock.

        In addition, Novametrix has Class B Warrants that trade on the Nasdaq Stock Market under the symbol "NMTXZ". The Class B Warrants are each exercisable for one share of Novametrix common stock at an exercise price of $5.85 and are scheduled to expire on March 8, 2002. The Class B Warrants are callable by Novametrix under specified circumstances.

        Neither Respironics nor Novametrix has historically paid dividends on its common stock. Following the merger, the declaration of dividends will be at the discretion of the Respironics board of directors. However, Respironics expects to retain its earnings for the development and expansion of its business, including acquisitions, and the repayment of indebtedness and does not anticipate paying dividends on Respironics common stock in the foreseeable future.

                SELECTED HISTORICAL FINANCIAL DATA OF RESPIRONICS

         We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. We derived the historical financial information from the audited financial statements of Respironics for its fiscal years ended June 30, 1997 through 2001 and the unaudited financial statements of Respironics for the three months ended September 30, 2001 and 2000. It is Respironics' opinion that the unaudited financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the periods. All information is presented in accordance with accounting principles generally accepted in the United States. The results of Respironics' operations for the three months ended September 30, 2001 and 2000 are not necessarily indicative of the results of operations for a full year.

         The following financial information is only a summary. You should read it together with the historical financial statements and related notes contained in this proxy statement/prospectus and in the annual reports and other information that Respironics has filed with the SEC and incorporated by reference into this proxy statement/prospectus. We have listed the documents incorporated by reference under the heading "Where You Can Find More Information" on page 84.

                           September 30
                        Three Months Ended                                    Year Ended June 30
                        ------------------           ------------------------------------------------------------------------
For Period Ended:       2001          2000           2001          2000              1999              1998              1997
                        ----          ----           ----          ----              ----              ----              ----
Net Sales           $107,408,622  $ 92,064,204  $422,437,862  $368,184,110      $357,570,743      $351,576,443      $314,541,736

Income Before
Income Taxes,
Restructuring
Charges and
Credits, Merger
Related Costs,
and Other
Non-Recurring
Costs                 13,427,521    10,484,421    54,724,453    37,771,787        40,870,564        45,265,565        46,134,246

Net Income (Loss)      8,102,166     6,290,652    33,571,284     5,752,284 (1)    23,061,484 (2)    (1,824,734) (3)   26,424,752 (3)

Net Income (Loss)
Per Share:
    Basic                   0.27          0.21          1.12          0.19 (1)          0.73 (2)         (0.06) (3)         0.84 (3)
    Diluted                 0.26          0.21          1.09          0.19 (1)          0.72 (2)         (0.06) (3)         0.82 (3)
Cash dividends on
  common stock                 -             -             -             -                 -                 -                 -

At Period End:

Total Assets         372,651,861   355,912,108   367,948,463   352,576,515       343,585,401       318,319,926       294,769,375
Working Capital      182,648,151   157,639,343   171,984,630   155,094,890       155,336,082       137,549,761       110,565,838
Long Term
Obligations           79,917,541   107,831,563    80,055,378   108,095,093        99,374,180        69,316,177        48,984,933
Stockholders'
Equity               245,172,150   197,023,539   235,268,148   191,105,893       194,521,446       200,839,893       191,055,716

(1) Includes the impact of restructuring charges, an addition to the allowance for doubtful accounts, and a one-time reduction in income tax expense. These costs reduced net income by $19,611,000 ($0.66 per share) in fiscal year 2000.

(2) Includes the impact of an addition to the allowance for doubtful accounts and restructuring charges. These costs reduced net income by $4,449,000 ($0.14 per share) in fiscal year 1999.

(3) Includes the impact of merger charges and costs associated with an unsolicited offer by another company to acquire Healthdyne Technologies, Inc. (which merged with Respironics, Inc. in February 1998). These costs reduced net income by $29,095,000 ($0.88 per share) in fiscal year 1998 and $1,289,000 ($0.04 per share) in fiscal year 1997.

                SELECTED HISTORICAL FINANCIAL DATA OF NOVAMETRIX

          The selected annual historical consolidated financial data of Novametrix presented below was derived from Novametrix's audited annual consolidated financial statements. The selected interim historical consolidated financial data was derived from Novametrix's unaudited condensed consolidated financial statements. The selected consolidated financial data is not necessarily indicative of results to be expected for any future period and should be read in conjunction with Novametrix's consolidated financial statements and Novametrix's "Management's Discussion and Analysis of Financial Condition and Results of Operations," each incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 84.

                           Six Months Ended                                         Fiscal Year Ended
                           ----------------        --------------------------------------------------------------------
                       October 28,     October       April 29,    April 30,       May 2,         May 3       April 27,
For Period Ended           2000          2001        2000 (1)    2000 (2)(3)       1999           1998        1997 (4)
                           ----          ----        --------    -----------       ----           ----        --------
Net sales              $24,789,011   $26,126,855   $54,682,263   $43,682,223   $32,864,673    $31,561,144   $28,253,750
Income before income
  taxes, accounting
  changes and non-
  recurring expenses     2,670,283     2,562,196     5,208,931     3,654,155     2,870,367      3,951,598     3,073,469
Net income               1,722,283     1,653,196       618,677     2,241,281     2,066,667      2,903,598     4,923,559
Net income per share
  Basic                       0.20          0.19          0.07          0.28          0.25           0.35          0.70
  Diluted                     0.19          0.19          0.07          0.27          0.24           0.31          0.59
Cash dividends on
  common stock                   -             -             -             -             -              -             -

At period end
Total assets            44,947,094    53,399,616    49,331,960    47,150,667    35,975,874     31,001,896    27,224,432
Working capital         18,304,779    17,828,858    16,954,750    17,520,691    15,233,539     18,602,648    10,831,127

Long-term debt, less
current portion          2,060,000     4,580,000     3,320,000     5,850,601     2,254,071         90,881       782,275
Redeemable
  preferred stock                -             -             -             -             -              -     1,000,000
Stockholders' equity    33,088,717    32,025,335    31,113,693    30,265,822    24,655,944     27,032,439    18,109,926

  ----------------------

(1) Fiscal 2001 includes a reduction in income before income taxes and non-recurring expenses of $4,249,883 from restructuring and other charges recorded during the fourth quarter. Net income for fiscal 2001 was reduced by $2,741,117, or $0.31, per basic and diluted share.

(2) Fiscal 2000 includes a reduction in first quarter earnings of $223,544, or $.03 per basic and diluted share, from the cumulative effect of a change in accounting principle. Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", was adopted by the Company on May 3, 1999 and required that start-up costs previously capitalized be written-off and future startup costs be expensed as incurred.

(3) Reflects the acquisition of Children's Medical Ventures, Inc. on June 30, 1999.

(4) Fiscal 1997 includes income tax benefits of $4,030,000, or $0.58 per basic share and $0.49 per diluted share, as a result of a reduction in the Company's net deferred tax asset valuation allowance. Net income also includes non-recurring expenses of $2,149,910, or $0.31 per basic share and $0.26 per diluted share, pertaining to an attempted merger and related proxy contest.

                  SELECTED RESPIRONICS AND NOVAMETRIX UNAUDITED
                        PRO FORMA COMBINED FINANCIAL DATA

         The following unaudited pro forma combined condensed financial information sets forth the combined results of operations for the fiscal year ended June 30, 2001 and the quarter ended September 30, 2001, as if the merger had occurred at the beginning of the periods stated, and the financial position as of September 30, 2001 as if the merger had occurred as of that date. Novametrix has a fiscal year end, ending on the Sunday closest to April 30, which differs from Respironics' June fiscal year end, and accordingly the companies' fiscal quarters also end on different dates. In order to develop unaudited pro forma combined condensed financial statements using Respironics' fiscal year and quarter end dates, Respironics' September 30, 2001 unaudited balance sheet was combined with Novametrix's October 28, 2001 unaudited balance sheet, Respironics' quarter ended September 30, 2001 unaudited income statement was combined with Novametrix's quarter ended October 28, 2001 unaudited income statement, and Respironics' fiscal year end June 30, 2001 income statement was combined with Novametrix's fiscal year end April 29, 2001 income statement.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the merger had been consummated at the beginning of the periods stated, nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Condensed Financial Data" on page 68 for additional information.

                      (In Thousands, Except Per Share Data)

                                                                                                Fiscal Year
                                                                        Quarter Ended              Ended
                                                                     September 30, 2001        June 30, 2001
                                                                    ----------------------     ---------------
    Income Statement Data:

        Net Sales                                                          $118,931              $477,120

        Income Before Income Taxes and Restructuring Charges                 14,176                58,180

        Net Income                                                            8,606                33,049

        Diluted Net Income Per Share                                           0.25                  0.99

    Balance Sheet Data (End of Period)

        Total Assets                                                        469,462

        Working Capital                                                     196,953

        Long Term Obligations                                                81,978

        Stockholders' Equity                                                335,348

                      UNAUDITED COMPARATIVE PER SHARE DATA

         The following table sets forth certain historical and pro forma per share data of Respironics and certain historical and pro forma equivalent per share data of Novametrix. The pro forma combined and pro forma equivalent data is based upon an exchange ratio of 0.2667 shares of Respironics common stock for each share of Novametrix common stock outstanding immediately prior to the merger. The pro forma equivalent data for Novametrix is calculated by multiplying the Respironics pro forma combined amounts by the exchange ratio. The following data is presented for informational purposes only and is not necessarily indicative of the results that actually would have occurred if the merger had been in effect during the periods presented nor is such data necessarily indicative of future operating results or financial position. We cannot assure you that the actual exchange ratio will be equivalent to the exchange ratio assumed for the purposes of this table. See "Summary-The Merger Agreement" on page 7 for more information regarding the exchange ratio.

         The information set forth below should be read in conjunction with the selected historical financial data of Respironics and Novametrix included elsewhere in this proxy statement/prospectus. See "Financial Summary - Selected Historical Financial Data of Respironics" on page 16, "Financial Summary - Selected Historical Financial Data of Novametrix" on page 17 and "Where You Can Find More Information" on page 84.

                                                      Three months ended            Fiscal year ended
                                                      September 30, 2001              June 30, 2001
                                                    ------------------------     ------------------------
         Respironics:

         Net income per common share
              Historical                                   $  0.26                       $ 1.09
              Pro forma combined                              0.25                         0.99

         Cash dividend

              Historical                                       -0-                          -0-
              Pro forma combined                               -0-                          -0-

         Book value per share at end of period
              Historical                                      8.05                         7.75
              Pro forma combined                             10.22                         9.86

         Novametrix:

         Net income per common share
              Historical                                      0.09                         0.07
              Pro forma equivalent                            0.07                         0.26

         Cash dividend
              Historical                                       -0-                          -0-
              Pro forma equivalent                             -0-                          -0-

         Book value per share at end of period
              Historical                                      3.77                         3.57
              Pro forma equivalent                            2.73                         2.64

                     HISTORICAL MARKET PRICES AND DIVIDENDS

         Novametrix common stock trades on the Nasdaq Stock Market under the symbol "NMTX". Respironics common stock trades on the Nasdaq Stock Market under the symbol "RESP". The following table sets forth, for the periods indicated, the range of high and low sales price per share for Novametrix common stock and Respironics common stock on the Nasdaq Stock Market, based on published financial sources. No dividends were paid by Novametrix or Respironics during any period indicated below. For current price information, Novametrix stockholders are urged to consult publicly available sources.

                                                       Novametrix Common Stock          Respironics Common Stock
                                                       -----------------------          ------------------------

                                                      High Sale         Low Sale       High Sale         Low Sale
                                                      ---------         --------       ---------         --------
Fiscal 2002 (1)
    July 2001-September 2001 ........................     $7.10             $5.12          $37.00          $27.75
    October 2001-December 2001 ......................      8.25              5.98           37.05           30.54
    January 2002-February [_], 2002 .................    [____]            [____]          [____]          [____]

Fiscal 2001 (1)
    July 2000-September 2000 ........................     $7.25             $5.38          $19.13          $16.25
    October 2000-December 2000 ......................      6.13              3.50           34.00           15.69
    January 2001-March 2001 .........................      5.50              3.88           30.75           22.94
    April 2001-June 2001 ............................      6.35              4.06           35.13           26.19

Fiscal 2000 (1)
    July 1999-September 1999 ........................     $5.19             $3.19          $15.13          $ 8.13
    October 1999-December 1999 ......................      5.88              3.00            8.69            7.50
    January 2000-March 2000 .........................      8.50              4.31           15.94            7.94
    April 2000-June 2000 ............................      6.97              4.63           18.00           11.25

(1) Data conformed to Respironics' fiscal years. Novametrix's fiscal year ends on the Sunday closest to April 30 of each year.

         The following table sets forth for the periods indicated the range of high and low sales price per share for the Respironics common stock and Novametrix common stock on the Nasdaq Stock Market, based on published financial sources, respectively, on December 11, 2001, the last full trading day prior to Novametrix's announcement that it was involved in negotiations with a potential acquiror, on December 18, 2001, the last full trading day prior to the public announcement of the execution of the merger agreement, and on February [_], 2002, the last full trading day prior to the printing of this proxy statement/prospectus.

                                       Novametrix Common Stock                   Respironics Common Stock
                                       -----------------------                   ------------------------

                                    High Sale             Low Sale             High Sale            Low Sale
                                    ---------             --------             ---------            --------
   December 11, 2001                 $7.39                $7.23                 $32.75              $31.36
   December 18, 2001                  7.58                 7.40                  35.00               34.26
   February [_], 2002

                                  RISK FACTORS

     By voting to adopt the merger agreement, Novametrix stockholders will be choosing to invest in Respironics common stock. An investment in Respironics common stock involves risk. In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should carefully consider the following risk factors before deciding whether to vote for the merger. If any of the following risks actually occurs, the business and prospects of the combined Respironics and Novametrix may be adversely affected. In such case, the trading price of Respironics common stock could decline and you could lose all or part of your investment.

Risks Related to the Merger

     The dollar value of the consideration that Novametrix stockholders will receive in the merger may decrease between now and the completion of the merger due to changes in the market value of Respironics common stock.

     The exchange ratio is based on the market price for Respironics common stock and will not be determined until shortly before the completion of the merger.

     The market prices for the Respironics common stock cannot be predicted and you should obtain current market quotations of the Respironics common stock, which is listed on the Nasdaq Stock Market under the symbol "RESP".

     The exchange ratio will be determined at the time of the merger as follows:

     . If Respironics' weighted average stock price is above $35.00 during the 20-day trading period ending three days prior to the closing of the merger, Novametrix stockholders will receive Respironics common stock in an amount equal to $8.75 per Novametrix share.

     . If Respironics' weighted average stock price is between $32.00 and $35.00 during the 20-day trading period ending three days prior to the closing of the merger, Novametrix stockholders will receive 0.25 shares of Respironics common stock for each share of Novametrix common stock, resulting in an amount between $8.00 and $8.75 per Novametrix share.

     . If Respironics' weighted average stock price is between $30.00 and $31.99 per share during the 20-day trading period ending three days prior to the closing of the merger, Novametrix stockholders will receive Respironics common stock in an amount equal to $8.00 per Novametrix share.

     . If Respironics' weighted average stock price is below $30.00 per share during the 20-day trading period ending three days prior to the closing of the merger, Novametrix stockholders will receive 0.2667 shares of Respironics common stock for each share of Novametrix common stock, unless Novametrix exercises its right to terminate the merger.

     Because the exchange ratio will not be determined until the third trading day before the completion of the merger, if you wish to vote by proxy and have your vote counted at the special meeting, you will have to decide whether or not to vote for adoption of the merger agreement and the issuance of Respironics shares in the merger before knowing the actual exchange ratio. Changes in the price of Respironics common stock between the date of this proxy statement/prospectus and the third trading day before the closing of the merger may cause the actual exchange ratio to vary significantly. The actual market value of a share of Respironics common stock at the time of the closing of the merger could be substantially different, including substantially less, than the Respironics weighted average stock price during the 20-day period ending three days prior to the closing of the merger. Because the date the merger is completed will be later than the date of the special meeting, Novametrix stockholders will not necessarily know the market value of the combined Respironics common stock that they will receive in the merger at the time they vote on the merger. See "The Merger Agreement - Merger Consideration" in the Summary on pages 7 through 9.

     The risk of failing to successfully integrate Respironics and Novametrix may result in the combined companies not achieving the anticipated potential benefits of the merger.

     The merger involves the combination of two companies that have previously operated independently. Among the factors considered by the Respironics board of directors and the Novametrix board of directors in connection with their approval of the merger agreement were the opportunities for operating efficiencies that they expect will ultimately result from the merger. The integration of the companies' operations following the merger will require the dedication of management resources in order to achieve the anticipated operating efficiencies of the merger. While Respironics and Novametrix expect to achieve savings in operating costs as a result of the merger, we cannot assure you that difficulties encountered in integrating the operations of Respironics and Novametrix will be overcome or that the benefits expected from such integration will be realized. The difficulties of combining the companies' operations include the necessity of coordinating geographically separated organizations, integrating personnel with diverse business backgrounds and combining different corporate cultures. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of either or both of the combined companies' businesses. The diversion of management's attention and any difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, revenues, level of expenses and operating results of the combined companies.

     Respironics and Novametrix may not achieve the benefits they expect from the merger.

     Respironics and Novametrix entered into the merger agreement with the expectation that the merger will result in significant benefits to the combined companies. Achieving the benefits of the merger depends on the timely, efficient and successful execution of a number of post-merger events. Key events include:

     . offering the existing products and services of each company to the other company's customers; and

     . developing new products and services for both companies' respective customers.

     The execution of these post-merger events will involve risk and may not be successful.

     Existing products and services. Respironics initially intends to offer each company's products and services to the customers of the other company. We cannot assure you that either company's customers will have any interest in the other company's products and services. The failure of these cross-marketing efforts would diminish the synergies expected to be realized by the merger.

     New products and services. Respironics intends to develop new products and services. We cannot assure you that Respironics will be able to overcome the technological, market-driven or other obstacles in developing new products and services, or that there will be a market for any new products or services developed by Respironics after the merger.

     Respironics and Novametrix cannot offer you any assurances that they can successfully integrate or realize the anticipated benefits of the merger. A failure to do so could adversely affect the combined companies' business, financial condition and operating results or could result in the loss of key personnel or customers. In addition, the diversion of management's attention from other important issues could adversely affect the combined companies.

     The market price of Respironics common stock may decline as a result of the merger.

     The market price of Respironics common stock may decline as a result of the merger for a variety of reasons, including if:

     .    the integration of Respironics and Novametrix is unsuccessful;

     . Respironics does not achieve the perceived benefits of the merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or

     . the effect of the merger on Respironics' financial results is not consistent with the expectations of financial or industry analysts.

     If the merger does not occur, Respironics will not benefit from the expenses it has incurred in the pursuit of the merger.

     Failure to complete the merger could negatively impact Novametrix's stock price and future business and operations.

     If the merger is not completed for any reason, Novametrix may be subject to a number of material risks, including the following:

     . Novametrix may be required to pay Respironics a fee of $3,400,000, plus up to $425,000 of Respironics' expenses relating to the merger;

     . the price of Novametrix common stock may decline to the extent that the current market price of Novametrix common stock reflects a market assumption that the merger will be completed; and

     . expenses related to the merger must be paid even if the merger is not completed and Novametrix will not benefit from the expenses it has incurred in the pursuit of the merger.

     In addition, Novametrix customers and suppliers may, in response to the announcement of the merger, delay or defer decisions concerning Novametrix or cease doing business with Novametrix. Any delay in or deferral of those decisions by Novametrix customers or suppliers or any decision by Novametrix customers or suppliers to cease doing business with Novametrix could have a significant adverse effect on Novametrix, regardless of whether the merger is ultimately completed. Similarly, current and prospective Novametrix employees may experience uncertainty about their future roles with Respironics until Respironics' strategies with regard to Novametrix are announced or executed. This may adversely affect Novametrix's ability to attract and retain key management, sales, marketing and technical personnel.

     Further, if the merger agreement is terminated and Novametrix's board of directors determines to seek another merger or business combination, it is not certain that Novametrix will be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid in the merger. Also, while the merger agreement is in effect, Novametrix is generally prohibited from soliciting, initiating, encouraging or entering into extraordinary transactions, such as a merger, sale of assets or other business combination, with any other party.

     The historical earnings of Respironics will be diluted by the merger.

     The merger and the transactions contemplated thereby have a dilutive effect on Respironics' historical net income per share on a pro forma combined basis for the year ended June 30, 2001 and the three months ended September 30, 2001. The "Unaudited Pro Forma Combined Condensed Statements of Income" on pages 68 through 72 illustrate the effect of the merger on historical net income per share for the year ended June 30, 2001 and the three months ended September 30, 2001. On a historical basis for Respironics, net income per share was $1.09 for the year ended June 30, 2001 and $0.26 for the three months ended September 30, 2001, as compared to $0.99 and $0.25 for the year ended June 30, 2001 and the three months ended September 30, 2001, respectively, on a pro forma basis for the combined companies, assuming an exchange ratio of 0.2667.

     Substantial sales of Respironics common stock could occur after the merger and cause fluctuations in the market price of the stock.

     After the merger and assuming the conversion of the _______ shares of Novametrix common stock outstanding on the Novametrix record date to shares of Respironics common stock, approximately ________ of the shares of Respironics common stock issued to Novametrix stockholders will be freely tradable and an additional _______ shares of Respironics common stock will be tradable under Rules 144 and 145 under the Securities Act. As a result, substantial sales of Respironics common stock could occur after the merger, including sales by those

     Novametrix stockholders and current Respironics stockholders. Sales of a substantial number of such shares of Respironics common stock could adversely affect or cause substantial fluctuations in the market price of Respironics common stock and impair Respironics' ability to raise additional capital through the sale of its equity securities.

     The market prices of Respironics common stock and Novametrix common stock are, and are expected to continue to be, subject to significant fluctuations in response to variations in quarterly operating results, announcements of products and developments by competitors, trends in the health care industry in general and the medical device industry in particular, and certain other factors beyond the control of Respironics and Novametrix.

     The combined companies will be dependent on key personnel.

     The success of the combined companies is dependent upon the retention, training and management of qualified employees, including key employees. Competition for qualified sales, technical and other personnel is intense, and we cannot assure you that the combined companies will be able to attract, assimilate or retain highly qualified employees in the future. If the combined companies are unable to retain and hire such personnel, its business, operating results and financial condition may be adversely affected. Additions of new and departures of existing personnel, particularly in key positions, can be disruptive and have a material adverse effect on the combined companies' business, operating results and financial condition. See "The Merger - Interests of Certain Persons in the Merger - Employment Agreements" on pages [ ] through
[ ] for a description of employment agreements to be entered into in connection with the merger.

Risks Related to the Combined Businesses of Respironics and Novametrix

     Pricing pressure and health care reform may adversely affect the combined business.

     The health care industry in the United States is experiencing a period of extensive change. Changes in the law or new interpretations of existing laws may affect the definition of permissible or impermissible activities, the relative costs associated with doing business, the extent of coverage and the amount of reimbursement by both government and third party payors. In addition, economic forces, regulatory influences and political initiatives are subjecting the health care industry to fundamental change. The health care industry is experiencing market-driven reforms from forces within the industry that are exerting pressure on health care companies to reduce health care costs. These market-driven changes are resulting in industry-wide consolidation that may increase the downward pressure on health care product margins, as larger buyer and supplier groups exert pricing pressure on providers of medical devices and other health care products. The ultimate timing or effect of legislative efforts and market driven reforms cannot be predicted, and may impact the business of the combined companies. We cannot assure you that any such efforts or reforms will not have an adverse effect on the business, results of operations or financial condition of the combined companies.

     The combined companies will be dependent on third parties.

     The businesses of Respironics and Novametrix depend upon relationships with durable medical equipment manufacturers and distributors, hospitals, hospital groups, purchasing organizations, physicians, physician groups, home health care organizations, long-term care facilities, and other institutional health care providers. We cannot assure you that the combined companies will be able successfully to maintain and develop these third party relationships, or that certain relationships will not be adversely affected by the merger. The loss of or damage to existing relationships, or the failure to continue to develop relationships of these kinds, could have a material adverse effect on the business, results of operations and financial condition of the combined companies after the merger.

     The businesses of Respironics and Novametrix are also dependent to a large extent upon the ability of customers to obtain adequate reimbursement from third party payors, such as government and private insurance programs, for reselling and renting products and performing procedures using the products of the two companies. Governmental initiatives focused on achieving cost-effective health care delivery could adversely affect the business of the combined companies.

     Managed care organizations have grown substantially in terms of the percentage of the population in the United States that receives medical benefits through such organizations. In addition, these organizations are continuing to consolidate, and such consolidation may increase the ability of such organizations to influence the practices and pricing involved in the purchase of medical devices, including those sold by the combined companies after the merger.

     The cost and uncertainty of regulatory compliance may adversely affect the combined business.

     The business, financial condition and results of operations of the combined business could be materially and adversely affected by any of the following events, circumstances or occurrences related to the regulatory process:

     . delays in initiating or completing clinical trials or in the receipt of regulatory approvals;

     .    the failure to obtain regulatory approvals for products;

     . significant limitations in the indicated uses for which approved products may be marketed; or

     .    substantial costs incurred in obtaining such approvals.

     There has been a trend in recent years both in United States and outside the United States toward more stringent regulation of, and enforcement of requirements applicable to, medical device manufacturers. At the present time, there are no meaningful indications that this trend will change in the near term or the long-term, either in the United States or abroad.

     The uncertainty related to patents and proprietary rights may adversely affect the combined business.

     The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights. Companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. While Novametrix and Respironics periodically review the scope of their patents and other relevant patents of which they are aware, the question of patent infringement involves complex legal and factual issues. Any conclusion regarding infringement may not be consistent with the resolution of any such issues by a court. We cannot assure you that the business, results of operations or the financial condition of the combined companies will not suffer an adverse impact as a result of intellectual property claims that may be commenced against the combined companies in the future.

     The combined companies will be subject to intense competition, as technology and markets are changing rapidly.

     The medical device industry is characterized by rapidly evolving technology and increased competition. Competitors of Respironics and Novametrix include large medical companies, some of which have greater financial and technical resources and broader product lines than Respironics and Novametrix, even on a combined basis. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by Respironics and Novametrix. Some of these competitors may have greater capital resources, research and development staffs and experience in the medical device industry. We cannot assure you that some of these competitors will not succeed in developing technologies and products that are more effective than those currently used, produced or sold by Respironics and Novametrix or that would render some products offered by Respironics and Novametrix obsolete or non-competitive.

     The combined companies will be dependent upon new product development.

     As existing products of Respironics and Novametrix become more mature and their existing markets become more crowded, the importance to the combined companies after the merger of developing or acquiring new products will increase. The development of any such products will entail considerable time and expense, including research and development costs or acquisition costs and the time and expense required to obtain necessary regulatory approvals. We cannot assure you that such development activities will yield products that can be commercialized profitably or that any product acquisitions can be consummated on commercially reasonable terms or at all. Any failure to acquire or develop new products to supplement more mature products could have an adverse effect on the business, results of operations and financial condition of the combined companies.

     Product liability exposure may adversely affect the combined business.

     Because many of the products of both Respironics and Novametrix are intended to be used in health care settings on patients who may be seriously or critically ill, both companies are exposed to potential product liability claims. Although both companies currently maintain significant levels of product liability insurance coverage and Respironics plans to continue such coverage after the merger, we cannot assure you that such product liability insurance will continue to be available or that product liability claims will not have an adverse effect on the business, results of operations or financial condition of the combined companies.

     Respironics and Novametrix produce and sell their products internationally which subjects the combined business to risks of transacting business in foreign countries.

     Because sales of products by Respironics and Novametrix are often made outside the United States and Respironics has foreign manufacturing operations in the Peoples Republic of China and the Philippines, the international revenue of the combined companies and the cost of goods sold are subject to the following risks:

     .    foreign currency fluctuations;

     .    economic or political instability;

     .    foreign tax laws;

     .    shipping delays;

     .    various tariffs and trade regulations;

     .    restrictions and foreign medical regulations;

     .    customs duties, export quotas or other trade restrictions; and

     .    difficulty in protecting intellectual property rights.

     Any of these factors could adversely affect the business, financial condition and results of operations of the combined companies.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain forward-looking statements in this document are subject to risks and uncertainties. These statements may be made directly in this document or may be "incorporated by reference" from other documents filed with the SEC. Forward-looking statements include information regarding synergies, efficiencies, cost savings, revenue enhancements, projected funds from operations, asset portfolios and the timetable for completion of the merger.

     Forward-looking statements in this document or those documents incorporated by reference also include, among other things, statements regarding the intent, belief or expectations of Respironics or Novametrix and frequently can be identified by the use of words such as "may," "will," "should," "believes," "expects," "anticipates," "intends," "estimates" and other comparable terms. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You should understand that the following important factors, in addition to those risk factors discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of Respironics, Novametrix, and the combined companies after completion of the merger, and could cause actual results or other outcomes to differ materially from those expressed in our forward-looking statements:

     . competitive pressures among health care products manufacturers, distributors and service providers may increase significantly;

     . general economic or business conditions, either internationally, nationally or in the states in which Respironics or Novametrix are doing business, may be less favorable than expected resulting in, among other things, a reduced demand for health care products and services;

     . legislative or regulatory changes may adversely affect the business of Respironics or Novametrix; and

     .    changes may occur in the securities markets.

     All subsequent written and oral forward-looking statements attributable to Respironics, Novametrix or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Respironics nor Novametrix undertakes any obligation to release publicly any revisions to the forward-looking statements in this proxy statement/prospectus to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                                   THE MERGER

     The discussion in this proxy statement/prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus.

General

     Novametrix is furnishing this proxy statement/prospectus to you in connection with the solicitation of proxies by the Novametrix board of directors for use at the special meeting of Novametrix stockholders to be held on March [ ], 2002, and at any adjournments or postponements of the special meeting. Respironics is furnishing this proxy statement/prospectus to you in connection with its offer to issue shares of Respironics common stock in exchange for your shares of Novametrix common stock.

     At the special meeting, you will be asked to vote upon a proposal to adopt the Agreement and Plan of Merger dated as of December 17, 2001 by and between Novametrix and Respironics Holdings, Inc., a subsidiary of Respironics.

Background of the Merger

     The Novametrix board of directors, as part of its ongoing oversight and planning functions, has from time to time considered various financial and other alternatives that might be available to increase the value of Novametrix to its stockholders. In connection with these ongoing reviews, the Novametrix board of directors met during the spring of 2001 to assess various possible strategic alternatives available to Novametrix to increase stockholder value, including a sale or business combination or the continued operation of Novametrix as a stand alone entity under its then current business plan.

     At a meeting of the Novametrix board of directors held in March 2001, SunTrust Robinson Humphrey presented its preliminary analysis of strategic alternatives available to Novametrix. SunTrust Robinson Humphrey discussed with the Novametrix board of directors its preliminary views on an appropriate valuation of Novametrix and its analysis of other related matters. Following these discussions, the Novametrix board of directors directed SunTrust Robinson Humphrey to undertake a more detailed valuation analysis and to undertake with Novametrix management the identification of third parties who might have an interest in acquiring Novametrix. Novametrix's management and SunTrust Robinson Humphrey then identified a number of third parties who might have an interest in acquiring Novametrix.

     At a meeting of the Novametrix board of directors held on April 6, 2001, the board authorized preliminary discussions with financial advisors to advise the board on its strategic alternatives. On May 24, 2001, Novametrix engaged an investment banking firm, SunTrust Robinson Humphrey, to assist Novametrix in its consideration of various strategic alternatives, including a possible sale of Novametrix.

     Beginning in June 2001, SunTrust Robinson Humphrey approached 14 potential buyers, including Respironics, in an effort to ascertain, on a preliminary basis, their level of interest in acquiring Novametrix. The companies contacted were chosen based on a variety of factors, including perceived interest in the businesses in which Novametrix operates, familiarity with the medical device industry, financial position and ability to consummate an acquisition of Novametrix. Those entities expressing an interest in pursuing a possible transaction were asked to sign agreements to protect the confidential nature of the material prepared by Novametrix management to be provided to these parties. Ten companies, including Respironics, signed confidentiality agreements and, in July 2001, received a confidential memorandum prepared by Novametrix management.

     In July 2001, Respironics engaged Parker/Hunter Incorporated as its financial advisor in connection with the potential acquisition of Novametrix.

     On July 10, 2001, representatives of SunTrust Robinson Humphrey made a presentation to the Novametrix board of directors with respect to the status of the discussions and meetings with potential bidders. At the meeting, SunTrust Robinson Humphrey discussed a proposed timetable for the sale of Novametrix and questions, comments and indications of possible interest being received from potential bidders.

     Between July 30, 2001 and August 13, 2001, Novametrix and its financial advisors hosted introductory meetings in New York with each of the potential acquirors of Novametrix. An introductory meeting with Respironics was held on July 31, 2001. Senior representatives from both Novametrix and Respironics attended this meeting, including Craig B. Reynolds, Executive Vice President and Chief Operating Officer of Respironics, Daniel J. Bevevino, Vice President and Chief Financial Officer of Respironics and Paul L. Woodring, President-Hospital Division of Respironics, as well as William J. Lacourciere, Chairman of the Board and Chief Executive Officer of Novametrix, Thomas M. Patton, President and Chief Operating Officer of Novametrix, Joseph A. Vincent, Chief Financial Officer of Novametrix and Philip F. Nuzzo, Vice President - Business and Product Development of Novametrix. Messrs. Lacourciere, Patton, Vincent and Nuzzo made a presentation discussing Novametrix's business, customers, industry, and historical and projected financial performance. After this presentation, Messrs. Lacourciere, Patton, Vincent and Nuzzo answered questions and provided a broad overview as to how a potential combination may improve both Novametrix's and Respironics' future prospects.

     Following the introductory meetings, between August 16, 2001 and August 23, 2001, Novametrix received preliminary offers from four of the potential acquirors of Novametrix.

     At a meeting of the Novametrix board of directors held on August 23, 2001, following a presentation by representatives of SunTrust Robinson Humphrey, the Novametrix board authorized management to continue discussions and due diligence with the four companies who made preliminary offers.

     Beginning on August 27, 2001, Novametrix management provided the potential acquirors with access to due diligence materials related to Novametrix's business. Between August 27, 2001 and September 28, 2001, two potential bidders withdrew their preliminary offers and withdrew from the process to purchase Novametrix before reviewing due diligence materials based on price expectations relative to a potential transaction.

     After Novametrix made its initial presentation to Respironics on July 31, 2001, Respironics' commenced financial and business due diligence on Novametrix, which continued through the execution of the merger agreement. Respironics' due diligence efforts included conducting meetings with Novametrix management, visiting Novametrix's facilities and reviewing financial and legal documents provided by Novametrix.

     Respironics and its advisors commenced legal due diligence at the offices of Torys LLP, legal counsel to Novametrix, in mid-September 2001. Legal due diligence continued through the execution of the merger agreement.

     On September 28, 2001, SunTrust Robinson Humphrey sent letters to the potential bidders that specified the procedures to be followed regarding submission of final offers. The letter stated that offers were to include information as to the price-per-share for Novametrix common stock, the source of financing for the transaction, a timetable for completion, and regulatory approvals that would be required to complete the transaction. Potential bidders also received drafts of a proposed acquisition agreement and were instructed to advise of any material departures from the agreement's terms in their bids.

     On November 12, 2001, the Respironics board of directors held a meeting and authorized management to proceed with their efforts to pursue a business combination with Novametrix. Later that week, Respironics submitted an offer pursuant to which Novametrix stockholders would receive consideration of $8.00 per share of Novametrix common stock in Respironics common stock, in a tax free merger.

     On November 16, 2001, the Novametrix board of directors authorized management to continue negotiations with Respironics and to evaluate merger agreement terms and a possible exchange ratio "collar" or similar mechanism to provide some protection to Novametrix stockholders with respect to the value of the Respironics common stock to be received in the merger.

     Between November 19, 2001 to November 28, 2001, financial representatives of Novametrix and Respironics discussed and negotiated on numerous occasions the terms of the proposed merger, including the price per share, the terms of a collar, and matters relating to transaction structure and the timing of the merger.

     On November 26, 2001, the Novametrix board of directors received an update on the status of merger negotiations, including price and collar provisions, structure and timing.

     On November 28, 2001, Novametrix entered into an agreement with Respironics providing for an exclusive negotiating period through December 23, 2001 whereby Novametrix agreed not to solicit, initiate or encourage any alternative proposals.

     From December 4, 2001 through December 5, 2001, Novametrix and its advisors met with management of Respironics to conduct business and financial due diligence on the business, operations and prospects for Respironics and its common stock. Also during the week of December 4, 2001 through December 7, 2001, representatives of Torys LLP conducted legal due diligence.

     From December 4, 2001 through December 17, 2001, legal and financial representatives of Novametrix and Respironics discussed and negotiated on numerous occasions various aspects of the proposed merger, the proposed terms of the merger agreement, including the nature and extent of termination fees and the conditions for consummation of the merger, and the proposed terms of certain employment agreements. At the same time, Respironics and its advisors provided expanded due diligence requests to Novametrix and continued to conduct due diligence on Novametrix.

     On December 12, 2001, Novametrix issued a press release stating that it was "involved in negotiations with a potential acquiror regarding a potential merger of [Novametrix] pursuant to which all of [the Novametrix] common stock would be converted into common stock of the potential acquiror having a value of in the range of $8.00 per share of [the Novametrix] common stock."

     On December 17, 2001, the Novametrix board of directors met to consider the proposed merger, including the merger agreement and related agreements. At Novametrix's board meeting, Mr. Lacourciere, representatives of SunTrust Robinson Humphrey, and Mr. Thomas M. Haythe, the general counsel of Novametrix, addressed the board of directors about the business, financial and legal implications, respectively, of a merger between Respironics and Novametrix and the terms of the proposed merger agreement and related agreements. During that meeting, representatives of SunTrust Robinson Humphrey informed the board that in the opinion of SunTrust Robinson Humphrey, as of December 17, 2001, the exchange ratio under the proposed merger agreement was fair, from a financial point of view, to Novametrix stockholders. After discussion, the Novametrix board of directors unanimously voted to approve the merger agreement and the merger and unanimously resolved to recommend that Novametrix stockholders vote to adopt the merger agreement at a special meeting to be held for that purpose. At the meeting, the Novametrix board of directors approved an amendment to its preferred stock rights plan in order to exempt the merger from the provisions of the rights plan, exempted the merger from the supermajority voting provisions set forth in the Novametrix certificate of incorporation, and exempted the merger from the anti-takeover restrictions set forth in Delaware law.

     On December 17, 2001, Respironics' board of directors held a meeting with its legal advisors, financial advisors and management, and discussed the final terms and conditions of the merger as set forth in the merger agreement and related agreements. Respironics' board of directors unanimously approved the merger agreement and the related transactions, including the merger.

     On December 18, 2001, the parties executed the merger agreement and related documents. Immediately thereafter, Respironics and Novametrix issued a press release announcing the proposed merger.

Novametrix's Rationale for the Merger; Recommendation of the Novametrix Board of Directors

     The Novametrix board of directors has approved the merger and the merger agreement and has determined that the merger and the merger agreement are advisable, fair to and in the best interest of Novametrix and its stockholders. In approving the merger, the merger agreement and the transactions contemplated thereby, and recommending that the holders of Novametrix common stock vote FOR the adoption of the merger agreement at the special meeting, the Novametrix board of directors considered a number of factors, including:

     . the financial condition, results of operations, cash flow, earnings and assets of Novametrix and the prospects of Novametrix if it remains an independent company;

     . the presentation of SunTrust Robinson Humphrey, and the opinion of SunTrust Robinson Humphrey to the effect that, subject to the matters set out in such opinion and subject to the assumptions, factors and limitations set forth in their written opinion, the exchange ratio established pursuant to the merger agreement is fair from a financial point of view to Novametrix stockholders;

     .    the financial and other terms of the merger and the merger agreement;

     . the recent and historical stock price performance of Novametrix common stock and Respironics common stock;

     . the potential strategic alternatives available to Novametrix and the viability and risks associated with each alternative, including the prospects for Novametrix on a stand-alone basis and the risks associated with executing upon and achieving Novametrix's business plan, both short-term and long-term;

     . the fact that the merger will present the opportunity for the holders of shares of Novametrix common stock to participate in a significantly larger and more diversified company and, as stockholders of the combined companies, to have greater liquidity in their shares and to benefit from any future growth of the combined companies;

     . the expectation of the Novametrix directors that the addition of Novametrix's operations to those of Respironics would likely increase the overall value and profitability of Respironics, tending to produce greater stockholder value for Novametrix stockholders;

     . the presentations by, and discussions of the terms of the merger agreement with, Novametrix's senior management and SunTrust Robinson Humphrey;

     . the likelihood that the merger would be consummated, including the experience, reputation and financial condition of Respironics;

     . the consents and approvals required to consummate the merger, including regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other antitrust laws, and the favorable prospects for receiving such consents and approvals;

     . the fact that while the merger agreement prohibits Novametrix from soliciting proposals concerning an acquisition of Novametrix, the Novametrix board of directors, in the exercise of its fiduciary duties, would be able to provide information to, and engage in negotiations with, a third party which makes an unsolicited superior acquisition proposal, and that the Novametrix board of directors would be able to terminate the merger agreement and accept a superior acquisition proposal if it determined that its fiduciary duties so require, upon payment to Respironics of a termination fee of $3,400,000, plus reimbursement of Respironics' expenses up to a maximum of $425,000;

     . the potential effect of the public announcement of the merger on Novametrix's ability to attract and retain key management, sales, marketing and technical personnel;

     . the opportunity of the combined companies to reduce costs through economies of scale that would not have been readily achievable by Novametrix independently; and

     . the strengths and weaknesses of Respironics' businesses and the key attributes of the combined companies in terms of, among other things, products, sales, customers, management and competitive position.

     In view of the variety of factors considered in connection with its evaluation of the merger, the Novametrix board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. Rather, the Novametrix board of directors viewed its position and recommendations as being based on the totality of the information presented to and considered by the Novametrix board of directors. In addition, individual members of the Novametrix board of directors may have given differing weight to different factors.

Respironics' Rationale for the Merger

     The Respironics board of directors has concluded that the proposed merger is in the best interests of Respironics and its stockholders because, among other reasons, the merger would further Respironics' goal to be the leading worldwide resource in providing innovative products and unique programs to help manage and treat patients with sleep disorders and cardiopulmonary diseases and would enhance its ability to fulfill its vision and strategies focused on helping clinicians treat their patients, helping providers manage and grow their businesses and helping patients improve their quality of life. The Respironics board of directors concluded that the proposed merger will further such vision and strategies because of its belief that, among other things:

     . the combination of Respironics and Novametrix will result in a company with unique capabilities in the hospital environment by bringing together the therapeutic technologies of Respironics with the monitoring capabilities of Novametrix;

     . the developmental care products of Novametrix will complement the infant management products and programs currently offered by Respironics;

     . the cardiac output monitoring technologies of Novametrix will support Respironics' initiatives in the congestive heart failure area; and

     . Respironics' "critical mass" of products, revenues, profits, and assets in certain markets will be increased significantly.

     In reaching its conclusion that the proposed merger is fair to, and in the best interests of, Respironics and its stockholders, the Respironics board of directors also considered a number of factors, including, but not limited to, the following:

     . its knowledge of the business, operations, properties, assets, financial condition, operating results, and prospects of Respironics and Novametrix;

     .    current industry, economic and market conditions;

     . presentations by Respironics management with respect to Respironics, Novametrix and the merger;

     . the terms of the merger agreement and the nature and amount of the termination fees that may be payable under certain circumstances;

     .    the accounting and tax treatment of the merger; and

     . the opportunity for Respironics stockholders to participate in a larger and more diverse company.

     In view of the variety of factors considered in connection with its evaluation of the merger, the Respironics board of directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Respironics board of directors may have given different weights to different factors.

Opinion of Novametrix's Financial Advisor

     General. Pursuant to an engagement letter dated May 24, 2001, and an extension letter dated December 10, 2001, extending the terms of the original engagement through April 30, 2002, SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey subsidiary, was retained by Novametrix to advise the Novametrix board of directors on its strategic alternatives and, as part of its engagement, to render a written opinion with respect to the fairness, from a financial point of view, to the common stockholders of Novametrix of the exchange ratio of the proposed merger between Novametrix and Respironics Holdings. On December 17, 2001, SunTrust Robinson Humphrey rendered a written opinion to the Novametrix board of directors to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the exchange ratio of the proposed merger provided for in the merger agreement is fair from a financial point of view to the common stockholders of Novametrix.

     The full text of the opinion of SunTrust Robinson Humphrey, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this proxy statement/prospectus by reference. The description of the SunTrust Robinson Humphrey opinion set forth herein is qualified in its entirety by reference to the full text of the SunTrust Robinson Humphrey opinion. You are urged to read the opinion in its entirety.

     The opinion of SunTrust Robinson Humphrey is directed to the Novametrix board of directors and relates only to the fairness of the exchange ratio from a financial point of view, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Novametrix stockholders meeting. The consideration to be received by Novametrix stockholders in the merger was determined on the basis of negotiations between Novametrix and Respironics and was adopted by the Novametrix board.

     Material and Information Considered with Respect to the Merger. In arriving at its opinion, SunTrust Robinson Humphrey among other things:

     .    reviewed the merger agreement;

     . reviewed certain publicly available information concerning Novametrix and Respironics which SunTrust Robinson Humphrey believed to be relevant to its analysis;

     . reviewed certain historical and projected financial and operating data concerning Novametrix furnished to SunTrust Robinson Humphrey by Novametrix and certain historical and projected financial and operating data concerning Respironics furnished to SunTrust Robinson Humphrey by Respironics, in addition to publicly available financial forecasts relating to Respironics;

     . conducted discussions with members of management of Novametrix and Respironics concerning their respective businesses, operations, present financial conditions and prospects;

     . reviewed the trading history of the common stock of Novametrix and Respironics from December 1998 to the present;

     . reviewed the historical market prices and trading activity for the common stock of Novametrix and Respironics and compared them with those of selected publicly traded companies which SunTrust Robinson Humphrey deemed relevant;

     . compared the historical and projected financial results and present financial condition of Novametrix and Respironics with those of selected publicly traded companies which SunTrust Robinson Humphrey deemed relevant;

     . reviewed the financial terms, to the extent publicly available, of selected comparable merger and acquisition transactions which SunTrust Robinson Humphrey deemed relevant;

     . performed certain financial analyses with respect to the projected future operating performance of Novametrix and Respironics; and

     . reviewed other financial statistics and undertook other analyses and investigations and took into account those other matters as SunTrust Robinson Humphrey deemed appropriate.

     In arriving at its opinion, SunTrust Robinson Humphrey assumed and relied upon the accuracy and completeness of the financial and other information provided to SunTrust Robinson Humphrey by Novametrix and Respironics without independent verification. With respect to the financial forecasts of Novametrix and Respironics, including estimates of the cost savings and other potential synergies anticipated to result from the merger, SunTrust Robinson Humphrey has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the management of both Novametrix and Respironics as to future financial performance of Novametrix and Respironics. In arriving at its opinion, SunTrust Robinson Humphrey conducted only a limited physical inspection of the properties and facilities of Novametrix and Respironics. SunTrust Robinson Humphrey has not made or obtained any evaluations or appraisals of the assets or liabilities of Novametrix or Respironics.

     The SunTrust Robinson Humphrey opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to SunTrust Robinson Humphrey as of, the date of its opinion. The financial markets in general and the market for the common stock of Novametrix and Respironics is subject to volatility, and SunTrust Robinson Humphrey's opinion did not purport to address potential developments in the financial markets or the market for the common stock of Novametrix or Respironics after the date of its opinion. SunTrust Robinson Humphrey assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by Novametrix or Respironics. Subsequent developments may affect SunTrust Robinson Humphrey's opinion and SunTrust Robinson Humphrey does not have any obligation to update, revise, or reaffirm its opinion.

     In preparing its opinion, SunTrust Robinson Humphrey performed a variety of financial and comparative analyses, a summary of which is described below. A summary of these analyses does not purport to be a complete description of the analyses underlying SunTrust Robinson Humphrey's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Accordingly, SunTrust Robinson Humphrey believes that its analyses must be considered as an integrated whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, SunTrust Robinson Humphrey made numerous assumptions with respect to Novametrix, Respironics, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Novametrix and Respironics. The estimates contained in these analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. SunTrust Robinson Humphrey's opinion and financial analyses were only one of many factors considered by the Novametrix board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Novametrix board of directors or management with respect to the merger or the merger consideration.

     Analysis of Novametrix.

     Market Analysis of Selected Public Companies. SunTrust Robinson Humphrey reviewed and compared selected publicly available financial, operating and stock market data for Novametrix, with other selected publicly-traded companies in the medical device industry which SunTrust Robinson Humphrey deemed comparable to Novametrix. This group included the following eight diagnostic patient monitoring, respiratory and neonatal care medical device companies: Aspect Medical Systems, Inc. (Nasdaq: ASPM), CardioDynamics International Corp. (Nasdaq: CDIC), Criticare Systems, Inc. (Nasdaq: CXIM), Datascope Corp. (Nasdaq:
DSCP), Invivo Corporation (Nasdaq: SAFE), Spacelabs Medical, Inc. (Nasdaq:
SLMD), Utah Medical Products, Inc. (Nasdaq: UTMD), and Vital Signs, Inc. (Nasdaq: VITL).

     For the eight selected public companies, SunTrust Robinson Humphrey compared, among other things, Total Firm Value (defined as market capitalization plus debt less cash and cash equivalents) as a multiple of: 1) latest twelve months revenues, earnings before interest and taxes (referred to herein as EBIT), and earnings before interest, taxes, depreciation and amortization (referred to herein as EBITDA), 2) estimated calendar 2001 and 2002 revenues and
3) estimated calendar 2001 and 2002 EBIT. SunTrust Robinson Humphrey also compared Total Equity Value (defined as market capitalization) as a multiple of latest twelve months net income and estimated calendar 2001 and 2002 net income, and evaluated the published price/earnings (P/E) ratio divided by expected per-share earnings growth (referred to herein as PEG Ratio) for the comparable companies. All multiples were based on closing stock prices as of December 10, 2001. Revenue, EBITDA, EBIT and Net Income results for the comparable companies were based on historical financial information available in public filings and press releases of the comparable companies. Revenue, EBIT and net income estimates were based on research reports and First Call consensus estimates. First Call is an information provider that publishes a compilation of estimates of projected financial performance for public companies produced by equity research analysts at leading investment banking firms. The following table sets forth the mean, low and high multiples and range of implied equity values per share for Novametrix indicated by this analysis.

  NOVAMETRIX
---------------------------------------------------------------------------------------------------------
  Valuation Parameters                         Implied Multiples for Selected    Range of Implied Equity
                                                         Companies                  Values Per Share
---------------------------------------------------------------------------------------------------------
                                                 Mean         Low      High
  Firm Value to:
  --------------
    LTM Revenues as of October 31, 2001          1.95x       0.91x     3.70x         $5.05 - $18.23
    Estimated 2001 Revenues                      2.42x       1.45x     3.52x         $7.23 - $16.40
    Estimated 2002 Revenues                      2.01x       1.42x     2.54x         $7.33 - $12.53
    LTM EBIT as of October 31, 2001              9.76x       6.99x    11.41x         $4.59 - $ 7.00
    Estimated 2001 EBIT                         10.40x      10.21x    10.59x         $6.27 - $ 6.47
    Estimated 2002 EBIT                          9.14x       8.51x     9.77x         $6.77 - $ 7.66
    LTM EBITDA as of October 31, 2001            7.82x       5.75x     9.41x         $5.08 - $ 7.83

  Equity Value to:
  ----------------
    LTM Net Income as of October 31, 2001       15.38x      10.65x    19.83x         $3.22 - $ 5.99
    Estimated 2001 Net Income                   14.82x      10.46x    18.15x         $3.33 - $ 5.70
    Estimated 2002 Net Income                   12.20x      13.35x    13.78x         $5.89 - $ 6.08

---------------------------------------------------------------------------------------------------------

     None of the companies used in the market analysis of selected public companies was identical to Novametrix. Accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

     Analysis of Selected Merger and Acquisition Transactions. SunTrust Robinson Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in selected completed and pending mergers and acquisitions involving diagnostic and therapeutic capital equipment medical device companies in the cardiac and respiratory markets. The selected transactions are shown below.

    -----------------------------------------------------------------------------------------------------------------
    Effective Date         Acquirer                             Target
    -----------------------------------------------------------------------------------------------------------------
    Pending                General Electric Co.                 Imatron Inc.
    08/01/01               Royal Philips Electronics            Agilent Technologies Healthcare Solutions Group
    09/20/01               GE Medical Systems, Inc.             Data Critical Corp.
    10/19/01               Royal Philips Electronics            Marconi Medical Systems, Inc.
    06/07/01               Data Critical Corp.                  VitalCom Inc.
    11/30/01               Cardiac Science, Inc.                Artema Medical AB
    10/17/00               Tyco International, Inc.             Mallinckrodt, Inc.
    08/01/00               Welch Allyn Inc.                     Protocol Systems Inc.
    01/08/99               Kimberly-Clark Corp.                 Ballard Medical Products
    02/03/99               Smiths Industries PLC                Biochem International Inc.
    11/20/98               GE Medical Systems, Inc.             Marquette Medical Systems Inc.
    11/02/98               Tyco International, Inc.             Graphic Controls Corp.
    09/30/98               Medtronic, Inc.                      Physio-Control International Corp.
    07/20/98               ALARIS Medical, Inc.                 Instromedix, Inc.
    03/17/98               Hewlett-Packard Co.                  Heartstream, Inc.
    02/11/98               Respironics, Inc.                    Healthdyne Technologies, Inc.
    -----------------------------------------------------------------------------------------------------------------

         From this group of 16 transactions, SunTrust Robinson Humphrey selected the following four transactions that involved diagnostic patient monitoring companies more similar to the Novametrix business: Tyco International/Mallinckrodt, Inc; Welch Allyn Inc./Protocol Systems, Smiths Industries PLC/Biochem International Inc., and GE Medical Systems/Marquette Medical Systems Inc. For these four selected comparable transactions, SunTrust Robinson Humphrey compared the Total Firm Values in the selected transactions as multiples of the latest twelve months revenues, EBITDA and EBIT and Total Equity Values as multiples of Book Value and latest twelve months Net Income. Historical revenues, EBITDA, EBIT, net income and Book Value were based on publicly available information of the acquirer and/or target at the time of announcement of the relevant transaction. The following table sets forth the mean, low and high multiples and range of implied equity values for Novametrix indicated by this analysis.

  NOVAMETRIX
-----------------------------------------------------------------------------------------------------------------------
                                                           Implied Multiples for               Range of Implied Equity
  Valuation Parameters                                      Selected Companies                  Values Per Share
-----------------------------------------------------------------------------------------------------------------------
                                                         Mean       Low        High
  Firm Value to:
  -------------
   LTM Revenues through October 31, 2001                 2.01x      1.66x      2.54x           $8.60 - $12.75
   LTM EBIT through October 31, 2001                    16.02x     10.78x     19.90x           $6.66 - $11.63
   LTM EBITDA through October 31, 2001                  11.79x      8.22x     14.90x           $6.93 - $11.94

  Equity Value to:
  ---------------
   Book Value as of October 31, 2001                     3.37x      2.85x      4.07x           $8.30 - $11.84
   LTM Net Income through October 31, 2001              27.08x     17.35x     40.89x           $5.24 - $12.35
----------------------------------------------------------------------------------------------------------------------

         No company utilized in the analysis of selected transactions is identical to Novametrix. All multiples for the selected transactions were based on public information available at the time of announcement of each transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

         Discounted Cash Flow Analysis. SunTrust Robinson Humphrey performed a discounted cash flow analysis of Novametrix under two scenarios based on projections provided by Novametrix management: 1) a base case in which revenues and net income are projected to grow at compound annual growth rates of approximately 16% and 37%, respectively, from the twelve months ending January 31, 2002 to 2005 (referred to herein as base case projections), and 2) an aggressive case in which revenues and net income are projected to grow at compound annual growth rates of approximately 21% and 43%, respectively, from the twelve months ending January 31, 2002 to 2005 (referred to herein as aggressive case projections). Using management's base case projections SunTrust Robinson Humphrey calculated a range of net present firm values for Novametrix based on the projected Free Cash Flows (defined as earnings before interest and after taxes plus depreciation and amortization expense minus capital expenditures and increases in working capital) for the twelve months ending January 31, 2003 through January 31, 2005. SunTrust Robinson Humphrey calculated the weighted average cost of capital for the company and used discount rates ranging from 16% to 22% and terminal value multiples of twelve months ending January 2005 estimated EBITDA ranging from 7.0x to 10.0x. The valuation based on this methodology produced a range of implied equity values for Novametrix from $79.9 million to $123.8 million, and implied equity values per share from $7.03 to $10.90.

         Using management's aggressive case projections, SunTrust Robinson Humphrey calculated a range of net present firm values for Novametrix based on the projected Free Cash Flows for the twelve months ending January 31, 2002 through January 31, 2005. SunTrust Robinson Humphrey used discount rates ranging from 16% to 22% and terminal value multiples of twelve months ending January 2005 estimated EBITDA ranging from 7.0x to 10.0x. The valuation based on this methodology produced a range of implied equity values from $92.9 million to $144.6 million, and implied equity values per share from $8.18 to $12.73.

         Analysis of Respironics.

         Market Analysis of Selected Public Companies. SunTrust Robinson Humphrey reviewed and compared selected publicly available financial, operating and stock market data for Respironics with comparable data for ResMed, Inc. ("ResMed"), a therapeutic respiratory company that is a direct competitor to Respironics.

         For the comparison between Respironics and ResMed, SunTrust Robinson Humphrey compared, among other things, Total Firm Value as a multiple of: 1) latest twelve months revenues, EBIT, and EBITDA, 2) estimated calendar 2001 and 2002 revenues, and 3) estimated calendar 2001 and 2002 EBIT. SunTrust Robinson Humphrey also compared Total Equity Value as a multiple of latest twelve months net income and estimated calendar 2001 and 2002 net income and evaluated the published PEG Ratios. All multiples were based on closing stock prices as of December 10, 2001. Historical results for ResMed were based on historical financial information available in public filings and press releases for ResMed. Revenue, EBIT and net income estimates were based on research reports and First Call consensus estimates. First Call is an information provider that publishes a compilation of estimates of projected financial performance for public companies produced by equity research analysts at leading investment banking firms. The following table sets forth the valuation multiples for ResMed and the implied equity values for Respironics indicated by this analysis.

  RESPIRONICS
--------------------------------------------------------------------------------------------------------------------
                                                                                             Implied Equity Value
  Valuation Parameters                                  ResMed               Multiples           Per Share
--------------------------------------------------------------------------------------------------------------------
  Firm Value to:
  -------------
  LTM Revenues as of Sept. 30, 2001                                10.55x                          $149.79
  Estimated 2001 Revenues                                           9.77x                          $144.33
  Estimated 2002 Revenues                                           8.73x                          $146.89
  LTM EBIT as of Sept. 30, 2001                                    37.33x                           $74.57
  Estimated 2001 EBIT                                              34.40x                           $70.71
  Estimated 2002 EBIT                                              31.29x                           $96.87
  LTM EBITDA as of Sept. 30, 2001                                  31.44x                           $93.68

  Equity Value to:
  ---------------
  LTM Net Income as of Sept. 30, 2001                              59.49x                           $68.24
  Estimated 2001 Net Income                                        56.52x                           $68.07
  Estimated 2002 Net Income                                        45.58x                           $71.82
---------------------------------------------------------------------------------------------------------------------

     ResMed is not identical to Respironics. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the two companies reviewed and other factors that would affect their market values.

     Analysis of Selected Merger and Acquisition Transactions. SunTrust Robinson Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in selected completed and pending mergers and acquisitions involving diagnostic and therapeutic capital equipment medical device companies in the cardiac and respiratory markets. The selected transactions are shown below.

 -----------------------------------------------------------------------------------------------------------
  Effective Date        Acquirer                        Target
 -----------------------------------------------------------------------------------------------------------
  Pending               General Electric Co.            Imatron Inc.
  08/01/01              Royal Philips Electronics       Agilent Technologies Healthcare Solutions Group
  09/20/01              GE Medical Systems, Inc.        Data Critical Corp.
  10/19/01              Royal Philips Electronics       Marconi Medical Systems, Inc.
  06/07/01              Data Critical Corp.             VitalCom Inc.
  11/30/01              Cardiac Science, Inc.           Artema Medical AB
  10/17/00              Tyco International, Inc.        Mallinckrodt, Inc.
  08/01/00              Welch Allyn Inc.                Protocol Systems Inc.
  01/08/99              Kimberly-Clark Corp.            Ballard Medical Products
  02/03/99              Smiths Industries PLC           Biochem International Inc.
  11/20/98              GE Medical Systems, Inc.        Marquette Medical Systems Inc.
  11/02/98              Tyco International, Inc.        Graphic Controls Corp.
  09/30/98              Medtronic, Inc.                 Physio-Control International Corp.
  07/20/98              ALARIS Medical, Inc.            Instromedix, Inc.
  03/17/98              Hewlett-Packard Co.             Heartstream, Inc.
  02/11/98              Respironics, Inc.               Healthdyne Technologies, Inc.
 -----------------------------------------------------------------------------------------------------------

     SunTrust Robinson Humphrey calculated the Total Firm Value in the selected transactions as multiples of the latest twelve months revenues, EBITDA and EBIT. SunTrust Robinson Humphrey also compared Total Equity Value as a multiple of book value and latest twelve months net income. Historical revenues, EBITDA, EBIT and net income were based on publicly available information of the acquirer and/or target at the time of announcement of the relevant transaction. The following table sets forth the mean, low and high multiples and range of implied equity values for Respironics indicated by this analysis.

RESPIRONICS
----------------------------------------------------------------------------------------------------------------
                                                                                            Range of Implied
Valuation Parameters                                    Implied Multiples for Selected      Equity Values Per
                                                                   Companies                      Share
----------------------------------------------------------------------------------------------------------------
                                                       Mean           Low          High
Firm Value to:
--------------
 LTM Revenues through Sept. 30, 2001                    2.28x        0.73x         5.53x     $ 8.43 - $77.87
 LTM EBIT through Sept. 30, 2001                       19.74x        7.10x        32.30x     $13.03 - $64.34
 LTM EBITDA through Sept. 30, 2001                     17.96x        7.10x        30.25x     $20.13 - $90.10

Equity Value to:
----------------
 Book Value as of Sept. 30, 2001                        3.96x        1.04x         7.70x     $ 8.36 - $61.94
 LTM Net Income through Sept. 30, 2001                 35.97x       17.35x        65.70x     $19.91 - $75.36
----------------------------------------------------------------------------------------------------------------

     No company utilized in the analysis of selected transactions is identical to Respironics. All multiples for the selected transactions were based on public information available at the time of announcement of each transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

     Discounted Cash Flow Analysis. SunTrust Robinson Humphrey performed a discounted cash flow analysis of Respironics based upon projections provided by Respironics management for fiscal years ended June 2002 and June 2003 and projections for fiscal 2004 and 2005 calculated using similar growth rates and margins to estimate the net present equity value of Respironics. SunTrust Robinson Humphrey calculated a range of net present equity values for Respironics based on its projected Free Cash Flow for the years ending December 31, 2001 through December 31, 2004. SunTrust Robinson Humphrey calculated the weighted average cost of capital for the company and used discount rates ranging from 10% to 14% and terminal value multiples of December 2004 estimated EBITDA ranging from 10.0x to 12.0x. The valuation based on this methodology produced a range of implied equity values for Respironics from $1.01 billion to $1.34 billion and a range of share prices between $33.25 and $44.00 per share.

     Analysis of Novametrix and Respironics on a Pro Forma Combined Basis.

     Market Analysis of Selected Public Companies. SunTrust Robinson Humphrey reviewed and compared selected publicly available financial data for Novametrix and Respironics on a pro forma combined basis, with other selected publicly-traded companies in the medical device industry which SunTrust Robinson Humphrey deemed comparable to both Novametrix and Respironics. This group included the following nine diagnostic and therapeutic patient monitoring companies in the medical device industry: Aspect Medical Systems, Inc. (Nasdaq:
ASPM), CardioDynamics International. (Nasdaq: CDIC), Criticare Systems, Inc. (Nasdaq: CXIM), Datascope Corporation (Nasdaq: DSCP), Invivo Corporation (Nasdaq: SAFE), ResMed, Inc. (NYSE: RMD), Spacelabs Medical, Inc. (Nasdaq:
SLMD), Utah Medical Products, Inc. (Nasdaq: UTMD), and Vital Signs, Inc. (Nasdaq: VITL).

     For the nine selected companies, SunTrust Robinson Humphrey compared, among other things, Total Firm Value as a multiple of: 1) latest twelve months revenues, EBIT, and EBITDA, 2) estimated calendar 2001 and 2002 revenues and 3) estimated calendar 2001 and 2002 EBIT. SunTrust Robinson Humphrey also compared Total Equity Value as a multiple of latest twelve months net income and estimated calendar 2001 and 2002 net income and evaluated the published PEG Ratios for the comparable companies. All multiples were based on closing stock prices as of December 10, 2001. Revenue, EBITDA, EBIT and Net Income results for the comparable companies were based on historical financial information available in public filings and press releases of the comparable companies. Revenue, EBIT and net income estimates were based on research reports and First Call consensus estimates. First Call is an information provider that publishes a compilation of estimates of projected financial performance for public companies produced by equity research analysts at leading investment banking firms.

     The following table sets forth the implied valuation multiples of Respironics, Inc and the average implied valuation multiples indicated from the analysis of selected publicly traded comparable companies. The valuation multiples for Respironics were used to calculate the implied equity values for the pro forma combined results for Novametrix and Respironics. The valuation multiples for Respironics were applied to pro forma results for Novametrix and Respironics on a combined basis under two scenarios. The first scenario was based on the base case projections provided by Novametrix management for fiscal years ended April 2002 through 2005 and Respironics management's projections for fiscal 2002 and 2003. The second scenario was based on the aggressive case projections provided by Novametrix management for fiscal years ended April 2002 through 2005 and Respironics management's projections for fiscal 2002 and 2003. The implied equity values per share for the pro forma combined companies are based on 33.3 million pro forma shares outstanding. The implied equity prices per share to Novametrix stockholders are based on an exchange ratio of 0.25 shares of Respironics common stock for each outstanding share of Novametrix common stock.

PRO FORMA COMBINED
------------------------------------------------------------------------------------------------------------------------------
                                                                           Pro Forma Combined       Implied Equity Value Per
                                                Implied Valuation      Implied Equity Values Per         Share to NMTX
Valuation Parameters                                Multiples                  Share [1]                Stockholders [1]
------------------------------------------------------------------------------------------------------------------------------
                                                                                      Aggressive   Base Case  Aggressive Case
                                                RESP       Average      Base Case        Case
Firm Value to:
--------------
  LTM Revenues as of Sept. 30, 2001             2.31x       1.95x         $32.90        $32.90       $8.23         $8.23
  Estimated 2001 Revenues                       2.22x       2.42x         $32.55        $32.68       $8.14         $8.17
  Estimated 2002 Revenues                       1.95x       2.01x         $32.27        $32.81       $8.07         $8.20
  LTM EBIT as of Sept. 30, 2001                16.23x       9.76x         $32.22        $32.22       $8.05         $8.05
  Estimated 2001 EBIT                          15.77x      10.40x         $32.09        $32.21       $8.02         $8.05
  Estimated 2002 EBIT                          12.18x       9.14x         $32.12        $32.64       $8.03         $8.16
  LTM EBITDA as of Sept. 30, 2001              10.93x       7.82x         $31.99        $31.99       $8.00         $8.00

Equity Value to:
----------------
  LTM Net Income as of Sept. 30, 2001          27.75x      15.38x         $31.97        $31.97       $7.99         $7.99
  Estimated 2001 Net Income                    26.58x      14.82x         $32.13        $32.22       $8.03         $8.06
  Estimated 2002 Net Income                    21.52x      12.20x         $34.25        $34.82       $8.56         $8.71

------------------------------------------------------------------------------------------------------------------------------
[1] Pro Forma Combined Equity Values Per Share calculated based on 33.3 million pro forma shares outstanding; Implied Equity
Values Per Share to Novametrix stockholders based on an exchange ratio of 0.25.
------------------------------------------------------------------------------------------------------------------------------

     None of the companies used in the market analysis of selected public companies was identical to Novametrix or Respironics. Accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

     Analysis of Selected Merger and Acquisition Transactions. SunTrust Robinson Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in selected completed and pending mergers and acquisitions involving diagnostic and therapeutic capital equipment medical device companies in the cardiac and respiratory markets. The selected transactions are shown below.

 ----------------------------------------------------------------------------------------------------------
  Effective Date       Acquirer                          Target
 ----------------------------------------------------------------------------------------------------------
  Pending              General Electric Co.              Imatron Inc.
  08/01/01             Royal Philips Electronics         Agilent Technologies Healthcare Solutions Group
  09/20/01             GE Medical Systems, Inc.          Data Critical Corp.
  10/19/01             Royal Philips Electronics         Marconi Medical Systems, Inc.
  06/07/01             Data Critical Corp.               VitalCom Inc.
  11/30/01             Cardiac Science, Inc.             Artema Medical AB
  10/17/00             Tyco International, Inc.          Mallinckrodt, Inc.
  08/01/00             Welch Allyn Inc.                  Protocol Systems Inc.
  01/08/99             Kimberly-Clark Corp.              Ballard Medical Products
  02/03/99             Smiths Industries PLC             Biochem International Inc.
  11/20/98             GE Medical Systems, Inc.          Marquette Medical Systems Inc.
  11/02/98             Tyco International, Inc.          Graphic Controls Corp.
  09/30/98             Medtronic, Inc.                   Physio-Control International Corp.
  07/20/98             ALARIS Medical, Inc.              Instromedix, Inc.
  03/17/98             Hewlett-Packard Co.               Heartstream, Inc.
  02/11/98             Respironics, Inc.                 Healthdyne Technologies, Inc.
 ----------------------------------------------------------------------------------------------------------

     SunTrust Robinson Humphrey calculated the Total Firm Value in the selected transactions as multiples of the latest twelve months revenues, EBITDA and EBIT. SunTrust Robinson Humphrey also compared Total Equity Value as a multiple of book value and latest twelve months net income. Historical revenues, EBITDA, EBIT and net income were based on publicly available information of the acquirer and/or target at the time of announcement of the relevant transaction. The following table sets forth the mean, low and high multiples and range of implied equity values for Novametrix and Respironics on a pro forma combined basis indicated by this analysis. The implied equity prices per share to Novametrix stockholders are based on 33.3 million pro forma shares outstanding and an exchange ratio of 0.25 shares of Respironics common stock for each outstanding share of Novametrix common stock.

PRO FORMA COMBINED
----------------------------------------------------------------------------------------------------------------------------
                                                                                   Range of Pro Forma      Implied Equity
                                                                                    Combined Implied      Values Per Share
                                                 Implied Multiples for Selected       Equity Values           to NMTX
Valuation Parameters                                        Companies                 Equity Values       Stockholders [1]
----------------------------------------------------------------------------------------------------------------------------
                                                    Mean        Low       High    (Dollars in millions)
Firm Value to:
--------------
 LTM Revenues through Sept. 30, 2001                2.28x       0.73x     5.53x     $302.5 - $2,678.3      $2.27 - $20.11
 LTM EBIT through Sept. 30, 2001                   19.74x       7.10x    32.30x     $449.8 - $2,169.8      $3.38 - $16.29
 LTM EBITDA through Sept. 30, 2001                 17.96x       7.10x    30.25x     $680.4 - $3,012.2      $5.11 - $22.61

Equity Value to:
----------------
 Book Value as of Sept. 30, 2001                    3.96x       1.04x     7.70x     $289.3 - $2,142.6      $2.17 - $16.09
 LTM Net Income through Sept. 30, 2001             35.97x      17.35x    65.70x     $666.2 - $2,522.1      $5.00 - $18.93

----------------------------------------------------------------------------------------------------------------------------
[1] Implied Equity Value Per Share to Novametrix stockholders based on 33.3 million pro forma shares outstanding and an exchange ratio of 0.25 shares of Respironics common stock for each outstanding share of Novametrix common stock.
----------------------------------------------------------------------------------------------------------------------------

     No company utilized in the analysis of selected transactions is identical to Novametrix or Respironics. All multiples for the selected transactions were based on public information available at the time of announcement of each transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

     Discounted Cash Flow Analysis. SunTrust Robinson Humphrey performed a discounted cash flow analysis of pro forma combined results for Novametrix and Respironics under two scenarios to estimate the net present equity value of Novametrix and Respironics on a pro forma combined basis. The first scenario was based on the base case projections provided by Novametrix management for fiscal years ended April 2002 through 2005 and Respironics management's projections for fiscal 2002 and 2003 and projections for Respironics for fiscal 2004 and 2005 calculated using similar growth rates and margins. The second scenario was based on the aggressive case projections provided by Novametrix management for fiscal years ended April 2002 through 2005 and Respironics management's projections for fiscal 2002 and 2003 and projections for Respironics for fiscal 2004 and 2005 calculated using similar growth rates and margins. SunTrust Robinson Humphrey calculated a range of net present equity values for the pro forma combined companies based on the pro forma combined projected Free Cash Flows for the years ending December 31, 2002 through December 31, 2004 under both scenarios. SunTrust Robinson Humphrey calculated the weighted average cost of capital for the company and used discount rates ranging from 9% to 14% and terminal value multiples of December 2004 estimated pro forma combined EBITDA ranging from 10.0x to 12.0x.

     The valuation based on this methodology under the base case projections produced a range of implied equity values for Novametrix and Respironics on a pro forma combined basis from $1.14 billion to $1.55 billion and a range of share prices between $34.27 and $46.52 per share based on 33.3 million pro forma shares outstanding. The valuation also produced an implied equity value per share to Novametrix stockholders ranging from $8.57 to

$11.63 based on an exchange ratio of 0.25 shares of Respironics common stock for each outstanding share of Novametrix common stock.

     The valuation based on this methodology under the aggressive case projections produced a range of implied equity values for Novametrix and Respironics on a pro forma combined basis from $1.16 billion to $1.58 billion and a range of share prices between $34.94 and $47.42 per share based on 33.3 million pro forma shares outstanding. The valuation also produced an implied equity value per share to Novametrix stockholders ranging from $8.73 to $11.86 based on an exchange ratio of 0.25 shares of Respironics common stock for each outstanding share of Novametrix common stock.

     Pro Forma Contribution Analysis. SunTrust Robinson Humphrey reviewed the relative contribution that Novametrix and Respironics would make to a combined pro forma company in terms of revenues, EBIT, and net income. This analysis was based on projections for Novametrix provided by Novametrix management and projections for Respironics provided by Respironics management. SunTrust Robinson Humphrey considered two scenarios: one that included the base case projections for Novametrix provided by Novametrix management and a second that included the aggressive case projections provided by Novametrix management. For purposes of this analysis, projected financial information for Respironics was based upon projections provided by Respironics management for fiscal years ending June 2002 and June 2003 and projections for fiscal 2004 and 2005 calculated using similar growth rates and margins. Under the scenario using Novametrix's base case projections, the relative contribution of Novametrix to the combined pro forma financial results ranged from a low of 8.7% (based on EBIT for the twelve months ending December 31, 2001) to a high of 12.2% (based on net income in the twelve months ending December 31, 2004). Under the scenario using Novametrix's aggressive case projections, the relative contribution of Novametrix to the combined pro forma financial results ranged from a low of 8.9% (based on latest twelve months through September 30, 2001 net income) to a high of 14.0% (based on net income in the twelve months ending December 31, 2004). Novametrix stockholders would own approximately 8.5% of the pro forma combined companies based on 11,360,000 fully diluted shares of Novametrix common stock outstanding and an exchange ratio of 0.25 shares of Respironics common stock for each share of Novametrix common stock.

     Other Factors. SunTrust Robinson Humphrey took into consideration various other factors including historical market prices and trading volumes for Novametrix common stock and the relationship between movements in Novametrix common stock, movements in the common stock of selected comparable companies, and movements in the S&P 500 Index, the Nasdaq Index, and the Russell 2000 Index.

     Information Regarding SunTrust Robinson Humphrey. The Novametrix board of directors selected SunTrust Robinson Humphrey to render a fairness opinion because SunTrust Robinson Humphrey is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. SunTrust Robinson Humphrey is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

Stock Market Listing

     Respironics expects to receive authorization, subject to notice of issuance, from the Nasdaq Stock Market for the listing of Respironics common stock issuable pursuant to the merger in exchange for Novametrix common stock. The trading symbol for Respironics common stock is "RESP". Following the merger, Novametrix stockholders will no longer be able to trade shares of Novametrix common stock on the Nasdaq Stock Market or any other exchange because such shares of Novametrix common stock will have ceased to exist and therefore will no longer be listed on any exchange.

Material United States Federal Income Tax Consequences of the Merger

     The following summary discusses the anticipated material United States federal income tax consequences of the merger to holders of Novametrix common stock who exchange such stock for Respironics common stock in the merger. The summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury regulations under the Code and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion assumes that holders of Novametrix shares hold such shares as capital assets. This discussion does not address all aspects of United States federal income taxation that may be relevant to a stockholder in light of that stockholder's particular circumstances, or to stockholders subject to special rules, such as rules relating to:

     .    financial institutions;

     .    mutual funds;

     .    tax-exempt organizations;

     .    insurance companies;

     .    dealers in securities or foreign currencies;

     . traders in securities who elect to apply a mark-to-market method of accounting;

     .    foreign stockholders;

     . stockholders who acquired Novametrix shares under Novametrix's equity-based compensation plans or otherwise as compensation, or through a tax-qualified retirement plan; and

     . stockholders who hold Novametrix shares as part of a hedge, straddle, constructive sale or conversion transaction.

     This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction or under federal laws other than the United States federal income tax laws.

     You are strongly urged to consult your tax advisor as to the specific tax consequences to you of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws in your particular circumstances.

     The respective obligations of the parties to complete the merger are conditioned on the receipt by Respironics of an opinion of Reed Smith LLP and the receipt by Novametrix of an opinion of Torys LLP, on the closing date of the merger, that the merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. Such opinions of counsel will be based upon, among other things, assumptions, representations and covenants, including those contained in certificates of officers of Novametrix and Respironics, which counsel will assume to be true, correct and complete. The opinions of counsel are not binding on the Internal Revenue Service or the courts, and we cannot assure you that the Internal Revenue Service will not challenge the conclusions set forth in the opinions of counsel or that a court will not sustain such a challenge.

     Assuming the merger qualifies as a reorganization:

     . No gain or loss will be recognized for United States federal income tax purposes by holders of Novametrix shares who exchange their Novametrix shares solely for Respironics shares pursuant to the merger, except, as discussed below, with respect to cash, if any, received by Novametrix stockholders in lieu of fractional shares of Respironics common stock.

     . The aggregate adjusted tax basis of the Respironics shares received in the merger by a Novametrix stockholder (treating fractional share interests in Respironics shares as having been issued to such holder in the merger and then sold for cash) will be the same as the aggregate adjusted tax basis of the Novametrix shares surrendered in the merger.

     . The holding period of the Respironics shares that a Novametrix stockholder receives in the merger will include the period during which such holder held the Novametrix shares surrendered in the merger.

     . A Novametrix stockholder who receives cash in lieu of a fractional share of Respironics common stock will be treated as having received the fractional share pursuant to the merger and then having exchanged the fractional share for cash in a redemption by Respironics resulting in the recognition of gain or loss equal to the difference between the amount of cash received and the portion of the tax basis of the shares of Novametrix common stock allocable to the fractional share interest. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the Novametrix stockholder's holding period in the fractional Respironics share is more than one year at the effective time of the merger.

     . No gain or loss will be recognized by Novametrix, Respironics or Respironics Holdings as a result of the merger.

     Certain non-corporate Novametrix stockholders may be subject to backup withholding at a 30% rate on cash payments received in lieu of a fractional share of Respironics common stock. Backup withholding will not apply, however, to a Novametrix stockholder who:

     . furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Novametrix stockholders;

     . provides a certification of foreign status on Internal Revenue Service Form W-8 or successor form; or

     .    is otherwise exempt from backup withholding.

Accounting Treatment

     The merger will be accounted for as a purchase for financial accounting purposes in accordance with accounting principles generally accepted in the United States. For purposes of preparing Respironics' consolidated financial statements, Respironics will establish a new accounting basis for Novametrix's assets and liabilities based upon their fair values, the merger consideration and the costs of the merger. Respironics believes that any excess of cost over the fair value of the net assets of Novametrix will be recorded as goodwill and other intangible assets.

Regulatory Approvals

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Respironics and Novametrix were required to give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and to wait the specified waiting period before they can complete the merger. Each of Novametrix and Respironics filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division on January 17, 2002. This began a 30-day waiting period, which is expected to expire on February 19, 2002. Even if the waiting period expires without any action being taken by either the Federal Trade Commission or the Antitrust Division of the Department of Justice, at any time before or after the merger, the Federal Trade Commission or the Antitrust Division of the Department of Justice could, among other things, seek to enjoin the completion of the merger or seek the divestiture of substantial assets of Novametrix or Respironics. In addition, the merger also is subject to state and foreign antitrust laws and could be the subject of challenges by foreign authorities or state attorneys general under those laws, or by private parties under federal or state antitrust laws.

No Appraisal Rights

     Under Delaware law, Novametrix stockholders will not be entitled to exercise dissenter's or appraisal rights or to demand payment for their shares in connection with the merger.

Interests of Certain Persons in the Merger

     In considering the recommendation of the Novametrix board of directors with respect to the merger agreement and the merger, you should be aware that some of Novametrix's directors and executive officers have interests in the merger that are in addition to their interests as stockholders of Novametrix generally. The Novametrix board of directors was aware of these interests and considered them, among other matters, in approving the merger. These interests are summarized below.

     Employment Agreements. In contemplation of the merger, Novametrix and Respironics entered into employment agreements with William J. Lacourciere, Chairman of the Board and Chief Executive Officer of Novametrix, and Philip F. Nuzzo, Vice President - Product and Business Development of Novametrix, that become effective only upon the completion of the merger. Each of the employment agreements has an initial term of one year following the merger and will be automatically extended for additional terms of one year unless either party advises the other, not less than 90 days prior to the expiration of the then-current year of the term, that it does not wish to extend.

     Pursuant to the employment agreements, after the merger Respironics will employ Mr. Lacourciere as President, Cardiopulmonary Monitoring of Respironics, and Mr. Nuzzo as Vice President of Product and Business Development, Cardiopulmonary Monitoring of Respironics. Mr. Lacourciere will report to the President of the Hospital Division of Respironics. Mr. Nuzzo will report to Mr. Lacourciere.

     Mr. Lacourciere will receive an annual base salary of $250,000. Mr. Lacouricere is also eligible to receive a performance based bonus of up to 50% of his annual pay. In connection with the merger, Mr. Lacourciere will be granted options to purchase 20,000 shares of Respironics common stock at an exercise price per share equal to the price of Respironics common stock on the tenth business day following Mr. Lacourciere's start date with Respironics. The options will become exercisable at a rate of 25% per year and remain exercisable until ten years from their award date. Mr. Lacourciere will also receive the health and welfare benefits currently in place for Novametrix employees, the option to participate in a 401(k) plan and an auto allowance of $817 per month.

     Mr. Nuzzo will receive an annual base salary of $158,000. Mr. Nuzzo is also eligible to receive a performance-based bonus of up to 35% of his annual pay. In connection with the merger, Mr. Nuzzo will be granted options to purchase 8,000 shares of Respironics common stock at an exercise price per share equal to the price of Respironics common stock on the tenth business day following Mr. Nuzzo's start date with Respironics. The options will become exercisable at a rate of 25% per year and remain exercisable until ten years from their award date. Mr. Nuzzo will also receive the health and welfare benefits currently in place for Novametrix employees, the option to participate in a 401(k) plan and an auto allowance of $600 per month. Additionally, Mr. Nuzzo will receive an annual retirement annuity in an amount equal to 7.5% of his base salary.

     If the employment of Mr. Lacourciere or Mr. Nuzzo, respectively, is terminated by Respironics without "cause" or by such employee for "good reason", as such terms are defined in their respective employment agreements, Mr. Lacourciere and Mr. Nuzzo will be entitled to receive (i) any unpaid salary through the date of termination, (ii) base salary in the amount then in effect for thirty-six months and twelve months, respectively, from the date of termination; and (iii) continuation of health care coverage for thirty-six months and twelve months, respectively, from the date of termination. If Mr. Lacourciere retires from Respironics, he will not be entitled to receive the termination payments described in this paragraph.

     If Mr. Lacourciere ends his employment by retiring, Mr. Lacourciere will receive a retirement benefit from Respironics following his retirement at or after attaining age 65. Upon retirement, Respironics will pay Mr. Lacourciere an amount equal to three times the higher of (a) $250,000 or (b) Mr. Lacourciere's average annual compensation (salary and bonus, exclusive of the success bonus being granted in connection with the merger (See "Success Bonus" on page [ ]) during the five most recent taxable years prior to the date of retirement. Mr. Lacourciere may also retire upon, or at any time subsequent to, his attaining age 62, and prior to his attaining age 65, upon six months prior notice to Respironics. In the event of a retirement at age 62, 63 or 64, Mr. Lacourciere will receive 90%, 93.33% or 96.66%, respectively, of the benefit he would have received if he retired after age 65. The retirement benefit will be payable over 36 months.

     Mr. Lacourciere is prohibited under his employment arrangements from engaging in any business in competition with Respironics during the period of his employment with Respironics and for four years thereafter. Mr. Nuzzo is prohibited under his employment agreement from engaging in any business in competition with Respironics during the period of his employment with Respironics and for one year thereafter.

     Success Bonuses. Upon completion of the merger, and in recognition of their services to Novametrix, including in connection with the proposed merger, certain executive officers of Novametrix will receive success bonuses as follows:

     William J. Lacourciere, Chairman of the Board and Chief Executive Officer                  $375,000
     Thomas M. Patton, President and Chief Operating Officer                                     200,000
     Joseph A. Vincent, Executive Vice President and Chief Financial Officer                      75,000
     Philip F. Nuzzo, Vice President - Product and Business Development                           55,000
     Jeffery A. Baird, Corporate Controller and Treasurer                                         44,000

     Directors Fees. Following execution of the merger agreement, and in recognition of their services to Novametrix, including in connection with the proposed merger, each director of Novametrix received an additional director's fee in the amount of $25,000. Previously, each director received additional grants of stock options representing 15,000 shares of Novametrix common stock.

     Acceleration of Vesting of Stock Options. Novametrix has issued stock options to certain directors, officers and employees under Novametrix's stock option and equity incentive plans. Immediately prior to the merger, all options to acquire shares of Novametrix common stock under Novametrix's stock option and equity incentive plans will, by their terms, become immediately vested and exercisable. As of the record date, Novametrix's directors and executive officers held vested and unvested options to acquire an aggregate of 1,093,000 shares of Novametrix common stock with a weighted average exercise price of $5.56 per share. Under the terms of the merger agreement, upon consummation of the merger, each of these options, whether or not then exercisable, will be converted into an option to acquire a number of shares of Respironics common stock in such amounts and at such exercise prices as determined in the merger agreement. The terms of each option will otherwise remain subject to the terms of the applicable option plan and agreements as in effect immediately prior to the effective time of the merger. See "The Merger Agreement - Stock Options" on page 51.

     Indemnification and Insurance

     Pre-Existing Indemnification and Insurance. Novametrix has entered into separate indemnification agreements with each of its directors and officers which require Novametrix, among other things, to indemnify them against liabilities arising from their status as directors or officers to the fullest extent permitted by the Novametrix certificate of incorporation and Delaware law. In addition, the Novametrix certificate of incorporation provides that Novametrix will indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Novametrix also maintains directors' and officers' liability insurance.

     Additional Indemnification and Insurance. The merger agreement provides that Respironics and the surviving corporation of the merger will, to the fullest extent permitted by law, indemnify and hold harmless each of Novametrix's present and former directors and officers against any costs or expenses arising out of or pertaining to the transactions contemplated by the merger agreement, or for any actions or omissions at or prior to the effective time of the merger, in each case to the same extent provided in the Novametrix certificate of incorporation, the Novametrix by-laws or any pre-existing indemnification contract with the present or former director or officer. The surviving corporation of the merger must maintain policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than policies maintained by Novametrix prior to the effective time of the merger for a period of six years following the closing of the merger (provided that the surviving corporation of the merger is not required to pay an annual premium for any policy in excess of 175% of the annual premiums currently paid by Novametrix). See "The Merger Agreement - Indemnification and Insurance" on page 57.

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Delisting and Deregistration of Novametrix Common Stock

     If the merger is completed, the shares of Novametrix common stock will cease to exist and will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934. Consequently, following completion of the merger, Novametrix stockholders will no longer be able to trade shares of Novametrix common stock on any stock exchange.

Restrictions on Resales by Affiliates of Novametrix

     The shares of Respironics common stock to be issued to Novametrix stockholders in the merger will have been registered under the Securities Act of 1933. These shares will be able to be traded freely and without restriction by those stockholders not deemed to be "affiliates" of Novametrix as that term is defined under the Securities Act. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that corporation. Any subsequent transfer by an affiliate of Novametrix must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the directors and executive officers of Novametrix.

                         THE NOVAMETRIX SPECIAL MEETING

Purpose, Time and Place

     The special meeting will be held at [ ] on March [ ], 2002, at [ ], Eastern Standard Time, unless postponed or adjourned to a later date. The purpose of the special meeting is for the Novametrix stockholders to consider and vote upon a proposal to adopt the merger agreement and conduct any other business properly brought before the meeting, including any adjournments or postponements of the special meeting. It is currently contemplated that no other matters will be considered at the special meeting.

     The Novametrix board of directors has approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and has determined that the merger and the merger agreement are advisable, fair to, and in the best interest of Novametrix and its stockholders. Accordingly, the Novametrix board of directors recommends that Novametrix stockholders vote FOR the adoption of the merger agreement.

Record Date; Voting Power

     The Novametrix board of directors has fixed the close of business ([ ] p.m., Eastern Standard Time) on February [ ], 2002 as the record date for determining the holders of Novametrix common stock entitled to notice of, and to vote at, the special meeting. Only holders of record of Novametrix common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.

     On the record date, approximately [ ] shares of Novametrix common stock were issued and outstanding and entitled to vote at the special meeting. Holders of record of Novametrix common stock are entitled to one vote per share on any matter which may properly come before the special meeting. If you are a record holder of Novametrix common stock on the record date, you may vote your shares of Novametrix common stock in person at the special meeting or by proxy as described below under "Voting of Proxies."

     The record stockholder number does not include the number of persons whose Novametrix common stock is in nominee or "street name" accounts through brokers. If you hold your shares of Novametrix common stock in this manner, you must follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Most banks and brokers have provisions for telephone and Internet voting. Check the material sent to you by them, or call your account representative for more information.

     A quorum is present at the special meeting if a majority of the outstanding shares of Novametrix common stock is represented in person or by proxy. A quorum is necessary to hold the special meeting. Any shares of Novametrix common stock held in treasury by Novametrix or any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share of Novametrix common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting unless the holder is present solely to object to the special meeting. If a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. However, if a new record date is set for the adjourned meeting, then a new quorum will have to be established. Abstentions and broker non-votes (which are shares held by brokers in street name that are not entitled to vote at the special meeting due to the absence of specific instructions from the beneficial owners of those shares) will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

Votes Required

     The affirmative vote of holders of a majority of the shares of Novametrix common stock outstanding on the record date is required to adopt the merger agreement. Under Delaware law, a Novametrix stockholder who abstains from voting or who does not vote will have the same effect as if the stockholder had voted against the adoption of the merger agreement. Brokers who hold shares of Novametrix common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of those shares. Any shares that are not voted because the nominee-broker lacks such discretionary authority will be counted and have the same effect as a vote against the adoption of the merger agreement.

Share Ownership of Management and Certain Stockholders

     At the close of business on the record date, directors, executive officers and certain other members of senior management of Novametrix beneficially owned and were entitled to vote approximately 863,638 shares of Novametrix common stock, representing approximately 9.8% of the shares of Novametrix common stock issued and outstanding on the record date. Each of those directors, executive officers and members of senior management entered into a voting agreement with Respironics in connection with the merger pursuant to which they agreed that, until such voting agreements are terminated, they would each vote, or cause to be voted, Novametrix common stock owned by such director, executive officer or other member of senior management FOR the adoption of the merger agreement (see "The Voting Agreements" on page 63).

Voting of Proxies

     If you vote your shares of Novametrix common stock by signing a proxy and returning it in time for the special meeting, your shares will be voted at the special meeting in the manner specified in your proxy card. If your proxy is properly executed but does not contain voting instructions, your proxy will be voted FOR adoption of the merger agreement. If other matters are properly presented before the special meeting, the persons named in your proxy will have authority to vote in accordance with their judgment on any other such matter, including, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting. However, a proxy that has been designated to vote against the adoption of the merger agreement will not be voted, either directly or through a separate proposal, to adjourn the meeting to solicit additional votes. It is not expected that any matter other than as described in this proxy statement/prospectus will be brought before the special meeting.

     If you hold your shares in nominee or "street name" (which is the name of a broker, bank or other record holder) you must either direct the record holder of your shares on how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

Revocability of Proxies

     If you complete and mail the enclosed proxy card, it will not preclude you from voting in person at the special meeting. If you are a record holder of Novametrix common stock, you may revoke a proxy at any time prior to your proxy being voted at the special meeting by:

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

     . delivering, prior to the special meeting, to Corporate Secretary, Novametrix Medical Systems, Inc., 5 Technology Drive, Wallingford, Connecticut 06492, a written notice of revocation bearing a later date or time than your proxy;

     .    submitting a later-dated proxy that is properly executed; or

     .    attending the special meeting and voting in person.

     Simply attending the special meeting will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions. If an adjournment occurs and no new record date is set, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

Solicitation of Proxies

     This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the Novametrix board of directors from the holders of Novametrix common stock for use at the Novametrix special meeting. Novametrix generally will bear the cost of solicitation of proxies. In addition to solicitation by mail, certain directors, officers and employees of Novametrix and its subsidiaries may solicit proxies from stockholders in person, by telephone, or by electronic means. These persons will not be paid for soliciting proxies. Novametrix may also have brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of Novametrix common stock held of record. Novametrix will reimburse these persons for their reasonable out-of-pocket expenses in connection with soliciting proxies.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

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

                              THE MERGER AGREEMENT

General

     This section describes the material provisions of the merger agreement, Novametrix's obligations under the merger agreement and Respironics' guarantee of Respironics Holdings' obligations under the merger agreement. This description is not complete, and stockholders are encouraged to read the full text of the merger agreement and the Respironics guarantee which are attached as Annex A to this proxy statement/prospectus.

The Merger

     General.

     Unless the merger agreement is terminated as described below, no later than the third business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement or on such date as Novametrix and Respironics Holdings otherwise agree to, Respironics Holdings and Novametrix will file merger documentation with the Secretary of State of the State of Delaware, as prescribed by Delaware law, at which time the merger will be effective.

     At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and the applicable provisions of the Delaware General Corporation Law, the state law that applies to Novametrix and Respironics Holdings, each of which is a Delaware corporation, Respironics Holdings will be merged with and into Novametrix, the separate corporate existence of Respironics Holdings will cease and Novametrix will continue as the surviving corporation. Novametrix will then be a wholly-owned subsidiary of Respironics.

     Charter Documents; Directors and Officers.

     The certificate of incorporation and by-laws of Respironics Holdings in effect immediately prior to the effective time, which are required to contain at that time the indemnification provisions described under "Indemnification and Insurance" on page 57 below, will be the certificate of incorporation of the surviving corporation, except that the name of the surviving corporation will become "Respironics Novametrix, Inc.", until thereafter amended in accordance with the applicable provisions of the certificate of incorporation and by-laws and as provided by the Delaware General Corporation Law.

     From and after the effective time of the merger and until their respective successors are duly elected or appointed and qualified, (i) the directors of Respironics Holdings immediately prior to the effective time will be the directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the surviving corporation, and
(ii) the officers of Respironics Holdings immediately prior to the effective time and some of the officers of Novametrix to the extent provided for by certain employment agreements with present officers of Novametrix will be officers of the surviving corporation (see "The Merger - Interests of Certain Persons in the Merger" on pages 45 through 47).

Merger Consideration

     Exchange Ratio.

     The merger agreement provides that, at the effective time of the merger, each share of Novametrix common stock will be exchanged for a fraction of a share of Respironics common stock. This number is referred to as the "exchange ratio." The exchange ratio will be determined as follows:

     . if the 20-day weighted average selling price of a share of Respironics common stock immediately preceding (but excluding) the third trading day prior to the closing date of the merger exceeds $35.00, the fraction will be $8.75 divided by the 20-day weighted average selling price;

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

     . if the 20-day weighted average selling price of a share of Respironics common stock immediately preceding (but excluding) the third trading day prior to the closing date of the merger is equal to or exceeds $32.00 and equal to or below $35.00, the fraction will be 0.25 shares;

     . if the 20-day weighted average selling price of a share of Respironics common stock immediately preceding (but excluding) the third trading day prior to the closing date of the merger is equal to or exceeds $30.00 but is equal to or below $31.99, the fraction will be $8.00 divided by the 20-day weighted average selling price; and

     . if the 20-day weighted average selling price of a share of Respironics common stock immediately preceding (but excluding) the third trading day prior to the closing date of the merger is below $30.00, the fraction will be fixed at 0.2667 shares. However, if the 20-day weighted average selling price of a share of Respironics common stock is below $30.00, Novametrix shall have the right to terminate the merger agreement. (See "The Merger Agreement - Termination Rights" on page 61).

     The 20-day weighted average selling price of a share of Respironics common stock immediately preceding (but excluding) the third trading day will be determined based on reports from the Nasdaq Stock Market.

     Adjustments to Exchange Ratio.

     If any change in the outstanding shares of capital stock of Respironics or Novametrix occurs from the date of the merger agreement until the effective time of the merger, including any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or any stock dividend, the exchange ratio and any amounts payable pursuant to the merger or the merger agreement will be adjusted appropriately. The merger agreement prohibits Novametrix from making any such changes while the merger agreement is in effect.

     Fractional Shares of Respironics Common Stock.

     No fractional shares of Respironics common stock will be issued in the merger. Novametrix stockholders who would otherwise be entitled to a fraction of a share of Respironics common stock will instead receive a cash payment, without interest, determined by multiplying the fractional share to which such holder would otherwise be entitled by the Respironics weighted average selling price used in determining the exchange ratio.

Stock Options

     Each option to acquire shares of Novametrix common stock outstanding immediately prior to the effective time of the merger will, at the effective time, become fully vested and exercisable and otherwise will continue to have, and be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Novametrix stock option, the same number of shares of Respironics common stock as the holder of such Novametrix stock option would have been entitled to receive pursuant to the merger had such holder exercised such Novametrix stock option in full immediately prior to the effective time of the merger, rounded to the nearest whole number of shares of Respironics common stock. The exercise price per share of these options to purchase Respironics common stock, rounded to the nearest cent, will equal the aggregate exercise price for the shares of Novametrix common stock otherwise purchasable pursuant to such Novametrix stock option divided by the number of full shares of Respironics common stock deemed purchasable pursuant to such Novametrix stock option. The merger agreement prohibits Novametrix from issuing any stock options in addition to those outstanding on the date of the merger agreement.

Stock Purchase Plan

     Beginning with the date of the merger agreement, Novametrix has not and will not establish, or implement any decisions to establish, any new employee stock purchase plans, nor will it extend the availability of the Novametrix stock purchase plan to any employees not previously eligible to be included in the Novametrix stock purchase plan. Novametrix has suspended its current stock purchase plan until the effective time of the merger, and

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

all shares of Novametrix common stock issued under the Novametrix stock purchase plan will be treated like all other shares of Novametrix common stock.

Warrants

     Each warrant to acquire shares of Novametrix common stock outstanding immediately prior to the effective time of the merger will, at the effective time, be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Novametrix warrant, the same number of shares of Respironics common stock as the holder of such Novametrix warrant would have been entitled to receive pursuant to the merger had such holder exercised such Novametrix warrant in full immediately prior to the effective time of the merger, rounded to the nearest whole number of shares of Respironics common stock. The exercise price per share of these warrants to purchase Respironics common stock, rounded to the nearest cent, will be equal to the aggregate exercise price for the shares of Novametrix common stock otherwise purchasable pursuant to such Novametrix warrant divided by the number of full shares of Respironics common stock deemed purchasable pursuant to such Novametrix warrant.

Cancellation

     Each share of Novametrix common stock held by Novametrix or any of its subsidiaries or owned by Respironics or Respironics Holdings immediately prior to the effective time of the merger will be cancelled and extinguished at the effective time and not exchanged for or otherwise converted into shares of Respironics common stock.

Exchange of Shares of Novametrix Common Stock

     As necessary from time to time following the effective time, Respironics Holdings will make available to Mellon Investor Services L.L.C., as exchange agent, (1) the shares of Respironics common stock required for the exchange of shares of Novametrix common stock in the merger and (2) an amount of cash sufficient to permit Mellon Investor Services to make the necessary payments of cash in lieu of fractional shares of Respironics common stock.

     Promptly after the consummation of the merger, Respironics will instruct Mellon Investor Services to mail to each holder of record, as of the effective time, of a certificate which immediately prior to the effective time represented outstanding shares of Novametrix common stock whose shares were converted into the right to receive shares of Respironics common stock, a letter of transmittal and instructions as to how to surrender such certificates in exchange for shares of Respironics common stock and payment for any fractional shares of Respironics common stock.

     Holders of certificates previously representing shares of Novametrix common stock will not be paid dividends or distributions on the shares of Respironics common stock (none of which have been declared to date) and will not be paid cash in lieu of a fractional share of Respironics common stock until such certificates are surrendered to Mellon Investor Services for exchange. When such certificates are surrendered, the holder will receive any unpaid dividends with a record date after the consummation of the merger (none of which have been declared to date) and any cash in lieu of a fractional share of Respironics common stock without interest. For all other corporate purposes, these certificates will represent, from and after the consummation of the merger, the right to receive the number of shares of Respironics common stock and cash in respect of fractional shares of Respironics common stock into which such shares of Novametrix common stock are actually converted in the merger.

     Mellon Investor Services will deliver shares of Respironics common stock in exchange for lost, stolen or destroyed certificates formerly representing shares of Novametrix common stock if the owner of these certificates signs an affidavit of loss, theft or destruction, as appropriate. Respironics Holdings also may, in its discretion, require the holder of these lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as an indemnity against any claim that might be made against Respironics, Respironics Holdings or Mellon Investor Services with respect to allegedly lost, stolen or destroyed certificates.

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

     Any portion of the exchange fund consisting of cash and shares of Respironics common stock which remains undistributed to the holders of shares of Novametrix common stock for six months after the effective time will be delivered to Respironics Holdings upon demand, and any holders of certificates formerly representing shares of Novametrix common stock who have not theretofore complied with the exchange instructions will thereafter look only to Respironics Holdings for the shares of Respironics common stock and any cash in respect of fractional shares of Respironics common stock to which they are entitled, in each case without any interest thereon.

Representations and Warranties

     Novametrix has made customary representations and warranties in the merger agreement about itself and its subsidiaries. Respironics Holdings has made customary representations and warranties in the merger agreement about Respironics and its subsidiaries.

Conduct of Business by Novametrix

     Novametrix has agreed to specified restrictions on its activities until either the completion of the merger or the termination of the merger agreement. In general, Novametrix is required to conduct its business, and will cause its subsidiaries to conduct their businesses, only in the ordinary course of business and in a manner consistent with past practice unless Respironics Holdings otherwise agrees in writing. Novametrix will also use reasonable commercial efforts to preserve substantially intact the business organization of Novametrix and its subsidiaries, to keep available the services of the present officers, employees and consultants of Novametrix and its subsidiaries and to preserve the present relationships of Novametrix and its subsidiaries with customers, suppliers and other persons with which Novametrix or any of its subsidiaries has significant business relations. In particular, subject to certain exceptions, Novametrix has agreed that neither it nor any of its subsidiaries, without the prior written consent of Respironics Holdings, will, among other things:

     . amend or otherwise change the Novametrix certificate of incorporation or by-laws;

     . issue, sell, dispose of or encumber, any equity security, option or other security convertible into or exercisable for equity securities except to a limited extent to employees or directors pursuant to the exercise of outstanding options or warrants;

     . sell, dispose of or encumber any assets of Novametrix or any of its subsidiaries, except in the ordinary course of business and in a manner consistent with past practice, or dispositions of immaterial assets not in excess of $50,000 in the aggregate;

     . declare or pay any dividend or other distribution, other than a dividend to Novametrix by a wholly-owned subsidiary of Novametrix;

     . split, combine, redeem, repurchase or reclassify any of its capital stock;

     . amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its or its subsidiaries' securities (including options and warrants), except (1) under the terms of certain existing agreements and (2) to the extent necessary to comply with tax withholding obligations in connection with the exercise of stock options; or

     . settle, pay or discharge any claim, suit or other action brought or threatened against Novametrix with respect to or arising out of a stockholder equity interest in Novametrix.

     .    make any acquisitions;

     . incur any indebtedness for borrowed money (including any guarantees of the indebtedness of another) other than (1) indebtedness outstanding on the date of the merger agreement, (2) borrowings and

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

          reborrowings under Novametrix's or any of its subsidiaries' credit facilities in an aggregate amount not to exceed $500,000 in excess of the borrowings outstanding under such credit facilities on the date of the merger agreement and (3) other borrowings not in excess of $50,000 in the aggregate;

     . make any loans or advances, other than in the ordinary course of business consistent with past practice;

     . grant any severance or termination pay, except for obligations existing on the date of the merger agreement or in accordance with past practice, or generally enter into or amend any employment or severance agreement with any current or prospective employee;

     . authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $375,000 over the period from the date of the merger agreement to the effective date of the merger; or

     . increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary, wages or bonuses of employees in accordance with past practice or as required by obligations existing on the date of the merger agreement;

     . establish, adopt, enter into or amend any collective bargaining agreement, benefit plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries;

     .    change accounting policies or procedures;

     . make any tax election or settle or compromise any U.S. federal, state, local or non-U.S. tax liability;

     . pay, discharge or satisfy any claims, liabilities or obligations in excess of $100,000 in the aggregate other than in the ordinary course of business and consistent with past practice;

     . enter into, modify or renew any contract, agreement or arrangement, whether or not in writing, for the licensing of its technology;

     . subject to certain exceptions permitted in the normal and ordinary course of business, enter into any contract, agreement or arrangement or any amendment, modification or renewal to any contract, agreement or arrangement unless Novametrix has the right to terminate such contract, agreement, arrangement, amendment, modification or renewal without penalty upon 30 days written notice; or

     . take, or agree in writing or otherwise to take, any of the actions described above or any action which would make any of the representations or warranties of Novametrix contained in the merger agreement untrue or incorrect or prevent Novametrix from performing or cause Novametrix not to perform its covenants under the merger agreement.

Conduct of Business by Respironics

     Respironics Holdings has agreed to specified restrictions on Respironics' activities until either the completion of the merger or the termination of the merger agreement. In general, Respironics Holdings will take all action necessary to cause Respironics to conduct its business and to cause its subsidiaries to conduct their businesses in the ordinary course of business and consistent with past practice, including actions taken by Respironics or its subsidiaries in contemplation of the merger or other business acquisitions otherwise in compliance with the merger agreement. In particular, subject to certain exceptions, neither Respironics nor any of its subsidiaries, without the prior written consent of Novametrix will:

     . amend or otherwise change Respironics' certificate of incorporation or by-laws;

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

     . make or agree to make any acquisition of any business or assets or disposition of assets which would materially delay or prevent the consummation of the merger and the other transactions contemplated by the merger agreement, other than an acquisition or disposition where the value of such transaction is less than 10% of the market capitalization of Respironics;

     . declare, set aside, make or pay any dividend or other distribution on any of its capital stock, other than a dividend to Respironics by a wholly-owned subsidiary of Respironics;

     .    change accounting policies or procedures; or

     . take, or agree in writing or otherwise to take, actions described above or any action which would make any of the representations or warranties of Respironics Holdings contained in the merger agreement untrue or incorrect or cause Respironics Holdings not to perform its covenants under the merger agreement.

No Solicitation

     Novametrix has agreed that it will not solicit or knowingly encourage the initiation of, including by way of furnishing information, any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock or similar transactions involving Novametrix or any of its subsidiaries that if consummated would constitute an "Alternative Transaction." An Alternative Transaction means:

     . any transaction pursuant to which any third party acquires more than 25% of the outstanding shares of any class of Novametrix equity securities, whether from Novametrix or pursuant to a tender offer, an exchange offer or otherwise;

     . a merger or other business combination involving Novametrix pursuant to which any third party acquires more than 25% of the outstanding equity securities of Novametrix or the entity surviving such merger or business combination;

     . any transaction pursuant to which any third party acquires or would acquire control of assets of Novametrix or any significant subsidiary; or

     . any other consolidation, business combination, recapitalization or similar transaction involving Novametrix or any of its significant subsidiaries, other than transactions contemplated by the merger agreement.

     Any inquiry or proposal by a third party to effect an Alternative Transaction is referred to as an "Acquisition Proposal."

     If the Novametrix board of directors, following consultation with independent legal counsel, reasonably determines in good faith that such action is or is reasonably likely to be required to discharge properly its fiduciary duties, the Novametrix board of directors, after notice to Respironics Holdings, is permitted to:

     . furnish information to a third party which has made, but was not solicited to make in violation of the merger agreement, a bona fide Acquisition Proposal that the Novametrix board of directors concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, reasonably be expected to constitute a "Superior Proposal," as defined below; and

     . consider and negotiate a bona fide Acquisition Proposal that the Novametrix board of directors concludes in good faith after consulting with a nationally recognized investment banking firm is a Superior Proposal not solicited in violation of the merger agreement.

     A Superior Proposal is any proposal made by a third party to acquire, directly or indirectly, for cash and/or securities, all of Novametrix common stock entitled to vote generally in the election of directors, or all or

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

substantially all of Novametrix's assets, on terms which the Novametrix board of directors reasonably believes, after consultation with a nationally recognized financial advisor and after taking into account the likelihood of, and extra time required for, consummation of such Superior Proposal, and the termination fee which will be payable to Respironics upon termination of the merger agreement (see "Termination Fees and Expenses" on page [ ]), to be more favorable from a financial point of view to Novametrix stockholders than the merger and the transactions contemplated by the merger agreement, taking into account at the time of determination any changes to the financial terms of the merger proposed by Respironics Holdings, although a Superior Proposal may be subject to a diligence review and other customary conditions.

     Neither Novametrix nor the Novametrix board of directors may withdraw or modify, or propose to withdraw or modify, in a manner adverse to Respironics Holdings, the approval by the Novametrix board of directors of the merger agreement and the merger, except to the extent that the Novametrix board of directors reasonably determines in good faith and after consultation with independent legal counsel that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

     In addition, unless the merger agreement has been terminated in accordance with its terms, Novametrix and the Novametrix board of directors may not enter into any agreement with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction.

     The merger agreement expressly provides that the foregoing covenants do not prohibit Novametrix from taking and disclosing to its stockholders a position regarding an Alternative Transaction or Acquisition Proposal required by the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation or by the Nasdaq Stock Market.

     Novametrix has agreed:

     . to immediately cease and cause to be terminated any discussions or negotiations with any third party that were ongoing at the time of the execution of the merger agreement;

     . not to release any third party from the confidentiality and standstill provisions of any agreement to which Novametrix is a party except for a release from standstill provisions in connection with a Superior Proposal;

     . to notify Respironics Holdings promptly and no later than 24 hours after receipt of, or modification or amendment to, any Acquisition Proposal or any request for nonpublic information relating to Novametrix or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Novametrix and to disclose to Respironics Holdings the terms of all Acquisition Proposals and the identity of the person making all Acquisition Proposals and whether Novametrix is providing or intends to provide the person making the Acquisition Proposal with access to such requested information; and

     . to promptly notify Respironics Holdings orally and in writing if it enters into negotiations concerning any Acquisition Proposal.

     Novametrix will ensure that the officers and directors of Novametrix and its subsidiaries and any investment banker or other advisor or representative retained by Novametrix are aware of the restrictions described above.

Certain Other Covenants

     Consents; Approvals

     Each of Novametrix and Respironics Holdings will use its reasonable best efforts, and Respironics Holdings will cause Respironics to use its reasonable best efforts, to obtain, and to cooperate with each other in order to obtain, all required consents, waivers, approvals, authorizations or orders. Each of Novametrix and

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Respironics Holdings will make all filings required in connection with the authorization, execution and delivery of the merger agreement and the consummation by them of the transactions contemplated thereby.

     Agreements with Respect to Affiliates

     Novametrix has identified to Respironics Holdings all persons who are anticipated to be "affiliates" of Novametrix for purposes of Rule 145 under the Securities Act at the time of the meeting of the Novametrix stockholders. Novametrix will use its reasonable best efforts to cause each person identified as an "affiliate" to deliver to Respironics Holdings a written agreement that he or she will only dispose of shares of Respironics common stock in compliance with the securities laws.

     Indemnification and Insurance

     For six years following the consummation of the merger, the articles of incorporation and by-laws of the surviving corporation will contain the same indemnification provisions as currently set forth in the Novametrix certificate of incorporation and by-laws, and these provisions will not be amended, modified or otherwise repealed in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of Novametrix at or prior to the consummation of the merger unless otherwise required by law.

     After the consummation of the merger, the surviving corporation will, to the fullest extent permitted under applicable law or under its articles of incorporation or by-laws, indemnify and hold harmless each present and former director, officer or employee of Novametrix or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the merger agreement or otherwise with respect to any acts or omissions occurring at or prior to the consummation of the merger, to the same extent as provided in the Novametrix certificate of incorporation or by-laws or any applicable contract or agreement as in effect on the date of the merger agreement, in each case for a period of six years following the consummation of the merger.

     Following the merger, the surviving corporation will honor and fulfill in all respects Novametrix's obligations under the indemnification agreements and employment agreements with Novametrix's officers and directors existing at or before the consummation of the merger.

     In addition, for a period of not less than six years after the consummation of the merger, the surviving corporation will provide Novametrix's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the consummation of the merger that is no less favorable than Novametrix's existing policy or, if substantially equivalent insurance coverage is unavailable, the next best available coverage; provided, however, that the surviving corporation will not be required to pay an annual insurance premium in excess of 175% of the annual premium currently paid by Novametrix for such insurance, but in such case will purchase as much coverage as possible for such amount.

     These provisions are not intended in any way to limit the rights of the indemnified persons under the Novametrix certificate of incorporation and by-laws or any agreements permitted under the merger agreement, which rights are intended to survive the merger and to be binding on the surviving corporation and its successors and assigns.

     Further Action/Tax Treatment

     The parties to the merger agreement will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the merger agreement. In addition, Respironics Holdings and Novametrix will, and Respironics Holdings will cause Respironics to, use its reasonable best efforts to cause the merger to qualify as a reorganization within the meaning of Section 368(a) of the

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U.S. Internal Revenue Code, as specified in the merger agreement, and will not, either before or after the consummation of the merger, take any actions which, or fail to take any actions which, if not taken, might reasonably be expected to prevent the merger from so qualifying.

     Public Announcements

     Respironics Holdings and Novametrix will not issue any press release or make any written public statement with respect to the merger or the merger agreement and the transactions contemplated thereby without the prior consent of the other party, which consent will not be unreasonably withheld. A party is permitted to make disclosures without the consent of the other party as required by law or the rules and regulations of the Nasdaq Stock Market, if the disclosing party has used all reasonable efforts to consult with the other party.

     Shares of Respironics Common Stock

     Respironics Holdings will take all actions necessary so that Respironics will issue to Respironics Holdings the shares of Respironics common stock to be delivered to Novametrix stockholders in the merger. Respironics has also guaranteed to use its reasonable best efforts to list on the Nasdaq Stock Market the shares of Respironics common stock to be delivered in the merger prior to the effective time of the merger.

     Certain Employee Benefits

     The surviving corporation, at its sole discretion, will either continue the current employee benefits of Novametrix or will provide each person who was an employee of Novametrix or any of its subsidiaries at the effective time of the merger with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of Respironics, with "similarly situated" to be determined in light of the employee's responsibilities after the merger. It is the intention of Respironics either to maintain existing employee benefits of Novametrix or arrange for each person who was an employee of Novametrix or any of its subsidiaries to become participants in Respironics' existing employee benefit plans after the effective time of the merger.

     The surviving corporation will recognize service accrued by Novametrix employees prior to the effective time for all purposes, will waive pre-existing condition limitations and eligibility waiting periods under any group health plan and will give credit for amounts paid prior to the effective time for purposes of applying deductibles, co-payments and out-of-pocket maximums.

     From and after the effective time of the merger, Respironics Holdings will take all actions necessary so that Respironics will honor in accordance with their terms all benefits and obligations under the Novametrix employee benefit plans and all agreements with employees and consultants of Novametrix, each as in effect on the date of the merger agreement or as amended pursuant to the merger agreement.

     These provisions may not be enforced against the surviving corporation by any employee of Novametrix or any other person. Subject to compliance with these provisions, they do not prevent the surviving corporation or any other subsidiary of Respironics from amending or modifying any employee benefit plan, program or arrangement in any respect in accordance with its terms or, subject to the terms of the relevant plan, terminating, or modifying the terms and conditions of, employment or other service of any person.

Conditions to Completion of the Merger

     The obligations of the parties to consummate the merger are subject to the satisfaction at or prior to the effective time of the following conditions:

     . Effectiveness of Registration Statement. The registration statement of which this proxy statement/prospectus is a part has become effective under the Securities Act and the SEC has not issued any stop order suspending the effectiveness of the registration statement, nor has the SEC initiated or threatened any proceedings for that purpose or in respect of this proxy statement/prospectus.

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     .    Stockholder Adoption. The holders of a majority of the issued and outstanding shares of Novametrix common stock have adopted the merger agreement.

     .    Regulatory Clearances and Approvals.

          . All waiting periods applicable to the consummation of the merger under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, have expired or been terminated;

          . all material and necessary clearances and approvals for the merger under any non-U.S. antitrust laws have been obtained;

          . any other federal, state, local or foreign regulatory clearances and approvals necessary to the consummation of the merger have been obtained; and

          . all other waiting periods imposed by any governmental authority in connection with such regulatory clearances have expired.

     . Governmental Actions. No order, stay, decree, judgment or injunction of any governmental authority, administrative agency or court of competent jurisdiction enjoining, prohibiting or materially adversely affecting the merger has been issued that has not been vacated, dismissed or withdrawn as of the effective date of the merger, and there is no pending or threatened (in writing) litigation or proceeding by any governmental authority which seeks to enjoin or prohibit the merger or to impose material damages on either Respironics or Novametrix because of the merger.

     . Illegality. No statute, rule, regulation or order has been enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal.

     . NASD Quotation. The National Association of Securities Dealers, Inc. must have approved for quotation on the Nasdaq Stock Market, all of the shares of Respironics common stock to be issued in the merger.

     In addition, Respironics Holdings' obligation to effect the merger is subject to fulfillment of the following additional conditions:

     . Representation and Warranties. The representations and warranties of Novametrix set forth in the merger agreement will be true and correct to the extent required in the merger agreement.

     . Performance of Obligations. Novametrix will have performed and complied in all material respects with all agreements, covenants and conditions required by the merger agreement to be performed or complied with by it prior to the effective time of the merger.

     . Affiliates' Agreements. Respironics will have received a written agreement from all persons identified by Novametrix as "affiliates" of Novametrix for purposes of Rule 145 under the Securities Act that he or she will only dispose of shares of Respironics common stock in compliance with the securities law.

     . Employment Agreements and Related Agreements. Respironics Holdings will have received executed employment agreements from William J. Lacourciere, Philip F. Nuzzo, Anthony Pierry and Catherine Bush (all of which have been received), and which are not terminated, repudiated or breached.

     . Federal Tax Opinion. Respironics will have received the opinion of Reed Smith LLP, to the effect that

          .    the merger will constitute a reorganization within the meaning of
               Section 368(a) of the Internal Revenue Code;

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          .    Respironics, Respironics Holdings and Novametrix will each be a
               "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

          . no gain or loss will be recognized by Respironics, Respironics Holdings or Novametrix as a result of the merger;

          . except in connection with cash received in lieu of fractional shares, no gain or loss will be recognized by Novametrix stockholders who receive solely Respironics common stock (and cash in lieu of fractional shares), on the exchange of their shares of Novametrix common stock for shares of Respironics common stock;

          . the aggregate basis of the shares of Respironics common stock to be received by Novametrix stockholders will be the same as the aggregate basis of the shares of Novametrix common stock exchanged therefor (reduced by an amount attributable to fractional shares); and

          . the holding period of the shares of Respironics common stock to be received by Novametrix stockholders will include the period during which shares of Novametrix common stock surrendered were held by the Novametrix stockholder (provided such Novametrix common stock was held as a capital asset in the hands of the Novametrix stockholder at the time of the exchange).

     In addition, Novametrix's obligation to effect the merger is subject to fulfillment of the following additional conditions:

     . Representation and Warranties. The representations and warranties of Respironics Holdings set forth in the merger agreement will be true and correct to the extent required in the merger agreement.

     . Performance of Obligations. Respironics Holdings will have performed and complied in all material respects with all agreements, covenants and conditions required by the merger agreement to be performed or complied with by it prior to the effective time of the merger.

     . Federal Tax Opinion. Novametrix will have received the opinion of Torys LLP to the effect that

          .    the merger will constitute a reorganization within the meaning of
               Section 368(a) of the Internal Revenue Code;

          . Respironics, Respironics Holdings and Novametrix will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

          . no gain or loss will be recognized by Respironics, Respironics Holdings or Novametrix as a result of the merger;

          . except in connection with cash received in lieu of fractional shares, no gain or loss will be recognized by Novametrix stockholders who receive solely Respironics common stock (and cash in lieu of fractional shares), on the exchange of their shares of Novametrix common stock for shares of Respironics common stock;

          . the aggregate basis of the shares of Respironics common stock to be received by Novametrix stockholders will be the same as the aggregate basis of the shares of Novametrix common stock exchanged therefor (reduced by an amount attributable to fractional shares); and

          . the holding period of the shares of Respironics common stock to be received by Novametrix stockholders will include the period during which shares of Novametrix common stock surrendered were held by the Novametrix stockholder (provided such Novametrix common stock

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               was held as a capital asset in the hands of the Novametrix stockholder at the time of the exchange).

Termination of the Merger Agreement

     Termination Rights

     The merger agreement may be terminated:

     . by mutual written consent duly authorized by the respective boards of directors of Respironics Holdings and Novametrix at any time prior to the effective time of the merger;

     . by Novametrix or Respironics Holdings in the event of a material breach of a representation, warranty, covenant or agreement of the other party in the merger agreement, which breach, if curable, has not been cured within 30 days after written notice of the breach is given to the breaching party by the party electing to terminate;

     . by Novametrix or Respironics Holdings at any time after Novametrix stockholders have failed to adopt the merger agreement, in a vote taken at a meeting duly convened for that purpose, provided that the party electing to terminate will have fulfilled each of its and its subsidiaries' conditions described under "Conditions to Completion of Merger" on page 58 above;

     . by Novametrix or Respironics Holdings at any time after a final judicial or regulatory determination (as to which all periods for appeal have expired and no appeal will be pending) denying any regulatory clearance and/or approval required for the merger;

     . by Respironics Holdings within three business days after Respironics Holdings delivers to Novametrix a notice of a regulatory clearance or approval from a government authority or agency which contains or imposes any condition or requirement which in Respironics Holdings' reasonable business judgment is adverse to the best interests of the combined entities;

     . by Novametrix or Respironics Holdings if the effective time of the merger has not occurred by June 17, 2002, provided that this right to terminate may not be exercised by any party whose failure to fulfill any obligation or satisfy any condition under the merger agreement has caused or resulted in the failure of the effective time of the merger to occur on or before such date;

     . by Novametrix if the Novametrix board of directors has approved an Acquisition Proposal (the definition of Acquisition Proposal is set forth, and subject to the terms described, under "No Solicitation" beginning on page 55 above), after determining, upon the basis of advice of outside counsel that such action is necessary in order for the Novametrix board of directors to act in a manner consistent with its fiduciary obligations under applicable law; or

     . by Novametrix if the 20-day weighted average selling price of a share of Respironics common stock immediately preceding (but excluding) the third trading day prior to the closing date of the merger is less than $30.00 provided, that, Novametrix must exercise this right to terminate within two business days after termination of the calculation period.

     Termination Fees and Expenses

     Novametrix will pay Respironics a fee of $3,400,000, and will pay the actual, documented and reasonable out-of-pocket expenses of Respironics and Respironics Holdings relating to the transactions contemplated by the merger agreement, including, but not limited to, reasonable fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors, of up to $425,000, upon the first to occur of any of the following events:

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     .    the Novametrix board of directors fails to recommend adoption of the merger agreement by the Novametrix stockholders, or withdraws, modifies or changes its recommendation of the merger in a manner adverse to Respironics, or has resolved to do any of the foregoing, other than following termination by mutual consent or under the following circumstances permitting termination by Novametrix:

          . a material breach of a representation, warranty, covenant or agreement which breach, if curable, has not been cured by Respironics within 30 days of written notice from Novametrix;

          . at any time after a final judicial or regulatory determination denying a regulatory clearance and/or approval required for the merger;

          . if the effective time of the merger has not occurred by June 17, 2002, provided that Novametrix's failure to fulfill an obligation or satisfy a condition under the merger agreement has not caused, or resulted in, the failure of the effective time to occur on or prior to such date; or

          . the 20-day weighted average selling price of a share of Respironics common stock immediately preceding (but excluding) the third trading day prior to the closing date of the merger is less than $30.00.

     . Novametrix terminates the merger agreement following the Novametrix board of directors' approval of an Acquisition Proposal (the definition of Acquisition Proposal is set forth under "No Solicitation" beginning on page 55 above); or

     . Within 12 months following the termination of the merger agreement, Novametrix executes and delivers a definitive agreement for, or the Novametrix board of directors approves, a transaction, involving (i) a merger or consolidation, or any similar transaction, involving Novametrix or any significant subsidiary, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of Novametrix or any significant subsidiary or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 30% or more of the voting power of the Novametrix or any significant subsidiary (other than, in the case of the transfer of securities of any significant subsidiary, transfers between Novametrix and/or one or more of its subsidiaries), unless such termination is by mutual consent or by Novametrix under the following circumstances:

          . a material breach of a representation, warranty, covenant or agreement which breach, if curable, has not been cured by Respironics within 30 days of written notice from Novametrix;

          . at any time after a final judicial or regulatory determination denying a regulatory clearance and/or approval required for the merger;

          . if the effective time of the merger has not occurred by June 17, 2002, provided that Novametrix's failure to fulfill an obligation or satisfy a condition under the merger agreement has not caused, or resulted in, the failure of the effective time to occur on or prior to such date; or

          . the 20-day weighted average selling price of a share of Respironics common stock immediately preceding (but excluding) the third trading day prior to the closing date of the merger is less than $30.00.

     The fee and/or expenses described above are payable in immediately available funds within five business day following the occurrence of the event requiring such payment.

     The fee payable under certain circumstances by Novametrix to Respironics is intended, among other things, to compensate Respironics and Respironics Holdings for their respective costs, including lost opportunity costs, if certain actions or inactions by Novametrix or its stockholders lead to the abandonment of the merger. This may

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have the effect of increasing the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The fee may also have the effect of discouraging other persons from making an offer to acquire all of, or a significant interest in, Novametrix by increasing the cost of any such acquisition.

     Except as described above, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated.

Amendment and Waiver; Parties in Interest

     The parties to the merger agreement may amend the merger agreement in writing by action taken by or on behalf of their respective boards of directors at any time prior to the consummation of the merger. However, after approval of the merger agreement by the Novametrix stockholders, the merger agreement cannot be amended without stockholder approval if stockholder approval of the amendment is required by law.

     At any time prior to the consummation of the merger, any party to the merger agreement may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or waive compliance with any of the agreements or conditions contained in the merger agreement. This extension or waiver will be valid if set forth in writing by the party or parties granting this extension or waiver.

     The merger agreement is binding upon and inures solely to the benefit of its parties. Nothing in the merger agreement, express or implied, confers upon any other person any right, benefit or remedy of any nature whatsoever, other than certain indemnification and insurance obligations of Respironics Holdings and Novametrix following the consummation of the merger which are intended for the benefit of certain specified officers and directors of Novametrix and may be enforced by these individuals, and other than the right of Novametrix stockholders to receive the merger consideration if the merger is consummated, but not otherwise. In addition, Respironics may enforce the fee and expenses provisions described under "Termination Fees and Expenses" beginning on page 61 above.

Guarantee

     Respironics has irrevocably guaranteed every representation, warranty, covenant, agreement and other obligation of Respironics Holdings under the merger agreement.

                              THE VOTING AGREEMENTS

     The following is a summary of the material terms of the voting agreements. This description is qualified by reference to the complete text of the form of voting agreement, which is incorporated by reference and attached to this proxy statement/prospectus as Annex C. Novametrix stockholders are encouraged to read the form of the voting agreement carefully and in its entirety.

Agreement to Vote and Proxy

     In connection with the merger agreement, each of Novametrix's directors and executive officers and certain members of Novametrix's senior management (collectively known as the Novametrix director and management stockholders) entered into voting agreements with Respironics. At January 15, 2002, the Novametrix director and management stockholders beneficially owned 863,638 outstanding shares of Novametrix common stock. These shares represented 9.8% of the total issued and outstanding shares of Novametrix common stock at January 15, 2002.

     Under the terms of the voting agreements, such directors, officers and senior managers agreed that, until such voting agreements are terminated, he or she would vote, or cause to be voted, all of his or her shares in favor of the adoption of the merger agreement, and that each such director, officer and senior manager will use his or her best

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

efforts to cause any other shares of Novametrix common stock over which he or she has or shares voting power to be voted in favor of the merger agreement and the merger.

     Each of the Novametrix director and management stockholders agreed not to enter into any agreement or commitment with any person, the effect of which would be inconsistent with or violate any of the provisions and agreements set forth above.

Restrictions on Voting

     Each of the Novametrix director and management stockholders agreed with Respironics that, during the period commencing on the date of the voting agreements and ending on the date that the voting agreements are terminated, such Novametrix director and management stockholders will not vote or cause or permit any of his or her shares to be voted in favor of any other merger, consolidation, liquidation, or other transaction which would have the effect of any person other than Respironics or its affiliate acquiring majority voting control over Novametrix.

Restrictions on Transfer

     Each of the Novametrix director and management stockholders entering into voting agreements agreed with Respironics that, during the period commencing on the date of the voting agreements and ending on the date that the voting agreements are terminated, such Novametrix director and management stockholders will not sell or otherwise transfer any of his or her shares:

     . pursuant to any tender offer, exchange offer, or similar proposal made by any person (other than Respironics or its affiliate);

     . to any person seeking to obtain control of Novametrix, any of its subsidiaries or any substantial portion of the assets of Novametrix or any of its subsidiaries or to any other person (other than Respironics or its affiliates) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control; or

     . for the principal purpose of avoiding his or her obligations under the voting agreement.

Termination

     The voting agreements will terminate upon the earlier of consummation of the merger or the termination of the merger agreement in accordance with its terms.

Effect of the Voting Agreements

     The voting agreements are intended to make it more likely that the merger will be completed on the agreed terms. These agreements may have the effect of making an acquisition or other business combination involving Novametrix by or with a third party more difficult because the shares of Novametrix common stock held pursuant to these agreements would be unable to be voted in favor of any such acquisition or other business combination prior to the termination of the merger agreement.

                               SECURITY OWNERSHIP
            OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NOVAMETRIX

Certain Beneficial Owners

     The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Novametrix board of directors beneficially owned more than five percent of the Novametrix common stock as of January 15, 2002, and their respective shareholdings as of such date (according to information furnished by them to Novametrix), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                    Shares of Common Stock          Percent
Name and Address                                      Beneficially Owned            of Class
----------------                                      ------------------            --------
General Electric Company (1)
    3135 Easton Turnpike
 Fairfield, Connecticut 06431
GE Medical Systems, Inc. (1)
    8200 West Tower Avenue
    Milwaukee, Wisconsin 53223 ...............              750,000                    8.3%

Kairos Partners, LP (2)
Kairos Partners GP,  LLC (2)
Aim High Enterprises, Inc. (2)
    c/o Aim High Enterprises, Inc.
    600 Longwater Drive, Suite 204
    Norwell, Massachusetts  02061
StoneGate Partners, LLC (2)
    45 Milk Street, 7th Floor
    Boston, Massachusetts  02108 ...............            573,590                    6.5%

Charles F. Manning, Jr., M.D. Group (3)
    1831 Ox Bottom Road
    Tallahassee, Florida 32312 ...............              575,338                    6.5%

William J. Lacourciere (4)
    c/o Novametrix Medical Systems Inc.
    5 Technology Drive
    Wallingford, Connecticut 06492 .............            459,466                    5.2%

_________________

(1) Information as to General Electric Company and GE Medical Systems, Inc. is based upon a report on Schedule 13G filed with the SEC on March 16, 2000 by General Electric and GE Medical. Such report indicates that GE Medical beneficially owns an aggregate of 750,000 shares. General Electric disclaims beneficial ownership of the shares of common stock issued to GE Medical.

(2) Information as to Kairos Partners, LP, Kairos Partners GP, LLC, Aim High Enterprises, Inc., and StoneGate Partners, LLC is based upon a report on
     Schedule 13D filed with the Commission on November 14, 2001. Such report indicates that Kairos Partners, LP beneficially owns an aggregate of 573,590 shares. Each of the other parties disclaims beneficial ownership of the shares of common stock issued to Kairos Partners, LP.

(3) Information as to the Charles F. Manning, Jr., M.D. Group is based upon reports on Schedule 13D filed with the SEC on April 10, 1997 by such group. Such reports indicate that such group beneficially owns an aggregate of 575,338 shares, which includes 72,570 shares issuable on the exercise of currently exercisable warrants.

(4) Includes (i) 5,907 shares held for the account of Mr. Lacourciere under the Novametrix Medical Systems Inc. Employee Stock Ownership Plan, (ii) 1,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Lacourciere, which warrants will expire on March 8, 2002, and (iii) 106,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Lacourciere. Does not include an additional 13,334 shares issuable upon the exercise of stock options held by Mr. Lacourciere which are not currently exercisable but will become exercisable in connection with the merger.

Directors and Executive Officers

         The following table sets forth, as of January 15, 2002, the number of shares of Novametrix common stock beneficially owned by each of the directors, the chief executive officer and each of the four highest paid executive officers of Novametrix, and all directors and executive officers of Novametrix as a group, according to information furnished by such persons to Novametrix.

                                                    Shares of Common Stock          Percent
Name                                                  Beneficially Owned           of Class
----                                                  ------------------           --------
Jeffery A. Baird .................................           25,926 (1)                *
    Corporate Controller and Treasurer

Paul A. Cote .....................................           74,856 (2)                *
    Director of the Company

Vartan Ghugasian .................................           84,166 (3)                *
    Director of the Company

Thomas M. Haythe .................................          146,040 (4)              1.7%
    Director of the Company

William J. Lacourciere ...........................          459,466 (5)              5.2%
    Chairman of the Board, Chief Executive
    Officer and Director of the Company

John P. Mahoney ..................................          190,258 (6)              2.2%
    Director of the Company

Philip F. Nuzzo ..................................           77,419 (7)                *
    Vice President - Product and Business
    Development

Thomas M. Patton .................................           81,300 (8)                *
    President and Chief Operating Officer

Photios T. Paulson ...............................           40,500 (9)                *
    Director of the Company

Steven J. Shulman ................................           41,000 (10)               *
    Director of the Company

Joseph A. Vincent ................................          110,133 (11)             1.2%
    Executive Vice President, Chief Financial
    Officer and Secretary

All directors and executive officers as a group
    (eleven persons) .............................        1,331,064 (1)(2)(3)(4)    14.3%
                                                                    (5)(6)(7)(8)
                                                                    (9)(10)(11)

_________________

*   Less than one percent.

(1) Includes (i) 1,533 shares held for the account of Mr. Baird under the Novametrix Medical Systems Inc. Employee Stock Ownership Plan, and (ii) 20,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Baird.

(2) Includes 26,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Cote. Does not include an additional 38,334 shares issuable upon the exercise of stock options held by Mr. Cote which are not currently exercisable but will become exercisable in connection with the merger.

(3) Includes 1,000 shares issuable upon the exercise of currently exercisable warrants held by Dr. Ghugasian, which warrants will expire on March 8, 2002, and 26,666 shares issuable upon the exercise of currently exercisable stock options held by Dr. Ghugasian. Does not include an additional 38,334 shares issuable upon the exercise of stock options held by Dr. Ghugasian which are not currently exercisable but will become exercisable in connection with the merger.

(4) Includes 25,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Haythe. Does not include an additional 30,000 shares issuable upon the exercise of stock options held by Mr. Haythe which are not currently exercisable but will become exercisable in connection with the merger.

(5) Includes (i) 5,907 shares held for the account of Mr. Lacourciere under the Novametrix Medical Systems Inc. Employee Stock Ownership Plan, (ii) 1,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Lacourciere, which warrants will expire on March 8, 2002, and (iii) 106,666 shares issuable upon the exercise of currently exercisable stock options held by Mr. Lacourciere. Does not include an additional 13,334 shares issuable upon the exercise of stock options held by Mr. Lacourciere which are not currently exercisable but will become exercisable in connection with the merger.

(6) Includes 10,400 shares issuable upon the exercise of currently exercisable warrants held by Dr. Mahoney, which warrants will expire on March 8, 2002, and 18,333 shares issuable upon the exercise of currently exercisable stock options held by Dr. Mahoney. Does not include an additional 46,667 shares issuable upon the exercise of stock options held by Dr. Mahoney which are not currently exercisable but will become exercisable in connection with the merger.

(7) Includes (i) 2,561 shares held for the account of Mr. Nuzzo under the Novametrix Medical Systems Inc. Employee Stock Ownership Plan, and (ii) 68,998 shares issuable upon the exercise of currently exercisable stock options held by Mr. Nuzzo. Does not include an additional 30,002 shares issuable upon the exercise of stock options held by Mr. Nuzzo which are not currently exercisable but will become exercisable in connection with the merger.

(8) Includes 60,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Patton. Does not include an additional 315,000 shares issuable upon the exercise of stock options held by Mr. Patton which are not currently exercisable but will become exercisable in connection with the merger.

(9) Includes 10,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Paulson, which warrants will expire on November 30, 2002, and 25,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Paulson. Does not include an additional 30,000 shares issuable upon the exercise of stock options held by Mr. Paulson which are not currently exercisable but will become exercisable in connection with the merger.

(10) Includes 35,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Shulman. Does not include an additional 30,000 shares issuable upon the exercise of stock options held by Mr. Shulman which are not currently exercisable but will become exercisable in connection with the merger.

(11) Includes (i) 3,176 shares held for the account of Mr. Vincent under the Novametrix Medical Systems Inc. Employee Stock Ownership Plan,, (ii) 200 shares issuable upon the exercise of currently exercisable warrants held by Mr. Vincent, which warrants will expire on March 8, 2002, and (iii) 58,999 shares issuable upon the exercise of currently exercisable stock options held by Mr. Vincent. Does not include an additional 40,001 shares issuable upon the exercise of stock options held by Mr. Vincent which are not currently exercisable but will become exercisable in connection with the merger.

              UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

         The merger will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, the accompanying unaudited pro forma combined condensed financial information gives effect to the transaction in accordance with the purchase method of accounting. The unaudited pro forma combined condensed financial information gives effect to the merger as though it were completed as of the beginning of the periods stated and should be read in conjunction with:

         1. Respironics' audited consolidated financial statements, including the accounting policies and notes thereto, included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and its unaudited consolidated financial statements and notes thereto included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

         2. Novametrix's audited consolidated financial statements, including the accounting policies and notes thereto, included in its Annual Report on Form 10-K for the fiscal year ended April 29, 2001 and its unaudited consolidated financial statements and notes thereto included in its Quarterly Reports on Form 10-Q for the quarterly periods ended July 29, 2001 and October 28, 2001.

         The following unaudited pro forma combined condensed financial information sets forth the combined results of operations for the fiscal year ended June 30, 2001 and the quarter ended September 30, 2001, and the financial position as of September 30, 2001 as if the merger had occurred as of that date. Novametrix has an April fiscal year end, which differs from Respironics' June fiscal year end, and accordingly the companies' fiscal quarters also end on different dates. In order to develop unaudited pro forma combined condensed financial statements using Respironics' fiscal year and quarter end dates, Respironics' September 30, 2001 unaudited balance sheet was combined with Novametrix's October 28, 2001 unaudited balance sheet, Respironics' quarter end September 30, 2001 unaudited income statement was combined with Novametrix's quarter end October 28, 2001 unaudited income statement, and Respironics' fiscal year end June 30, 2001 income statement was combined with Novametrix's fiscal year end April 29, 2001 income statement. Novametrix unaudited financial statements for the quarter ended July 29, 2001 are not included in the unaudited pro forma combined condensed financial information.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the merger had been consummated at the beginning of the periods stated, nor is it necessarily indicative of future operating results or financial position. The pro forma information does not include adjustments to reflect the positive impact of cost reductions and other synergies that are expected to be realized as a result of the merger. See the Notes to the Unaudited Pro Forma Combined Condensed Financial Information for information regarding significant assumptions and estimates used in preparing these statements.

              Unaudited Pro Forma Combined Condensed Balance Sheets
                              At September 30, 2001
                                 (In Thousands)

                                                            Historical                      Pro Forma

                                                   Respironics       Novametrix     Adjustments        Combined
                                                   -----------       ----------     -----------        --------
ASSETS

Cash and short-term investments                      $  37,427        $     205                       $  37,632
Trade accounts receivable                               96,771           14,529                         111,300
Inventories                                             69,338            9,950                          79,288
Other current assets                                    26,674            3,419                          30,093
                                                     ---------        ---------                       ---------
                TOTAL CURRENT ASSETS                 $ 230,210        $  28,103                       $ 258,313

PROPERTY, PLANT AND EQUIPMENT (NET)                  $  69,813        $   3,159                       $  72,972

OTHER ASSETS                                            13,071            6,546      $ 18,000 (3)        37,617

GOODWILL                                                59,558            7,139        43,836 (5)       110,533
                                                     ---------        ---------      --------         ---------
                                                     $ 372,652        $  44,947      $ 61,836         $ 479,435
                                                     =========        =========      ========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                $  46,630        $   5,845      $  4,749 (4)     $  57,224
Current portion of long-term obligations                   932            3,953                           4,885
                                                     ---------        ---------                       ---------
                TOTAL CURRENT LIABILITIES            $  47,562        $   9,798                       $  62,109

LONG TERM OBLIGATIONS                                   79,918            2,060                          81,978
                                                                                      (33,089)(2)

STOCKHOLDERS' EQUITY                                   245,172           33,089        90,176 (1)       335,348
                                                     ---------        ---------      --------         ---------
                                                     $ 372,652        $  44,947      $ 61,836         $ 479,435
                                                     =========        =========      ========         =========

           Unaudited Pro Forma Combined Condensed Statements of Income
                         Fiscal Year Ended June 30, 2001
                      (In Thousands Except Per Share Data)

                                                            Historical                        Pro Forma
                                                                                         (8)
                                                    Respironics   Novametrix      Adjustments          Combined
                                                    -----------   ----------      -----------          --------
Net sales                                            $ 422,438     $  54,682                          $ 477,120
Cost of goods sold                                     223,362        24,882                            248,244
Cost of goods sold - restructuring charges (9)             725         2,297                              3,022
                                                     ---------     ---------                          ---------
                                                     $ 198,351     $  27,503                          $ 225,854

Selling, general and administrative expenses         $ 122,554     $  19,165       $   1,900 (3)      $ 143,619
Research and development expenses                       15,281         4,493                             19,774
Restructuring (credit) charges (9)                      (1,909)        2,100                                191
Interest expense                                         7,546           954                              8,500
Other                                                   (1,029)         (168)                            (1,197)
                                                     ---------     ---------       ---------          ---------

         INCOME BEFORE INCOME TAXES                  $  55,908     $     959         ($1,900)         $  54,967
Income taxes                                            22,337     $     340            (759) (6)        21,918
                                                     ---------     ---------       ---------          ---------
                    NET INCOME                       $  33,571     $     619         ($1,141)         $  33,049
                                                     =========     =========       =========          =========
Diluted earnings per share (7)                       $    1.09     $    0.07                          $    0.99
                                                     =========     =========                          =========
Diluted shares outstanding (7)                          30,886         8,847          (6,488)            33,245
                                                     =========     =========       =========          =========

           Unaudited Pro Forma Combined Condensed Statements of Income
                      Three Months Ended September 30, 2001
                      (In Thousands Except Per Share Data)

                                                         Historical                      Pro Forma
                                                                                   (8)
                                                  Respironics   Novametrix      Adjustments       Combined
                                                  -----------   ----------      -----------       --------
Net sales                                          $ 107,409     $  11,522                       $ 118,931
Cost of goods sold                                    56,509         4,967                          61,476
                                                   ---------     ---------                       ---------
                                                   $  50,900     $   6,555                       $  57,455


Selling, general and administrative expenses       $  32,408     $   4,074       $     475 (3)   $  36,957
Research and development expenses                      4,314         1,148                           5,462
Interest expense                                       1,075            91                           1,166
Other                                                   (325)           19                            (306)
                                                   ---------     ---------       ---------       ---------


         INCOME BEFORE INCOME TAXES                $  13,428     $   1,223           ($475)      $  14,176

Income taxes                                           5,325           434            (189) (6)  $   5,570
                                                   ---------     ---------       ---------       ---------
                    NET INCOME                     $   8,103     $     789           ($286)      $   8,606
                                                   =========     =========       =========       =========
Diluted earnings per share (7)                     $    0.26     $    0.09                       $    0.25
                                                   =========     =========                       =========
Diluted shares outstanding (7)                        31,361         9,045          (6,633)         33,773
                                                   =========     =========       =========       =========

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

(1) Reflects the assumed issuance to Novametrix stockholders of 2,339,643 shares of Respironics common stock having a fair value per share of $34.60 per share (equal to the closing price of Respironics common stock on the last trading day prior to the announcement of the merger), based on an assumed exchange ratio of 0.2667 shares of Respironics common stock for each share of Novametrix common stock and based on 8,772,566 shares of Novametrix common stock outstanding as of November 23, 2001. The actual number of shares of Respironics common stock issued and the fair value of those shares at the date of issuance will be determined at the effective time of the merger based upon the exchange ratio and the number of shares of Novametrix common stock then outstanding as more fully described in the merger agreement. Also reflects the estimated fair value of outstanding Novametrix stock options that will be converted to Respironics stock options in the merger assuming an exchange ratio of 0.2667 shares of Respironics common stock for each share of Novametrix common stock and assuming a fair value per share of $34.60 for Respironics common stock consistent with the assumption above.

(2)  Represents the elimination of Novametrix's equity accounts.

(3) The final allocation of the purchase price to the fair value of assets (including intangible assets) and liabilities has not been completed. For the purposes of the unaudited pro forma combined condensed financial information, a preliminary estimate of $18,000,000 has been allocated to intangible assets. Based upon a preliminary estimate of the intangible assets' useful lives, the estimated annual amortization expense related to these intangible assets is $1,900,000 ($475,000 per quarter). This estimated annual amortization expense is reflected in the unaudited pro forma combined condensed statements of income.

(4) Represents the increase in accrued expenses for estimated direct transaction costs related to the merger.

(5) The final allocation of the purchase price to the fair value of assets (including intangible assets) and liabilities has not been completed. For the purposes of the unaudited pro forma combined condensed financial information, the excess of the purchase price (including direct transaction costs) over the net assets acquired has been allocated as follows:

             Intangible assets - see (3) above               $18,000,000
             Goodwill                                         43,836,234
                                                             -----------

             Total                                           $61,836,284
                                                             ===========

     Additional fair value adjustments to Novametrix's assets and liabilities, refinements of the allocation to intangible assets, and costs related to integration activities are expected to be recorded in connection with the merger, but such amounts are not determinable at this time, and are not, therefore, included as pro forma adjustments in the unaudited pro forma combined condensed financial information.

(6)  Assumed tax benefit from the amortization of intangible assets.

(7) The unaudited pro forma combined diluted shares outstanding and related diluted earnings per share amounts are based on Respironics' weighted average number of common shares outstanding for the period plus the total number of Respironics common shares estimated to be delivered to Novametrix's stockholders in the merger. See Note (1) above for a description of the assumptions made regarding the number of Respironics common shares to be issued.

(8) The pro forma adjustments do not reflect the positive impact of cost reductions and other synergies that are expected to be realized as a result of the merger.

(9) See Selected Historical Financial Data of Respironics and Novametrix for information regarding the restructuring charges.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

         Respironics and Novametrix are both organized under the laws of the State of Delaware. Accordingly, any differences in the rights of holders of Respironics common stock and Novametrix common stock will arise from differences in their certificates of incorporation, by-laws and rights plans. Under the terms of the merger agreement, Novametrix stockholders will receive Respironics common stock in the merger. From and after the effective time of the merger, the rights of Novametrix stockholders will be governed by Delaware law, Respironics' certificate of incorporation, Respironics' by-laws and Respironics' rights plan. The following is a summary of the material differences between the current rights of Novametrix stockholders and the rights of Respironics stockholders.

         The following chart compares important rights of stockholders, but is not intended to be complete and is qualified in its entirety by reference to the Novametrix certificate of incorporation, the Novametrix by-laws, the Novametrix rights plan, the Respironics certificate of incorporation, the Respironics by-laws, the Respironics rights plan, and applicable provisions of Delaware law. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist. We urge you to read carefully the relevant provisions of Delaware law, as well as the full text of the certificates of incorporation, by-laws and rights plans of both Respironics and Novametrix. Copies of these documents are incorporated by reference into this proxy statement/prospectus and will be sent to you upon request. See "Where You Can Find More Information" on page 84.

----------------------------------------------------------------------------------------------------------------------
                                                      NOVAMETRIX                             RESPIRONICS
----------------------------------------------------------------------------------------------------------------------
Authorized Capital Stock                 The authorized capital stock            The authorized capital stock
                                         consists of 20 million shares of        consists of 100 million shares of
                                         common stock, par value $0.01 per       common stock, par value $0.01 per
                                         share, and 1 million shares of          share.
                                         preferred stock, par value $1.00 per
                                         share, of which 90,000 shares have
                                         been designated Series A Preferred
                                         Stock and 120,000 shares have been
                                         designated Series B Preferred Stock.

----------------------------------------------------------------------------------------------------------------------

Number of Board of Directors             The number of directors is fixed        The number of directors is fixed
                                         from time to time by a vote of the      from time to time by a vote of the
                                         board of directors.  The board of       board of directors.  The board of
                                         directors may not be less than three    directors is presently fixed at
                                         nor more than nine directors.  The      eleven members.
                                         board of directors is presently
                                         fixed at seven members.
----------------------------------------------------------------------------------------------------------------------

Classification of Board of Directors     There are three classes of              Same as Novametrix.
                                         directors, with each class elected
                                         for a term of three years and
                                         consisting as nearly as possible of
                                         one-third of the total number of
                                         directors on the board of
                                         directors.  At each annual meeting
                                         of stockholders, one class of
                                         directors is elected for a
                                         three-year term, with the members of
                                         each class to hold office until
                                         their successors are elected and
                                         qualified.  Classification of
                                         directors has the effect of making
                                         it more difficult for stockholders
                                         to change the composition of the
                                         board
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                     NOVAMBETRIX                           RESPIRONICS

----------------------------------------------------------------------------------------------------------------------
                                         of directors.
----------------------------------------------------------------------------------------------------------------------
Quorum at Board of Directors' Meetings   A quorum at any meeting of the board   Same as Novametrix.
                                         of directors consists of a majority
                                         of the total number of directors,
                                         and a majority of directors present
                                         at a meeting at which a quorum is
                                         present is required to approve an
                                         action of the board of directors.
                                         Action may also be taken by the
                                         unanimous written consent of the
                                         board of directors.
----------------------------------------------------------------------------------------------------------------------

Newly Created Directorships and          Any vacancy on the board of            Any vacancy on the board of
Vacancies                                directors arising for any reason       directors arising for any reason,
                                         other than removal by stockholders     including any newly created
                                         at a meeting called for that           directorships, is filled by a
                                         purpose, and any newly created         majority vote of the remaining
                                         directorship resulting from an         directors, even if less than a
                                         increase in the number of directors,   quorum unless such vacancy was
                                         may be filled by a majority vote of    filled by the stockholders at the
                                         the remaining directors, even if       same meeting at which such director
                                         less than a quorum, or by the sole     was removed or at a special meeting
                                         remaining director.  Directors         of stockholders called for that
                                         elected to fill a vacancy or a newly   purpose.
                                         created directorship will hold
                                         office for a term to coincide with
                                         the term of the class to which such
                                         director was elected.
----------------------------------------------------------------------------------------------------------------------

Removal of Directors                     Any or all directors may be removed    Any or all directors may be removed
                                         from office only for cause at any      from office only for cause by the
                                         meeting of stockholders called for     holders of a majority of the shares
                                         that purpose by the holders of a       then entitled to vote at an election
                                         majority of the shares then entitled   of directors.
                                         to vote at an election of directors.
----------------------------------------------------------------------------------------------------------------------

Officers                                 Officers include a chairman of the     Officers include a president, one or
                                         board, a president, one or more        more vice presidents, a secretary
                                         executive vice presidents, one or      and a treasurer, and may also
                                         more vice presidents, a secretary      include at the discretion of the
                                         and a treasurer, and may also          board of directors, a chairman.  The
                                         include at the discretion of the       board of directors and the President
                                         board of directors one or more         of Respironics may also appoint
                                         assistant treasurers and assistant     other officers as they deem
                                         secretaries.  The board of directors   necessary, provided that the Board
                                         may also appoint other officers as     may supersede action taken by the
                                         they deem necessary.  At any meeting   President to appoint officers.  The
                                         of the board of directors called for   certificate of incorporation and
                                         that purpose, any officer or agent     by-laws are silent on the matter of
                                         may be removed from office, with or    removal of officers.
                                         without cause, by the affirmative
                                         vote of a majority of the entire
                                         board of directors.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                    NOVAMETRIX                               RESPIRONICS
----------------------------------------------------------------------------------------------------------------------
Special Meetings of Stockholders         Special meetings of the stockholders    Special meetings of the stockholders
                                         may be called by resolution of the      may only be called by the president
                                         board of directors, by the chairman     or by resolution of the board of
                                         of the board, or the president, or      directors, for the purposes set
                                         if approved by the resolution of the    forth in the notice of the meeting.
                                         board of directors, by the holders
                                         of a majority of the outstanding
                                         shares of capital stock entitled to
                                         vote on matters that are to be voted
                                         on at the special meeting.

----------------------------------------------------------------------------------------------------------------------

Quorum at Stockholder Meetings           At any meeting of stockholders, the     Same as Novametrix.
                                         holders of shares representing a
                                         majority of the votes entitled to be
                                         cast by all holders of shares
                                         outstanding and entitled to vote at
                                         the meeting, present in person or by
                                         proxy, will constitute a quorum.

                                         If a quorum is not present at a
                                         meeting, the stockholders entitled to
                                         vote at the meeting may adjourn the
                                         meeting from time to time until a
                                         quorum is present.

----------------------------------------------------------------------------------------------------------------------

Stockholder Action by Written Consent    Unless otherwise approved by a          Stockholder action by written
                                         majority of the directors who are       consent of less than all of the
                                         not affiliated with any related         stockholders is authorized, provided
                                         person and who were directors           that such consent is signed by the
                                         immediately prior to the time any       holders of outstanding stock having
                                         related person became a related         not less than the minimum number of
                                         person, no action may be taken by       votes that would be necessary to
                                         stockholders except at an annual or     authorize or take such action at a
                                         special meeting actually held.          meeting at which all shares entitled
                                         Stockholder action may be effected      to vote thereon were present and
                                         by a written consent of the             voted.
                                         stockholders only with such board
                                         approval.

----------------------------------------------------------------------------------------------------------------------

Advance Notice of Stockholder            The certificate of incorporation and    Same as Novametrix.
Proposals for Stockholder Meetings -     by-laws provide for advance notice
Content of the Notice                    procedures for stockholder-proposed
                                         business to be considered at
                                         stockholder meetings.

                                         The stockholder notice must contain:

                                         .  a brief description of, and the
                                            reasons for, the business desired
                                            to be brought before the annual
                                            meeting;

                                         .  the name and record address of
                                            the stockholder proposing the
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                  NOVAMETRIX                           RESPIRONICS
------------------------------------------------------------------------------------------------------------------
                                       business;

                                  .    the class or series and number
                                       of shares that are owned
                                       beneficially or of record by
                                       the proposing stockholder;

                                  .    a description of any arrangements
                                       or understandings between the
                                       stockholder and any person
                                       regarding the proposed business
                                       and any material interest of the
                                       stockholder in the proposed
                                       business; and

                                  .    a representation that the
                                       stockholder intends to appear at
                                       the meeting in person or by proxy
                                       to bring such business before the
                                       meeting.

------------------------------------------------------------------------------------------------------------------

Advance Notice of Stockholder     Notice of stockholder-proposed            Notice must be delivered not less
Proposals for Stockholder         business for the annual meeting           than 90 days prior to the
Meetings - Timing of the Notice   generally must be received in             anniversary date of the date that
                                  writing not more than 45 days and         the proxy statement was released in
                                  not less than 25 days prior to the        connection with the most recent
                                  date of such meeting of stockholders.     previous annual meeting; except:


                                                                            .   If the notice relates to an annual
                                                                                meeting that is to be held on a
                                                                                date that is not within 30 days
                                                                                before or after such anniversary
                                                                                date:

                                                                                a)   notice by the stockholder
                                                                                     must be received before the
                                                                                     later of the (i) the 30/th/
                                                                                     day following the day notice
                                                                                     of the date of the annual
                                                                                     meeting was first publicly
                                                                                     disclosed or (ii) 120
                                                                                     calendar days before the
                                                                                     date of such annual meeting;
                                                                                     and


                                                                                b)   in no event shall such notice
                                                                                     be received later than 15
                                                                                     calendar days prior to the
                                                                                     mailing date of the proxy
                                                                                     materials.

                                                                            .   If the notice relates to a board
                                                                                meeting to increase the number
                                                                                of members of the board of
------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                      NOVAMETRIX                              RESPIRONICS
----------------------------------------------------------------------------------------------------------------------
                                                                                    directors and there is no public
                                                                                    announcement of this increase
                                                                                    prior to 100 days prior to such
                                                                                    anniversary date, notice will be
                                                                                    timely with respect to such new
                                                                                    positions if received prior to
                                                                                    the end of the 10th day following
                                                                                    the day on which such public
                                                                                    announcement is made.

                                                                                  . If the Notice relates to a
                                                                                    Special Meeting, notice must be
                                                                                    delivered to the Corporate
                                                                                    Secretary not less than 90 days
                                                                                    prior to the Special Meeting or
                                                                                    prior to the end of the 10th day
                                                                                    following the day on which a
                                                                                    public announcement of the
                                                                                    special meeting is made.
----------------------------------------------------------------------------------------------------------------------

Amendment of Governing                   Under Delaware law, an amendment to        Same provision of Delaware law applies.
Documents                                a corporation's certificate of
                                         incorporation requires each of the
                                         following unless a higher vote is
                                         required in the corporation's
                                         certificate of incorporation:

                                         .  a resolution of the corporations's
                                            board of directors recommending the
                                            amendment;

                                         .  the approval of holders of a
                                            majority of all shares entitled to
                                            vote thereon, voting together as a
                                            single class; and

                                         .  the approval of holders of a
                                            majority of the outstanding stock of
                                            each class entitled to vote on the
                                            amendment.


                                         The certificate of incorporation           The certificate of incorporation
                                         requires the affirmative vote of the       requires approval by a 66 2/3%
                                         holders of 80% of the outstanding          vote of all shares, as well as
                                         shares entitled to vote, voting as a       approval by a majority vote of
                                         single class, to amend some articles of    disinterested shares, if an
                                         the certificate of incorporation.          amendment to the certificate of
                                                                                    incorporation were to come
                                         The certificate of incorporation and       within the definition of a
                                         by-laws require the vote by the            business combination involving an
                                         board of directors or stockholders         interested stockholder.
                                         to amend, repeal, alter, rescind or
                                         adopt the by-laws, provided that the       The certificate of incorporation
                                         such                                       authorizes the board of directors
                                                                                    to
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                NOVAMETRIX                              RESPIRONICS
------------------------------------------------------------------------------------------------------------------------
                                         amendment, repeal, alteration,          make, alter or repeal the by-laws.
                                         rescission or adoption by the           By-laws which would have the effect of
                                         stockholders requires the               limiting in any way the rights the
                                         affirmative vote of the holders of      rights to indemnification provided by
                                         at least 80% of the outstanding         the certificate of incorporation or
                                         shares entitled to vote, voting as a    increasing director liability may
                                         single class.                           operate only prospectively.

                                         As to other provisions and matters,
                                         the certificate of incorporation and
                                         by-laws are silent on the matter of
                                         amending the certificate of
                                         incorporation and, therefore,
                                         increasing  Delaware law applies.

------------------------------------------------------------------------------------------------------------------------

Effect of Interested Stockholder         Delaware law generally prohibits a      Same provision of Delaware law
Transactions and Fair Price              business combination between a          applies, except as described below.
Provision                                corporation and an "interested
                                         stockholder" within three years of the
                                         time that person became an interested
                                         stockholder. An interested stockholder
                                         generally includes a person who
                                         beneficially owns 15% or more of the
                                         outstanding voting stock of the
                                         corporation. This provision does not
                                         apply in some circumstances, including
                                         if (i) the corporation's board of
                                         directors approved the interested
                                         stockholder transaction prior to the
                                         date the interested stockholder
                                         acquired his or her shares, (ii) as a
                                         result of the interested stockholder
                                         transaction, the interested stockholder
                                         owned at least 85% of the voting stock
                                         of the corporation outstanding at the
                                         time the transaction commenced
                                         (excluding shares owned by persons who
                                         are both directors and officers and by
                                         employee stock plans), or (iii) the
                                         interested stockholder transaction is
                                         approved by the board of directors and
                                         the affirmative vote of 66 2/3% of the
                                         outstanding voting stock held by
                                         disinterested stockholders at an annual
                                         or special meeting. These restrictions
                                         also will not apply to a corporation
                                         if, among other reasons, the
                                         corporation's certificate of
                                         incorporation or by-laws contains a
                                         provision expressly electing not to be
                                         governed by this section of Delaware
                                         law.

------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                NOVAMETRIX                              RESPIRONICS
-------------------------------------------------------------------------------------------------------------------------
                                         The certificate of incorporation and    The by-laws contain a provision
                                         by-laws do not contain a provision      electing not to be governed by this
                                         electing not to be governed by this     section of Delaware law.  This
                                         section of Delaware law.                provision of the by-laws may not be
                                                                                 amended by the board of directors.

                                         The certificate of incorporation also   However, in addition to otherwise
                                         provides that certain transactions with applicable voting requirements, the
                                         a related person require the            certificate of incorporation
                                         affirmative vote of the holders of 80%  requires approval of any business
                                         of the outstanding shares entitled to   combination between or otherwise
                                         vote, unless such transactions have the involving Respironics and an approval of a majority of the directors interested stockholder, (a person or
                                         who are not affiliated with the         entity that owns 20% of the voting
                                         related person and were directors       stock or is an affiliate or director
                                         immediately prior to the time the       of Respironics) by one of the following:
                                         related person became a related person.

                                         The board of directors has taken the    .   A majority of the directors of
                                         necessary action to make the foregoing      Respironics who are not
                                         provisions of the Delaware                  affiliated with the interested
                                         anti-takeover laws and the certificate      stockholder and were directors
                                         of incorporation inapplicable to the        immediately prior to the time
                                         merger.                                     the interested stockholder
                                                                                     became an interested
                                                                                     stockholder; or

                                                                                 .   (a) the holders of at least
                                                                                     66 2/3% of the voting power of
                                                                                     all then outstanding voting
                                                                                     stock, voting together as a
                                                                                     single class, and (b) the
                                                                                     holders of at least a majority
                                                                                     of the voting power of the then
                                                                                     outstanding shares of voting
                                                                                     stock which are not beneficially
                                                                                     owned by interested
                                                                                     stockholders, voting together as
                                                                                     a single class.

                                                                                 The certificate of incorporation
                                                                                 defines business combinations to
                                                                                 include a merger, consolidation,
                                                                                 liquidation, dissolution,
                                                                                 recapitalization, reclassification,
                                                                                 share exchange, or any sale, lease,
                                                                                 mortgage, pledge, transfer or other
                                                                                 disposition by Respironics or any
                                                                                 subsidiary of 10% or more of
                                                                                 Respironics' total assets or the
                                                                                 issuance of securities having an
                                                                                 aggregate fair market value of 10% or
                                                                                 more of total assets.

-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                              NOVEMETRIX                             RESPIRONICS
----------------------------------------------------------------------------------------------------------
Liability of Directors              Delaware law allows a corporation to   Same as Novametrix.
                                    limit the personal liability of
                                    directors with certain exceptions.
                                    Delaware law allows a corporation to
                                    limit in this manner the personal
                                    liability of a director, except for
                                    liability for (a) any breach of the
                                    director's duty of loyalty to the
                                    corporation or its stockholders,
                                    (b) acts or omissions not in good
                                    faith which involve intentional
                                    misconduct or a knowing violation of
                                    law, (c) an unlawful payment of a
                                    dividend or an unlawful stock
                                    purchase or redemption or (d) any
                                    transaction from which the director
                                    derived an improper personal benefit.

                                    The certificate of incorporation
                                    provides that, to the fullest extent
                                    permitted by Delaware law, no director
                                    shall be personally liable to the
                                    company or its stockholders for
                                    monetary damages for breach of
                                    fiduciary duty as a director.

----------------------------------------------------------------------------------------------------------
Indemnification of Directors and    Under Delaware law, a corporation      Same as Novametrix, except as
Officers                            generally may indemnify its officers   noted below.
                                    and directors for expenses, judgments
                                    or settlements actually and reasonably
                                    incurred by them in connection with
                                    suits and other legal proceedings if
                                    they acted in good faith and in a
                                    manner they reasonably believed to be
                                    in or not opposed to the best interests
                                    of the corporation and, with respect to
                                    any criminal proceeding, had no
                                    reasonable cause to believe their
                                    conduct was unlawful. If the action is
                                    brought by or in the right of the
                                    corporation, Delaware law limits
                                    indemnification to the expenses
                                    (including attorneys' fees) reasonably
                                    incurred and provides that no such
                                    indemnification can be made when the
                                    individual is adjudged liable to the
                                    corporation unless and only to the
                                    extent the Delaware Court of Chancery
                                    deems such indemnification fair and
                                    reasonable under the circumstances.
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                  NOVEMETRIX                                    RESPIRONICS
----------------------------------------------------------------------------------------------------------
                     Under Delaware law, a corporation may
                     advance expenses to directors and
                     officers as long as any director or
                     officer receiving an advance undertakes
                     to repay the amounts advanced if it is
                     ultimately determined that such
                     director or officer was not entitled to
                     be indemnified.

                     Novametrix provides indemnification, to
                     the fullest extent permitted by
                     applicable law to any person who is or
                     was a director or officer of the
                     company for any liability and expense
                     in connection with any actual or
                     threatened claim, action, suit or
                     proceeding, whether civil or criminal,
                     administrative or investigative
                     (including, without limitation, any
                     action, suit or proceeding by or in the
                     right of the company to procure a
                     judgment in its favor) by reason of the
                     fact that such person is or was a
                     director or officer of the company.

                     The certificate of incorporation
                     permits advancement of expenses upon              The certificate of incorporation
                     receipt by Novametrix of such a written           requires advancement of expenses
                     undertaking to repay.                             upon receipt by Respironics of such
                                                                       a written undertaking to repay.
----------------------------------------------------------------------------------------------------------

Stockholder Rights Plan

         Both Novametrix and Respironics entered into separate rights plans with Mellon Investor Services L.L.C. (formerly, ChaseMellon Shareholder Services, L.L.C.), as rights agent. A summary of the material provisions of the rights plans are set forth below. The summaries do not include a complete description of all of the terms of the rights plans. We urge you to read carefully the Novametrix and Respironics rights plans, copies of which will be sent to you upon request. See "Where You Can Find More Information" on page 84.

         Both of the rights agreements provide that the rights will not become exercisable until the distribution date of such rights which is the earlier of:

         . the tenth day following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the Novametrix or Respironics common stock then outstanding; and

         . the tenth day or a later date to be determined by the Novametrix or Respironics board of directors following the commencement of, or announcement, of an intention to make, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 20% or more of the Novametrix or Respironics common stock then outstanding.

         At any time prior to the close of business on the tenth day after the acquisition by a person of beneficial ownership of 20% or more of the outstanding shares of Respironics common stock, the Respironics board of directors may redeem the Respironics rights in whole at a redemption price of $.01 per Respironics right, subject to adjustment. At any time prior to the acquisition by a person of beneficial ownership of 20% or more of the outstanding shares of Novametrix common stock, the Novametrix board of directors may redeem the Novametrix rights in whole at a redemption price of $.01 per Novametrix right, subject to adjustment. Immediately upon any redemption of the Novametrix or Respironics rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

         The rights plans are both designed to protect the interests of Novametrix or Respironics and their stockholders against coercive takeover tactics. The rights plans may have the effect of deterring additional takeover proposals.

         Novametrix. Under the 1999 Novametrix rights agreement, one right, referred to as a Novametrix right, attached to each share of Novametrix common stock outstanding and, when exercisable, entitles the registered holder to purchase from Novametrix 1/100 of a share of Novametrix preferred stock at an initial purchase price of $25, subject to customary antidilution adjustments. If Novametrix is acquired in a merger or other business combination transaction and Novametrix is not the surviving corporation after the rights are exercisable, as well as in certain other circumstances involving the acquisition of Novametrix shares, each holder of a Novametrix right has the right to receive, upon payment of the purchase price per unit, Novametrix common stock, or in certain circumstances the acquiror's common stock, having a value equal to two times the purchase price.

         In connection with the merger, the Novametrix rights agreement was amended to exempt the merger and the completion of the transactions contemplated by the merger agreement from the provisions of the rights plan.

         At any time after the acquisition by a person of beneficial ownership of 20% or more of the outstanding shares of Novametrix common stock and before such person acquires 50%, the Novametrix board of directors may exchange the Novametrix rights, in whole or in part, at an exchange ratio of one share of Novametrix common stock, or 1/100 of a Novametrix preferred share, per Novametrix right (subject to adjustment).

         Until the Novametrix rights are exercisable,

         . the Novametrix rights will be evidenced by Novametrix common stock certificates and will be transferred only with such certificates;

         . new certificates issued after December 15, 1999 have contained a notation incorporating the Novametrix rights plan by reference; and

         . the surrender for transfer of any certificates representing outstanding Novametrix common stock will also constitute the transfer of the Novametrix rights associated with the Novametrix common stock represented by such certificates.

         If not previously exercised, the Novametrix rights will expire in December, 2009, unless Novametrix earlier redeems or exchanges the Novametrix rights or shortens or extends the expiration date.

         Respironics. Under the 1996 Respironics rights plan, each Respironics right entitles the registered holder of Respironics common stock to purchase from Respironics 1/100 of a share (referred to as a "unit") of Respironics common stock at a price of $110 per unit, subject to customary antidilution adjustments. If Respironics is acquired in a merger or other business combination transaction and Respironics is not the surviving corporation after the rights are exercisable, as well as in certain other circumstances involving the acquisition of Respironics shares, each holder of a Respironics right has the right to receive, upon payment of the purchase price per unit, Respironics common stock having a value equal to two times the purchase price.

         The Respironics rights are attached to all certificates representing shares of Respironics common stock, including those shares issued pursuant to the merger agreement, and no separate certificates were distributed with respect to any Respironics rights. The Respironics rights will separate from the Respironics common stock on the day on which the rights become exercisable.

         Until the Respironics rights are exercisable,

         . the Respironics rights will be evidenced by Respironics common stock certificates and will be transferred only with such certificates;

         . new certificates issued after July 26, 1996 have contained a notation incorporating the Respironics rights plan by reference; and

         . the surrender for transfer of any certificates representing outstanding Respironics common stock will also constitute the transfer of the Respironics rights associated with the Respironics common stock represented by such certificates.

         Accordingly, each share of Respironics common stock issued in the merger will have one Respironics right attached to it.

         The Respironics rights will expire in July, 2006 unless earlier redeemed by Respironics.

                                     EXPERTS

         The consolidated financial statements and schedule of Respironics appearing in Respironics' Annual Report (Form 10-K) for the year ended June 30, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         With respect to the unaudited condensed consolidated interim financial information with respect to Respironics for the three-month period ended September 30, 2001, incorporated by reference in this Registration Statement (Form S-4), Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Respironics, Inc. and Subsidiaries' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

         The consolidated financial statements and schedule of Novametrix appearing in its Annual Report (Form 10-K) for the year ended April 29, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Respironics common stock offered hereby will be passed upon for Respironics by Reed Smith LLP. Certain legal matters regarding the U.S. federal income tax consequences of the merger will be passed upon for Novametrix by Torys LLP, and for Respironics by Reed Smith LLP.

              SUBMISSION OF FUTURE NOVAMETRIX STOCKHOLDER PROPOSALS

         If the merger becomes effective in accordance with the terms of the merger agreement, Novametrix will not hold a 2002 annual meeting of stockholders because Novametrix will have become a wholly-owned subsidiary of Respironics in the merger. If the merger does not become effective the 2002 annual meeting of stockholders will be held and Novametrix stockholders may propose matters to be presented at the 2002 annual meeting of stockholders. Any stockholder proposal intended for inclusion in the proxy materials for the 2002 annual meeting of stockholders must be received by Novametrix no later than May 8, 2002, addressed to the Corporate Secretary of Novametrix at the address on the front cover of this proxy statement/prospectus. Stockholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

                       WHERE YOU CAN FIND MORE INFORMATION

         Novametrix and Respironics file annual, quarterly and current reports, proxy and registration statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The public filings of Novametrix and Respironics are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Novametrix and Respironics also may be inspected at the offices of the Nasdaq Stock Market.

         Respironics has filed a registration statement on Form S-4 to register with the SEC the shares of Respironics common stock to be issued to Novametrix stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Respironics and a proxy statement of Novametrix for purposes of its special meeting. As allowed by SEC rules, this proxy statement/prospectus omits certain information contained in the registration statement and the exhibits to the registration statement. Any statements contained in this proxy statement/prospectus concerning the provisions of any other document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement is qualified in its entirety by such reference.

         The SEC allows Novametrix and Respironics to "incorporate by reference" information into this proxy statement/prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in the proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Novametrix and Respironics have previously filed with the SEC. These documents contain important information about the companies.

                             NOVAMETRIX SEC FILINGS

Novametrix's Filing With the SEC          PERIOD
--------------------------------          ------

Annual Report on Form 10-K                Fiscal year ended April 29, 2001

Quarterly Report on Form 10-Q             Fiscal quarter ended July 29, 2001

                                          Fiscal quarter ended October 28, 2001

Current Report on Form 8-K                Filed on December 26, 2001


The description of shares of Novametrix common stock in Novametrix's registration statement on Form 10 dated July 24, 1979, including any amendment or report filed with the SEC for the purpose of updating such description


                             RESPIRONICS SEC FILINGS

Respironics' Filing With the SEC         PERIOD
--------------------------------         ------

Annual Report on Form 10-K               Fiscal year ended June 30, 2001

Quarterly Report on Form 10-Q            Fiscal quarter ended September 30, 2001

Current Report on Form 8-K               Filed on December 21, 2001

The description of shares of Respironics common stock set forth in Respironics' registration statement on Form 8-A, filed on June 28, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

         Novametrix and Respironics incorporate by reference into this proxy statement/prospectus additional documents that either company may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as registration statements and proxy statements.

         Novametrix has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Novametrix, and Respironics has supplied all such information relating to Respironics.

         You can obtain a copy of any Respironics document or any Novametrix document incorporated by reference except for the exhibits to those documents from the appropriate company. You may also obtain these documents from the SEC or through the SEC's Internet web site described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits other than exhibits specifically incorporated by reference as exhibits into this proxy statement/prospectus. You may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

                 Respironics, Inc.                               Novametrix Medical Systems Inc.
                1501 Ardmore Blvd.                                    5 Technology Drive
          Pittsburgh, Pennsylvania 15221                        Wallingford, Connecticut 06492
 Attention: Dorita A. Pishko, Corporate Secretary     Attention: Joseph A. Vincent, Corporate Secretary
             Telephone (412) 731-2100                             Telephone: (203) 265-7701

         If you would like to request documents from either company, please do so by [ ], 2002 to receive them before the Novametrix special meeting. If you request any of these documents from us we will mail them to you by first-class mail, or similar means.

         You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus in voting your shares at the Novametrix special meeting. Novametrix and Respironics have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [_], 2002. You should not assume that the information contained in the proxy statement/prospectus is accurate as of any other date, and neither the mailing of this proxy statement/prospectus to Novametrix stockholders nor the issuance of Respironics' securities in the merger will create any implication to the contrary.

                                     ANNEXES

Annex A  Agreement and Plan of Merger

Annex B Opinion of SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey subsidiary

Annex C  Form of Voting Agreement

                                                                        ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         AGREEMENT AND PLAN OF MERGER

                                by and between

                          RESPIRONICS HOLDINGS, INC.

                                      and

                        NOVAMETRIX MEDICAL SYSTEMS INC.

                                   including

                                   GUARANTEE

                                      of

                               RESPIRONICS, INC.

                         Dated as of December 17, 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 Article I  MERGER........................................................   6
    Section 1.01.  The Merger.............................................   6
    Section 1.02.  Company Action.........................................   6
    Section 1.03.  Effect of the Merger...................................   6
    Section 1.04.  Certificate of Incorporation; Bylaws...................   7
    Section 1.05.  Directors and Officers.................................   7
    Section 1.06.  Effect on Capital Stock................................   7
    Section 1.07.  Exchange of Certificates...............................   8
    Section 1.08.  No Further Ownership Rights in the Company Common Stock  10
    Section 1.09.  Tax Consequences.......................................  11
    Section 1.10.  Taking of Necessary Action; Further Action.............  11

 Article II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  11
    Section 2.01.  Organization and Qualification; Subsidiaries...........  11
    Section 2.02.  Certificate of Incorporation and Bylaws................  12
    Section 2.03.  Capitalization.........................................  12
    Section 2.04.  Authority Relative to this Agreement...................  13
    Section 2.05.  No Conflict; Required Filings and Consents.............  14
    Section 2.06.  Compliance; Permits....................................  16
    Section 2.07.  SEC Filings; Financial Statements......................  16
    Section 2.08.  Absence of Certain Changes or Events...................  17
    Section 2.09.  No Undisclosed Liabilities.............................  17
    Section 2.10.  Absence of Litigation..................................  17
    Section 2.11.  Employee Benefit Plans; Employment Agreements..........  18
    Section 2.12.  Employment and Labor Matters...........................  20
    Section 2.13.  Registration Statement; Proxy Statement/Prospectus.....  21
    Section 2.14.  Restrictions on Business Activities....................  21
    Section 2.15.  Title to Property......................................  22
    Section 2.16.  Taxes..................................................  22
    Section 2.17.  Environmental Matters..................................  23
    Section 2.18.  Brokers................................................  25
    Section 2.19.  Intellectual Property..................................  25
    Section 2.20.  Interested Party Transactions..........................  27
    Section 2.21.  Insurance..............................................  27
    Section 2.22.  Product Liability and Recalls..........................  27
    Section 2.23.  Opinion of Company Financial Advisor...................  27
    Section 2.24.  FDA and FTC Compliance.................................  27

 Article III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR..................  28
    Section 3.01.  Organization and Qualification; Subsidiaries...........  28
    Section 3.02.  Capitalization.........................................  28
    Section 3.03.  Authority Relative to this Agreement...................  29
    Section 3.04.  No Conflicts; Required Filings and Consents............  29
    Section 3.05.  Compliance.............................................  30
    Section 3.06.  SEC Filings; Financial Statements......................  31
    Section 3.07.  Absence of Certain Changes or Events...................  31
    Section 3.08.  No Undisclosed Liabilities.............................  31
    Section 3.09.  Absence of Litigation..................................  32
    Section 3.10.  Registration Statement; Proxy Statement/Prospectus.....  32

                                                                                  Page
                                                                                  ----
   Section 3.11.  Brokers........................................................  32
   Section 3.12.  Ownership of Acquiror; No Prior Activities.....................  32
   Section 3.13.  Ownership Interest in the Company..............................  33

Article IV  CONDUCT OF BUSINESS PENDING THE MERGER...............................  33
   Section 4.01.  Conduct of Business by the Company Pending the Merger..........  33
   Section 4.02.  No Solicitation................................................  35
   Section 4.03.  Conduct of Business by Parent Pending the Merger...............  37

Article V   ADDITIONAL AGREEMENT.................................................  38
   Section 5.01.  Stockholder Approval; Preparation of Registration Statement and
                  Proxy Statement/Prospectus.....................................  38
   Section 5.02.  Company Stockholders Meeting...................................  39
   Section 5.03.  Access to Information; Confidentiality.........................  40
   Section 5.04.  Consents; Approvals............................................  40
   Section 5.05.  Agreements with Respect to Affiliates..........................  41
   Section 5.06.  Indemnification and Insurance..................................  41
   Section 5.07.  Notification of Certain Matters................................  42
   Section 5.08.  Further Action/Tax Treatment...................................  43
   Section 5.09.  Public Announcements...........................................  43
   Section 5.10.  Shares of the Parent Common Stock..............................  43
   Section 5.11.  Conveyance Taxes...............................................  44
   Section 5.12.  Stock Incentive Plans; Other Programs..........................  44
   Section 5.13.  Certain Employee Benefits......................................  45
   Section 5.14.  Accountant's Letters...........................................  46
   Section 5.15.  Compliance with State Property Transfer Statutes...............  46
   Section 5.16.  Cooperation with Phase I Survey................................  46

Article VI  CONDITIONS TO THE MERGER.............................................  46
   Section 6.01.  Conditions to Obligation of Each Party to Effect the Merger....  46
   Section 6.02.  Acquiror Conditions............................................  47
   Section 6.03.  Company Conditions.............................................  48

Article VII  TERMINATION.........................................................  49
   Section 7.01.  Termination....................................................  49
   Section 7.02.  Effect of Termination..........................................  50
   Section 7.03.  Parent Fee.....................................................  51

Article VIII  GENERAL PROVISIONS.................................................  52
   Section 8.01.  Effectiveness of Representations, Warranties and Agreements....  52
   Section 8.02.  Notices........................................................  52
   Section 8.03.  Certain Definitions............................................  53
   Section 8.04.  Amendment......................................................  54
   Section 8.05.  Waiver.........................................................  54
   Section 8.06.  Headings.......................................................  54
   Section 8.07.  Severability...................................................  54
   Section 8.08.  Entire Agreement...............................................  54
   Section 8.09.  Assignment.....................................................  55
   Section 8.10.  Parties in Interest............................................  55
   Section 8.11.  Failure or Indulgence Not Waiver; Remedies Cumulative..........  55
   Section 8.12.  Governing Law; Jurisdiction....................................  55
   Section 8.13.  Counterparts...................................................  55

                                                            Page
                                                            ----
                  Section 8.14.    WAIVER OF JURY TRIAL....  55
                  Section 8.15.    Performance of Guarantee  56
                  Section 8.16.    Enforcement.............  56
                  GUARANTEE

                         AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER, dated as of December 17, 2001 (this "Agreement"), by and between RESPIRONICS HOLDINGS, INC. ("Acquiror"), a Delaware corporation and a direct, wholly-owned subsidiary of RESPIRONICS, INC. ("Parent"), a Delaware corporation, and NOVAMETRIX MEDICAL SYSTEMS INC., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

   WHEREAS, the respective Boards of Directors of Acquiror, Parent and the Company have approved this Agreement, and declared that it is advisable that Acquiror merge with and into the Company (the "Merger"), pursuant to and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"); and that the Merger, upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interest of their respective stockholders;

   WHEREAS, Acquiror and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Sections 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and that the Merger and other transactions contemplated by this Agreement be undertaken pursuant to such plan. For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP");

   WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Parent has agreed fully and unconditionally to guarantee all the representations, warranties, covenants, agreements and other obligations of Acquiror in this Agreement (the "Guarantee"); and

   WHEREAS, the Company and Acquiror desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the transactions contemplated hereby.

   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby the parties hereto agree as follows:

   Definitions:

      "Acquiror" is defined in the preamble.

      "Acquiror Common Stock" is defined in Section 1.06(e).

      "Acquisition Proposal" is defined in Section 4.02(a).

      "Adverse Regulatory Condition Notice" is defined in Section 5.07.

      "Adjusted Option" is defined in Section 5.12(a).

      "Adjusted Warrant" is defined in Section 5.12(e).

      "Affiliate Plan" is defined in Section 2.11(a).

      "affiliates" is defined in Section 8.03(a).

      "Agreement" is defined in the preamble.

      "Alternative Transaction" is defined in Section 4.02(a).

      "business day" is defined in Section 8.03(b).

      "CERCLA" is defined in Section 2.17(f).

      "Certificates" is defined in Section 1.07(c).

      "Certificate of Merger" is defined in Section 1.01.

      "Class B Warrants" is defined in Section 2.03(a).

      "Closing" is defined in Section 1.01.

      "Closing Date" is defined in Section 1.01.

      "COBRA" is defined in Section 2.11(b).

      "Code" is defined in the recitals.

      "Company" is defined in the preamble.

      "Company Affiliates" is defined in Section 5.05.

      "Company Agreements" is defined in Section 2.05(a).

      "Company Business Combination" is defined in Section 7.03.

      "Company Charter Documents" is defined in Section 2.02.

      "Company Common Stock" is defined in Section 1.01.

      "Company Disclosure Schedule" is defined in Section 2.01(a).

      "Company Employee" is defined in Section 5.13(a).

      "Company Employee Plans" is defined in Section 2.11(a).

      "Company Financial Advisor" is defined in Section 1.02.

      "Company Intellectual Property Assets" is defined in Section 2.19(a).

      "Company Permits" is defined in Section 2.06(c).

      "Company Preferred Stock" is defined in Section 2.03(a).

      "Company Rights" is defined in Section 2.03(a).

      "Company Stock Option Plans" is defined in Section 1.06(d).

      "Company Stock Options" is defined in Section 1.06(d).

      "Company Stock Purchase Plan" is defined in Section 1.06(d).

      "Company Stockholders Meeting" is defined in Section 2.04(c).

      "Company Warrant" is defined in Section 5.12(e).

      "Confidentiality Agreement" is defined in Section 5.03(c).

      "control" is defined in Section 8.03(c).

      "Covered Persons" is defined in Section 5.06(c).

      "Determination Date" is defined in Section 1.06(b).

      "D&O Insurance" is defined in Section 5.06(d).

      "Delaware Law" is defined in the recitals.

      "DOL" is defined in Section 2.11(a).

      "dollars" is defined in Section 8.03(d).

      "Effective Time" is defined in Section 1.01.

      "Environmental Claim" is defined in Section 2.17(f).

      "Environmental, Health and Safety Laws" is defined in Section 2.05(c).

      "Environmental Laws" is defined in Section 2.17(f).

      "ERISA" is defined in Section 2.11(a).

      "Ernst & Young" is defined in Section 5.14.

      "Exchange Act" is defined in Section 2.05(a).

      "Exchange Agent" is defined in Section 1.07(a).

      "Exchange Fund" is defined in Section 1.07(b).

      "Exchange Ratio" is defined in Section 1.01.

      "FDA" is defined in Section 2.24.

      "FTC" is defined in Section 2.24.

      "GAAP" is defined in the recitals.

      "Governmental Authority" is defined in Section 2.05(c).

      "Guarantee" is defined in the recitals.

      "HSR Act" is defined in Section 2.05(c).

      "Indemnified Parties" is defined in Section 5.06(b).

      "Intellectual Property Assets" is defined in Section 2.19(a).

      "IRS" is defined in Section 2.11(b).

      "knowledge" is defined in Section 8.03(e).

      "Material Adverse Effect" is defined in Section 2.01(b).

      "Material Agreement" is defined in Section 3.04(b).

      "Materials of Environmental Concern" is defined in Section 2.17(f).

      "Merger" is defined in the recitals.

      "Merger Consideration" is defined in Section 1.06(a).

      "NASD" is defined in Section 1.06(b).

      "Nasdaq" is defined in Section 1.06(b).

      "Non-Competition Agreement" is defined in Section 2.11(h).

      "Non-U.S. Monopoly Laws" is defined in Section 2.05(c).

      "OSHA" is defined in Section 2.17(f).

      "Other Warrants" is defined in Section 2.03(a).

      "Parent" is defined in the preamble.

      "Parent 2001 Form 10-K" is defined in Section 3.01(b).

      "Parent Charter Documents" is defined in Section 3.01(a).

      "Parent Common Stock" is defined in Section 1.01.

      "Parent Fee" is defined in Section 7.03.

      "Parent Preferred Stock" is defined in Section 3.02(a).

      "Parent SEC Documents" is defined in Section 3.05(a).

      "Parent Share Price" is defined in Section 1.06(b).

      "PCBs" is defined in Section 2.17(d).

      "person" is defined in Section 8.03(f).

      "Post 1996 Company SEC Documents" is defined in Section 2.07.

      "Proxy Statement/Prospectus" is defined in Section 2.13(a).

      "RCRA" is defined in Section 2.17(f).

      "Regulatory Condition or Requirement" is defined in Section 6.01(c).

      "Recommendations" is defined in Section 1.02(a).

      "Reed Smith" is defined in Section 1.01.

      "Registration Statement" is defined in Section 5.01(a).

      "Restricted Period" is defined in Section 5.05.

      "Rights Agreement" is defined in Section 2.03(a).

      "SEC" is defined in Section 2.05(a).

      "Securities Act" is defined in Section 5.01(a).

      "Shares" is defined in the Section 1.01.

      "Significant Company Subsidiary" is defined in Section 7.03(b).

      "subsidiary or subsidiaries" is defined in Section 8.03(g).

      "Subsidiary Documents" is defined in Section 2.02.

      "Superior Proposal" is defined in Section 4.02(a).

      "Surviving Corporation" is defined in Section 1.01.

      "Tax" is defined in Section 2.16(d).

      "Tax Return" is defined in Section 2.16(d).

      "Third Party" is defined in Section 4.02(a).

      "Third Party Intellectual Property Assets" is defined in Section 2.19(c).

      "Torys" is defined in Section 4.02(a).

      "TSCA" is defined in Section 2.17(f).

      "Voting Debt" is defined in Section 2.03(a).

      "2001 Company Balance Sheet" is defined in Section 2.09.

      "2001 Parent Balance Sheet" is defined in Section 3.08.

                                   Article I

                                    MERGER

   SECTION 1.01.  The Merger.

   Upon the terms and subject to the conditions contained in this Agreement, and in accordance with the Delaware Law, at the Effective Time (as herein defined), (i) Acquiror will merge with and into the Company, and the Company shall continue as the surviving corporation (the "Surviving Corporation") in such merger. The Merger shall become effective (the "Effective Time") at the time of filing of, or at such later time specified in, a certificate of merger (the "Certificate of Merger"), in the form required by and properly executed in accordance with Delaware Law, filed with the Secretary of State of the State of Delaware, in accordance with the provisions of Section 251 of Delaware Law. In the Merger, (a) each outstanding share of Common Stock, par value $0.01 per share ("Company Common Stock") of the Company (the "Shares", which term also refers to and includes, unless the context otherwise requires, the associated Company Rights as defined in Section 2.03), will be converted into shares of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock") (with cash in lieu of any fractional share) as provided in this Agreement (the number of shares of Parent Common Stock into which shares of Company Common Stock will be converted being referred to as the "Exchange Ratio") and (b) each outstanding share of Common Stock, par value $0.01 per share, of Acquiror ("Acquiror Common Stock") will be converted into one share of Common Stock, par value $0.01 per share, of the Surviving Corporation, which shall be held by Parent.

   The closing of the Merger (the "Closing") shall take place at the offices of Reed Smith LLP ("Reed Smith"), 435 Sixth Avenue, Pittsburgh, PA 15219-1886, at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

   SECTION 1.02.  Company Action.

   (a) The Company hereby represents that its Board of Directors, at a meeting duly called and held, has by unanimous vote of the directors participating therein (such directors constituting a quorum under the Company's Bylaws) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interest of the Company's stockholders, (ii) approved this Agreement and the transactions and other matters contemplated hereby, including the Merger, in accordance with the requirements of the Delaware Law, and (iii) resolved to recommend approval of the Merger and adoption of this Agreement by the Company's stockholders (the "Recommendations"). The Company further represents that SunTrust Robinson Humphrey Capital Markets (the "Company Financial Advisor") has rendered to the Company's Board of Directors its opinion that, as of the date of such opinion, the Exchange Ratio in the Merger is fair to such stockholders from a financial point of view; and

   (b) Each of the executive officers and directors of the Company has agreed to vote his or her shares of Company Common Stock in favor of the Merger pursuant to agreements entered into by each executive officer and director and delivered to Acquiror contemporaneously with execution and delivery of this Agreement.

   SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of Acquiror and the Company, and shall be subject to all debts, liabilities, restrictions, disabilities and duties of Acquiror and the Company.

   SECTION 1.04. Certificate of Incorporation; Bylaws. (a) At the Effective Time, the Certificate of Incorporation of Acquiror, which shall comply with
Section 5.06, as in effect immediately prior to the Effective

Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended, as provided by the Delaware Law and such Certificate of Incorporation, except that the name of the Surviving Corporation shall be changed to "RESPIRONICS NOVAMETRIX, INC."

   (b) At the Effective Time, the Bylaws of Acquiror, which shall comply with
Section 5.06, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended, as provided by the Delaware Law and such Bylaws.

   SECTION 1.05. Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Acquiror immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. Certain officers of the Company shall be appointed officers of the Surviving Corporation, effective at the Effective Time, to the extent provided in the Employment Agreements identified in Section 6.02(c) of this Agreement, in each case until their respective successors are duly elected or appointed and qualified.

   SECTION 1.06.  Effect on Capital Stock.

   Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holders of the capital stock of the Company, Acquiror or Parent, the following will occur:

      (a) Conversion of the Company Common Stock. Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to
   Section 1.06(c), will be canceled and extinguished and automatically converted (subject to Section 1.07(e)) into the right to receive the number of the shares of the Parent Common Stock equal to the Exchange Ratio (together with the cash in lieu of fractional shares of the Parent Common Stock as specified below, the "Merger Consideration"). No fraction of a Parent Common Share will be issued by virtue of the Merger, but in lieu thereof, a cash payment shall be made pursuant to Section 1.07(e).

      (b) Exchange Ratio. The Exchange Ratio shall be calculated on the business day which is three (3) business days prior to the Closing Date ("Determination Date"). The Exchange Ratio shall be based on the weighted average of the selling prices of a single share of Parent Common Stock as reported on the Nasdaq National Market System ("Nasdaq") of the National Association of Securities Dealers, Inc. ("NASD") for a period consisting of 20 consecutive trading days ending on the trading day prior to the Determination Date, in each case as reported on Nasdaq ("Parent Share Price").

          (i) if the Parent Share Price as calculated on the Determination Date equals or exceeds $32.00 per share but is equal to or below $35.00 per share, the Exchange Ratio shall be 0.25;

          (ii) if the Parent Share Price as calculated on the Determination Date exceeds $35.00 per share, the Exchange Ratio shall be calculated by dividing $8.75 by the Parent Share Price;

          (iii) if the Parent Share Price as calculated on the Determination Date equals or exceeds $30.00 per share but is equal to or below $31.99 per share, the Exchange Ratio shall be calculated by dividing $8.00 by the Parent Share Price; and

          (iv) if the Parent Share Price as calculated on the Determination Date is below $30.00 per share, the Exchange Ratio shall be 0.2667, subject to the Company's right to terminate this Agreement as more fully described in Section 7.01(g) hereof.

      (c) Cancellation of the Company-Owned and Acquiror-Owned Stock. Each share of the Company Common Stock, if any, held by the Company or any subsidiary of the Company or owned by Parent or Acquiror immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

      (d) Stock Incentive Plans; Stock Purchase Plans; Warrants. At the Effective Time, (i) all options or rights ("Company Stock Options") to purchase Company Common Stock then outstanding, whether under (A) the Company's 1990 Stock Option Plan, (B) the Company's 1994 Stock Option Plan,
   (C) the Company's 1997 Long Term Incentive Plan, (D) the Company's 2000 Long Term Incentive Plan, (E) the Company's 1999 Incentive Plan, or (F) any other stock option or stock plan or agreement of the Company (collectively, the "Company Stock Option Plans"), (ii) all rights outstanding under any of the Company's stock purchase plans including, without limitation, the Company's Employee Stock Purchase Plan (the "Company Stock Purchase Plan"), and (iii) all warrants to purchase Company Common Stock, shall be treated in accordance with Section 5.12 of this Agreement.

      (e) Capital Stock of Acquiror. Each share of common stock, par value $0.01 per share, of Acquiror (the "Acquiror Common Stock") issued and outstanding immediately prior to the Effective Time shall constitute one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Acquiror Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

      (f) Adjustments to Exchange Ratio. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur, including by reason of any reclassification, recapitalization, redenomination of share capital, stock split, reverse stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Parent Share Price, the Exchange Ratio, the Merger Consideration and any other amounts payable or to be delivered pursuant to the Merger or otherwise pursuant to this Agreement shall be appropriately adjusted.

   SECTION 1.07.  Exchange of Certificates.

   (a) Exchange Agent. Mellon Investor Services, L.L.C. shall act as the exchange agent (the "Exchange Agent") in the Merger.

   (b) Exchange Fund. As necessary from time to time following the Effective Time, Acquiror shall make available to the Exchange Agent, as needed for exchange in accordance with this Article I, (i) the shares of the Parent Common Stock required for exchange of the Shares in the Merger and (ii) an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional shares of the Parent Common Stock in accordance with
Section 1.07(e) (such cash in lieu of fractional shares and the shares of the Parent Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund").

   (c) Exchange Procedures. Promptly after the Effective Time, Acquiror shall instruct the Exchange Agent to mail to each holder of record, as of the Effective Time, of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock whose shares were converted into the right to receive the Parent Common Stock pursuant to Section 1.06, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the shares of the Parent Common Stock and cash in lieu of fractional shares. Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such

Certificates shall be entitled to receive in exchange therefor solely that number of whole shares of the Parent Common Stock into which their shares of the Company Common Stock were converted at the Effective Time pursuant to
Section 1.06, cash in lieu of fractional shares that such holders have the right to receive pursuant to Section 1.07(e) and any dividends or distributions payable pursuant to Section 1.07(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the whole number of shares of the Parent Common Stock into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of any fractional shares in accordance with Section 1.07(e) and any dividends or distributions payable pursuant to Section 1.07(d). No interest will be paid or accrued on any cash in lieu of fractional shares of the Parent Common Stock or on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of the Company Common Stock that is not registered in the transfer records of the Company, the proper whole number of shares of the Parent Common Stock may be issued to a transferee if the Certificate representing such shares of the Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

   (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to the Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates in accordance with Section 1.07(c). Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver that whole number of shares of the Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, cash in lieu of fractional shares of the Parent Common Stock pursuant to Section 1.07(e), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of the Parent Common Stock and, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender with respect to such whole shares of the Parent Common Stock.

   (e) Fractional Shares. No certificate or scrip representing fractional shares of the Parent Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional shares of the Parent Common Stock will not entitle the owner thereof to vote or to any rights of a holder of the shares of the Parent Common Stock. In lieu of any such fractional shares of the Parent Common Stock, each holder of Certificates who would otherwise have been entitled to a fraction of a Parent Common Share in exchange for such Certificate (after taking into account all Certificates delivered by such holder) pursuant to this Section shall receive from the Exchange Agent, as applicable, a cash payment in lieu of such fractional Parent Common Share, determined by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the Parent Share Price.

   (f) Required Withholding. The Exchange Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement, and from any dividends or distributions payable pursuant to
Section 1.07(d), to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

   (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, solely that whole number of shares of the Parent Common Stock into which the shares of the Company Common Stock represented by such Certificates were converted pursuant to Section 1.06, cash in lieu of fractional shares of the Parent Common Stock, if any, as may be required pursuant to Section 1.07(e) and any dividends or distributions payable pursuant to Section 1.07(d);

provided, however, that Acquiror may, in its discretion and as a condition precedent to the delivery of any Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   (h) No Liability. Notwithstanding anything to the contrary in this Section 1.07, neither the Exchange Agent, Parent, Acquiror, the Surviving Corporation nor their respective affiliates shall be liable to a holder of shares of the Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Section 1.07 shall thereafter look only to Acquiror for shares of the Parent Common Stock, any cash in lieu of fractional shares of the Parent Common Stock to which they are entitled pursuant to Section 1.07(e) and any dividends or other distributions with respect to shares of the Parent Common Stock to which they are entitled pursuant to Section 1.07(d), in each case, without any interest thereon.

   SECTION 1.08.  No Further Ownership Rights in the Company Common Stock.

   All shares of the Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.07(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   SECTION 1.09.  Tax Consequences.

   It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Sections 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

   SECTION 1.10.  Taking of Necessary Action; Further Action.

   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquiror, the officers and directors of the Company, Acquiror and the Surviving Corporation will take all such lawful and necessary or desirable action in the name of the Company or Acquiror.

                                  Article II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Acquiror as follows:

   SECTION 2.01.  Organization and Qualification; Subsidiaries.

   (a) Each of the Company and its subsidiaries is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such other power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all subsidiaries of the Company together with the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary of the Company is contained in Section 2.01 of the written disclosure schedule previously initialed on behalf of the Company and the Acquiror (the "Company Disclosure Schedule"). Except as set forth in Section
2.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in or is the general or limited partner of, any corporation, partnership, joint venture or other business association or entity (other than its wholly-owned subsidiaries), (i) with respect to which interest the Company or a subsidiary has invested (and currently owns) or is required to invest $50,000 or more, or (ii) which is a publicly-traded entity unless such interest is held for investment by the Company or its subsidiary and comprises less than five percent of the outstanding stock of such entity.

   (b) "Material Adverse Effect," when used in connection with the Company or any of its subsidiaries or Parent or any of its Subsidiaries, as the case may be, means any change, effect, development or circumstance that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that the following shall be excluded from the definition of Material Adverse Effect and from any determination as to whether a Material Adverse Effect has occurred or may occur: changes, effects, developments or circumstances (i) affecting (A) the medical equipment or healthcare industries generally, (B) the United States securities markets generally or (C) economic, regulatory, or political conditions generally, or
(ii) arising from or relating to this Agreement, the transactions contemplated hereby or the announcement hereof or thereof, including, without limitation, except as set forth in Section 2.01(b) of the Company Disclosure Schedule, any effects on customers and suppliers, but excluding any effects on personnel.

   SECTION 2.02.  Certificate of Incorporation and Bylaws.

   The Company has heretofore made available to Acquiror a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date (the "Company Charter Documents"), and the certificates of incorporation and bylaws (or equivalent organizational documents) as amended to date of each of its subsidiaries (the "Subsidiary Documents"). All such Company Charter Documents and Subsidiary Documents are in full force and effect, except in the case of Subsidiary Documents where the failure to be in force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents, except for violations of the documents which do not and are not reasonably likely to materially interfere with the operations of such entity.

   SECTION 2.03.  Capitalization.

   (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, of which 90,000 shares have been designated as Series A Preferred Stock, par value $1.00 per share, and 120,000 shares have been designated Series B Preferred Stock, par value $1.00 per share (collectively, the "Company Preferred Stock"). As of November 16, 2001, (i) 8,772,616 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (excluding treasury shares which are issued but not outstanding, all of which are not entitled to vote), and none of which has been issued in violation of preemptive or similar rights, (ii) 1,662,950 shares of Company Common Stock were reserved for existing grants and 317,004 shares of Company Common Stock were reserved for future grants pursuant to the Company Stock Option Plans, (iii) 77,270 shares of Company Common Stock were reserved and available for future issuance pursuant to the Company Stock Purchase Plan, (iv) 566,735 shares of Company Common Stock were reserved for issuance upon exercise of the Company's Class B Warrants (the "Class B Warrants"), and (v) 358,179 shares of Company Common Stock were reserved for issuance upon exercise of the Company's other outstanding warrants to purchase Company Common Stock (the "Other Warrants"). As of November 16, 2001, there were no outstanding shares of Company Preferred Stock. 90,000 shares of Series A Preferred Stock are reserved for issuance upon exercise of the rights (the "Company Rights" or, individually, a "Company Right") distributed in connection with that certain Rights Agreement dated as of December 29, 1999 (the "Rights Agreement"). As of November 16, 2001, no shares of Company Common Stock, Class B Warrants, or Other Warrants were held by subsidiaries of the Company. Except as set forth in Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred since November 16, 2001 except for changes resulting from the exercise or termination of stock options which were outstanding under the Company Stock Option Plans and exercisable as of November 16, 2001 (or were outstanding under the Company Stock Option Plans as of November 16, 2001 and became exercisable in accordance with their terms thereafter), from the issuance of shares of the Company Common Stock under the Company Stock Purchase Plan, pursuant to the current offering period under such plan ending on December 31, 2001 and until the suspension of such plan as provided in Section 5.12(d), from the exercise of the Class B Warrants or the Other Warrants, or transactions permitted by
Section 4.01. Except as set forth in this Section 2.03 or Section 2.11 or in
Section 2.03 or Section 2.11 of the Company Disclosure Schedule and except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of preemptive or similar rights. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding.

   (b) Except as set forth in Section 2.03 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of any subsidiary. Except as set forth in Section 2.03 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries and intercompany book entry transactions, in either case entered into in the ordinary course of business. Except as set forth in Sections 2.01 or 2.03 of the Company Disclosure Schedule, (i) all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and (ii) all such shares (other than directors' qualifying shares and a de minimis number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in Section 2.01, this Section 2.03 or Section 2.11 or in Section 2.03 or Section 2.11 of the Company Disclosure Schedule and except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company's subsidiaries relating to the issued or unissued capital stock of the Company's subsidiaries or obligating the Company's subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company's subsidiaries.

   SECTION 2.04.  Authority Relative to this Agreement.

   (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary stockholder approval of the Merger and adoption of this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the requisite approval of the Merger and adoption of this Agreement by the Company's stockholders in accordance with Delaware Law and the Company Charter Documents and the filing and recording of appropriate merger documents as required by the Delaware Law). The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and the Merger.

   (b) Assuming the accuracy of the representations and warranties in Section 3.13, the provisions of Section 203 of the Delaware Law and Article Twelfth of the Company's Certificate of Incorporation will not apply to the Merger. No other "fair price," "merger moratorium," "control share acquisition" or other similar anti-takeover statute or regulation applies or purports to apply to this Agreement or the Merger.

   (c) As of the date hereof, the Board of Directors of the Company has by a unanimous vote of those directors present (such directors constituting a quorum under the Company's Bylaws) (i) determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) approved this Agreement and the transactions contemplated hereby in accordance with the applicable provisions of the Delaware Law and the Company Charter Documents, (iii) authorized the performance by the Company of this Agreement subject to such stockholder approval as contemplated in Section 2.04(a), and (iv) recommended the approval of the Merger and adoption of this Agreement by holders of the Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at a meeting of the stockholders of the Company to consider approval of the Merger and adoption of this Agreement (the "Company Stockholders Meeting"). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and the Parent of this Agreement and the Guarantee hereof, respectively, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

   (d) The Board of Directors of the Company has taken all actions necessary to cause the Rights Agreement to be ineffective and not applicable as to the Merger and any other transactions described in this Agreement. The execution of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in the grant of any rights to any person under the Rights Agreement, or enable or require any outstanding rights to be exercised, distributed or triggered. All such actions to cause the Rights Agreement to be ineffective and not applicable as to the Merger and any other transactions described in this Agreement have been duly and validly taken by the Company's Board of Directors and are binding on and enforceable against the Company.

   SECTION 2.05.  No Conflict; Required Filings and Consents.

   (a) Subject to the following sentence, Section 2.05(a) of the Company Disclosure Schedule includes, as of the date hereof, a list of (i) other than intercompany obligations, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit (to which the Company or any subsidiary is the responsible party), equipment leases or lease purchase agreements, each in an amount equal to or exceeding $50,000 (other than leases outside the United States providing for payments of not more than $50,000 per year) to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contract, agreement, commitment, or other understanding or arrangement, individual payments or receipts by the Company or any of its subsidiaries of less than $50,000 over the term of such contract, commitment, agreement, or other understanding or arrangement; and (iii) all agreements which are required to be filed as "material contracts" with the Securities and Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations promulgated thereunder (the "Exchange Act") but which have not been so filed with the SEC. The Agreements listed on Schedule 2.05(a) of the Company Disclosure Schedule shall be collectively referred to as the "Company Agreements". With regard to agreements for the purchase or sale of raw materials or inventory or for the provision of services in the ordinary course of business and licensing or royalty arrangements, the thresholds referred to in clauses (i) and (ii) of the preceding sentence shall be measured on an annual basis.

   (b) Except as set forth in Section 2.05(b) and Sections 2.11(f) and (h) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents, (ii) assuming compliance with the matters referred to in Section 2.05(c), conflict with or violate the Subsidiary Documents or any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any of the Company Agreements or any other note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

   (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company or any of its subsidiaries to make or seek any consent, approval, authorization or permit of, or filing with or notification to, any governmental, administrative, judicial or regulatory authority, domestic or foreign (each, a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and Nasdaq; filings and consents under any applicable non-U.S. laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Non-U.S. Monopoly Laws"); filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement ("Environmental, Health and Safety Laws"); and the filing and recordation of an appropriate certificate of merger as required by the Delaware Law; (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not materially affect the Surviving Corporation's ability to conduct its business after the Merger; or
(iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

   Section 2.06.  Compliance; Permits.

   (a) Except as set forth in Section 2.06(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) in any material respects, any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any Company Agreement, note, bond, mortgage, indenture, credit facility, contract, agreement, letter of credit, pledge, guarantee, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected except for any such conflicts or defaults which would not reasonably be expected to result in an adverse effect on the Company in excess of $50,000 individually or $100,000 in the aggregate.

   (b) Except as set forth in Schedule 2.06(b) of the Company Disclosure Schedule, no investigation by any Governmental Authority with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened. Neither Company nor any of its subsidiaries is subject to any order, directive, warning letter or supervisory letter of, or agreement, memorandum of understanding or similar arrangement (including board resolutions adopted at the request of a regulatory authority) with, any Federal, state, local or foreign regulatory authority restricting its operations, restricting it from taking any action or requiring that certain actions be taken, and Company has no knowledge that any such order, directive, supervisory letter, agreement, memorandum of understanding or similar arrangement is threatened, contemplated or under consideration by any such regulatory authority.

   (c) Except as set forth in Section 2.06(c) of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, easements, variances, exceptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company and its subsidiaries, taken as a whole, as it is now being conducted (collectively, the "Company Permits"). Except as set forth in
Section 2.06(c) of the Company Disclosure Schedule, the Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

   SECTION 2.07.  SEC Filings; Financial Statements.

   (a) The Company has filed all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed with the SEC since April 28, 1996 (the "Post-1996 Company SEC Documents"). Except as set forth in Section 2.07 of the Company Disclosure Schedule and taking into account any amendments and supplements filed prior to the date of this Agreement, such Post-1996 Company SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light and at the time of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1996 Company SEC Documents was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations, stockholders' equity and cash flows for the periods indicated, except that the unaudited interim financial statements
(i) should be read in conjunction with the audited consolidated financial statements of the Company for the applicable fiscal year contained in the Post-1996 Company SEC Documents, and (ii) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

   SECTION 2.08.  Absence of Certain Changes or Events.

   Except as set forth in Section 2.08 or 4.01 of the Company Disclosure Schedule, and except as a result of acts or omissions after the date hereof permitted under Section 4.01, since April 29, 2001, the Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Company Charter Documents; (iii) any material changes to any Company Employee Plans or other employee benefit arrangements or agreements, including the establishment of any new such plans, arrangements or agreements or the extension of coverage under any such plans, arrangements or agreements to new groups of employees or other individuals,
(iv) any material damage to, destruction or loss of any asset of the Company (whether or not covered by insurance); (v) any material change by the Company in its accounting methods, principles or practices (other than as required by GAAP); or (vi) other than in the ordinary course of business, any sale of a material amount of assets of the Company. The executive management of the Company is not aware of any Material Adverse Effect that would reasonably be expected to occur as a result of or relating to (i) the execution and delivery of this Agreement by the Company; (ii) the consummation of the transactions contemplated hereby; (iii) the announcement of this Agreement or the transactions contemplated hereby; or (iv) the performance by the Company of any of its obligations under this Agreement.

   SECTION 2.09.  No Undisclosed Liabilities.

   Except as set forth in Section 2.09 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (whether or not absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for or disclosed in the Company's unaudited balance sheet (including any related notes thereto) as of October 28, 2001 included in the Company's Quarterly Report on Form 10-Q for the quarter ended October 28, 2001 (the "2001 Company Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Company Balance Sheet, (c) incurred since October 28, 2001 if such liability is in excess of $50,000 and is (a) not incurred in the ordinary course of business, or (b) if incurred in the ordinary course of business, is a nonrecurring payment to (i) a vendor not doing business with the Company on the date of this Agreement, or (ii) an existing vendor doing business with the Company on the date of this Agreement, but with respect to goods or services not being provided by such vendor to the Company on the date of this Agreement, or (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby. Section 2.09 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company and its subsidiaries. Section 2.09 of the Company Disclosure Schedule also sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company and its subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other transactions contemplated hereby.

   SECTION 2.10.  Absence of Litigation.

   Except as set forth in Section 2.10 and Section 2.19(c) of the Company Disclosure Schedule or arising out of the transactions contemplated by this Agreement (of which the executive management of the Company has no knowledge), there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the senior management of the Company, threatened (except those threatened matters that would not reasonably be expected individually to exceed $100,000 or in the aggregate to exceed $500,000) against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority.

   SECTION 2.11.  Employee Benefit Plans; Employment Agreements.

   (a) "Company Employee Plans" shall mean all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), as amended, modified or supplemented, maintained or contributed to by the Company or a subsidiary of the Company for the benefit of any former or current employee, officer or director (or any of their beneficiaries) of the Company or a subsidiary of the Company. The term "Affiliate Plan" shall mean any other such plan, program or arrangement with respect to which the Company or any subsidiary of the Company has or would reasonably be expected to have any liability, either as a member of a controlled group of corporations or trades or businesses, as defined under Section 414 of the Code and comparable provisions of ERISA, or by contractual arrangement. Section 2.11(a) of the Company Disclosure Schedule lists each Company Employee Plan and each Affiliate Plan. With respect to each plan included on the Company Disclosure Schedule, the Company shall indicate whether such plan includes a change of control provision. With respect to each Company Employee Plan or Affiliate Plan listed in Section 2.11(a) of the Company Disclosure Schedule, the Company has made available to Acquiror, to the extent applicable: (i) each such written Company Employee Plan and any related trust agreement, insurance and other contract (including a policy), if any, the most recently prepared summary plan description, if any, summary of material modifications the substance of which is not already incorporated in the corresponding summary plan description or Company Employee Plan document, if any, and written communications distributed to plan participants that would reasonably be expected to materially modify the terms of any Company Employee Plan, whether through information actually conveyed in the communication or a failure to convey information; (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan, required to make such a filing; (iii) the most recent actuarial valuation, if any, for each Company Employee Plan and Affiliate Plan subject to Title IV of ERISA, to the extent applicable; (iv) the latest reports, if any, which have been filed with the Department of Labor ("DOL") to satisfy the alternative method of compliance for pension plans for certain selected employees pursuant to DOL regulation Section 2520.104-23; and (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

   (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule, (i) none of the Company Employee Plans or Affiliate Plans promises or provides material medical or other material welfare benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company or its subsidiary or affiliate terminates, other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), or any similar state or non-U.S. laws; (ii) none of the Company Employee Plans or Affiliate Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA and no Company Employee Plan or Affiliate Plan has incurred any withdrawal liability that remains unsatisfied and the transactions contemplated hereby are not reasonably likely to result in the assessment of any withdrawal liability; (iii) neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any other party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 to the Code), has engaged in a transaction with respect to any Company Employee Plan or Affiliate Plan which would reasonably be expected to subject the Company or any subsidiary, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code; (iv) with respect to the Company Employee Plans, neither the Company or any of its subsidiaries, nor any executive of the Company or one of its subsidiaries as fiduciary of the Company Employee Plans nor, to the knowledge of the Company, any other fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; (v) all Company Employee Plans, and all Affiliate Plans have been established and maintained in accordance with their terms and have been operated in compliance, in all material respects, with the requirements of applicable law (including, but not limited to, to the extent applicable, the notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998); (vi) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS"), and nothing has occurred which would reasonably be expected to result in the disqualification of any such plan; (vii) all contributions required to be made with respect to any Company Employee Plan (whether pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement, or otherwise) have been made or accrued on the Company's financial statements on or before their due dates (including any extensions thereof); and (viii) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans or Affiliate Plans, there are no pending, nor to the knowledge of the senior management of the Company, any threatened (except those threatened matters that would not reasonably be expected individually to exceed $100,000 or in the aggregate to exceed $500,000), claims, investigations or causes of action with respect to any Company Employee Plan or Affiliate Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company or any subsidiary of the Company, any Company director, officer or employee, any Company Employee Plan, or Affiliate Plan or any fiduciary of a Company Employee Plan or Affiliate Plan.

   (c) The Company has provided to Acquiror a true and complete list of each current or former employee, consultant, officer or director of the Company or any of its subsidiaries who, as of the date hereof, holds (i) any option to purchase the Company Common Stock or commitments for future options, together with the number of shares of the Company Common Stock subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option; and (ii) any shares of Company Common Stock that are unvested or subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the stockholder's employment, directorship or other relationship with the Company or any of its subsidiaries or which shares are subject to performance-based vesting.

   (d) To the extent not already included and so labeled in Section 2.11(a) or such other section of the Company Disclosure Schedule as is specifically referenced in Section 2.11(d) of the Company Disclosure Schedule, Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete (i) list of all material outstanding agreements with any consultants who provide services to the Company or any of its subsidiaries; (ii) list of all material agreements with respect to the services of independent contractors or leased employees who provide services to the Company or any of its subsidiaries, whether or not they participate in any of the Company Employee Plans; (iii) description of any situation in which a material portion of the workforce of a component of the Company or its subsidiaries, whether such component is a subsidiary, unit, work location, line of business or otherwise, is composed of non common law employees, whether consultants, independent contractors or otherwise, which description shall include, if applicable, representative samples of agreements with such non common law employees; and (iv) list of all worker council agreements of the Company or any of its subsidiaries with or relating to its employees.

   (e) No Company Employee Plan or Affiliate Plan is subject to Title IV of
ERISA.

   (f) Except as set forth in Section 2.11(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any payment (including, without limitation, severance, golden parachute or bonus payments or otherwise) becoming due pursuant to any Company Employee Plan to any current or former director, officer, employee or consultant of the Company,
(ii) result in any increase in the amount of compensation or benefits payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company.

   (g) There are no complaints, charges or claims against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened to be brought by or filed with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee, and no conditions exist under which the Company or any of its subsidiaries is reasonably likely to incur any such liability.

   (h) The Company has provided or made available to Acquiror (i) with respect to each participant in the Company's executive severance plans, whether such participant has entered into an agreement or a provision of an agreement prohibiting or restricting such participant from accepting employment or otherwise engaging in activity that is in competition with the business of the Company or its subsidiaries (other than with respect to the use of confidential information or trade secrets) after the termination of such individual's employment with the Company (a "Non-Competition Agreement"); and (ii) a description of those classes of employees that are required to execute a Non-Competition Agreement.

   SECTION 2.12.  Employment and Labor Matters.

   Except as set forth in Section 2.11(b) or Section 2.12 of the Company Disclosure Schedule:

      (a) Each of the Company and its subsidiaries is in compliance, in all material respects, and has not failed to be in compliance, in any material respect, as a result of which it would reasonably be expected now or in the future to have liability, with all applicable U.S. and non-U.S. laws, agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of the Company or any of its subsidiaries including all such U.S. and non-U.S. laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Authority.

      (b) Neither the Company nor any of its subsidiaries is a party to any U.S. or non-U.S. collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries.

      (c) Neither the Company nor any of its subsidiaries is in breach of any U.S. or non-U.S. collective bargaining agreement or labor union contract, or has any strikes, slowdowns, work stoppages, lockouts, or any knowledge of threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

   SECTION 2.13.  Registration Statement; Proxy Statement/Prospectus.

   (a) Subject to the accuracy of the representations of Acquiror in Section
3.10:

      (i) the information supplied by the Company specifically for inclusion in the Registration Statement pursuant to which the shares of the Parent Common Stock to be issued in connection with the Merger will be registered with the SEC shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading; and

      (ii) the information supplied by the Company specifically for inclusion in the proxy statement/prospectus in connection with the Company Stockholders Meeting (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") will not, at the time the Proxy Statement/Prospectus is filed with the SEC or first sent to stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (b) If at any time prior to the Effective Time any event or circumstance relating to the Company, any of its affiliates, officers or directors is discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company will promptly inform Acquiror.

   (c) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Acquiror or any of their respective affiliates which is included or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

   SECTION 2.14.  Restrictions on Business Activities.

   Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule, the Company is not a party to or the subject of any agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, or restricting any transactions (including payment of dividends and distributions) between the Company and its subsidiaries.

   SECTION 2.15.   Title to Property.

   Except as set forth in Sections 2.15 and 2.19(b) of the Company Disclosure Schedule, each of the Company and its subsidiaries has good title to all of its owned real properties and other owned assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby, and except for liens which secure indebtedness reflected in the 2001 Balance Sheet; and, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default).

   SECTION 2.16.  Taxes.

   Except as set forth or referred to in Section 2.16 of the Company Disclosure
Schedule:

      (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2001 Company Balance Sheet have been established and which, if past due, are being contested in good faith. Such Tax Returns are true and correct as of the date hereof. There are no claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or, to the knowledge of the Company, threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 2001 Company Balance Sheet have been established and which, if past due, are being contested in good faith and which claims or assessments being contested in good faith would not, if determined adversely to the Company, result in a Material Adverse Effect). Neither the Company nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any Tax Return. There are no liens for amounts of Taxes on the assets of the Company or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent the Company or any of its subsidiaries with respect to Taxes. Other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to any amounts of Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes and except for provisions in agreements for the divestiture of subsidiaries, assets or business lines of the Company or its subsidiaries that require the Company or its subsidiaries (as applicable) to indemnify a purchaser or purchaser group for amounts of Taxes of the Company or its subsidiaries (as applicable) in the nature of sales or similar Taxes incurred as a consequence of any such divestiture transactions), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to any amounts of Taxes.

     (b) The Company and its subsidiaries have in all respects complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding of Taxes under Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time prescribed by law, withheld from employee wages and paid over to the proper Governmental Authority all Taxes required to be so withheld and paid over under applicable laws.

     (c) The federal income Tax Returns of the Company and its subsidiaries have been examined by the Internal Revenue Service (or the statutes of limitation for the assessment of federal income Taxes for such periods have expired) for periods through and including the fiscal year ended April 27, 1997, and no material deficiencies were asserted as a result of examinations which have not been resolved and fully paid.

     (d) For purposes of this Agreement, the term "Tax" shall mean (a) any United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative, or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments, (b) liability for the payment of any amounts described in clause (a) above as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability and (c) liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any agreement to indemnify any other person with respect to the payment of any amounts of the type described in clause (a) or (b) above. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

  SECTION 2.17.  Environmental Matters.

  (a) Except as set forth in Section 2.17(a) to the Company Disclosure Schedule, the operations and properties of the Company and its subsidiaries are and at all times have been in compliance, in all material respects, with the Environmental Laws, which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof.

  (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed.

  (c) Except as set forth on Section 2.17(c) of the Company Disclosure Schedule, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have retained or assumed.

   (d) Except as set forth in Section 2.17(d) of the Company Disclosure Schedule, (i) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, CERCLIS, or any state Superfund site list, and the Company and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries; (iii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls ("PCBs") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

   (e) All Company Permits that the Company is required to have obtained under Environmental Laws have been obtained and are maintained by the Company, were duly issued by the appropriate Governmental Authority, are in full force and effect and are not subject to appeal. The Company has not received notice, and otherwise has no knowledge, that any Company Permit has been or will be, rescinded, terminated, limited, or amended. No additional capital expenditures will be required by the Company for purposes of compliance with the terms or conditions of any Company Permits or Company Permit renewals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require the assignment or transfer of any Company Permit, except for those Company Permits that may be assigned or transferred on or prior to the Effective Time without the consent of any Person and without causing any such Company Permit to be rescinded, terminated or limited.

   (f)  For purposes of this Agreement:

      (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (in each case in writing or, if not in writing, to the knowledge of the senior management of the Company) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

      (ii) "Environmental Laws" means, as they exist on the date hereof, all applicable United States federal, state, local and non-U.S. laws, regulations, codes and ordinances, relating to pollution or protection of human health (as relating to the environment or the workplace) and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq., Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 et seq., Toxic Substances Control Act ("TSCA"), 15 U.S.C.ss. 2601 et seq., Occupational Safety and Health Act ("OSHA"), 29 U.S.C.ss. 651 et seq., the Clean Air Act, 42 U.S.C.ss. 7401 et seq., and the Clean Water Act, 33 U.S.C.ss. 1251 et seq., each as may have been amended or supplemented, and any applicable environmental transfer statutes or laws.

      (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products and by-products, asbestos-containing materials, PCBs, and any other chemicals, pollutants, substances or wastes, in each case regulated under any Environmental Law.

   SECTION 2.18.  Brokers.
   No broker, finder or investment banker, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Acquiror a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

   SECTION 2.19.  Intellectual Property.

   (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights (common law, statutory or otherwise), including, without limitation, patents (including all reissues, divisions, continuations and extensions), trademarks, service marks, trade names, copyrights, and registrations and applications for any and all of the foregoing, licenses and any other contractual rights, Internet domain names, formulae, algorithms, designs, inventions, methodologies, specifications, know-how, trade secrets, computer software programs and code (both object and source), development tools and proprietary information, technologies and processes, and all documentation and media describing or relating to the above, in any format, whether hard copy or machine-readable only. As used herein, "Company Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

   (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all the Company Intellectual Property Assets that are used in and are material to the business of the Company and its subsidiaries as currently conducted, without (i) infringing or violating the valid and enforceable rights of others, (ii) constituting a breach of any agreement, obligation, promise or commitment by which the Company and/or its subsidiaries (as applicable) may be bound and/or
(iii) violating any laws, regulations, ordinances, codes or statutes in any applicable jurisdiction.

   (c) Except as set forth in Section 2.19(c) of the Company Disclosure Schedule, no claims, actions, disputes, proceedings or allegations (i) have been made or are currently pending or, to the Company's knowledge, threatened by any person with respect to the Company Intellectual Property Assets, including, without limitation, any claims, actions, disputes, proceedings or allegations challenging the right of Company to use, possess, transfer, convey or otherwise dispose of any Company Intellectual Property Assets, or (ii) have been made or are currently pending or, to the Company's knowledge, threatened by any person with respect to the Intellectual Property Assets of any third party (the "Third Party Intellectual Property Assets") to the extent arising out of any use, possession, transfer, reproduction, conveyance, distribution or other disposition of, or of products or methods covered by or otherwise relating to, such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

   (d) Except as set forth in Section 2.19(d) of the Company Disclosure Schedule, there are no claims, actions, disputes, proceedings or allegations to the effect that the manufacture, offer for sale, sale, licensing or use of any product, system or method either (i) now used, offered for sale, sold or licensed or, (ii) to the best of Company's knowledge as of the date hereof (after reasonable due inquiry), scheduled for commercialization prior to the first anniversary of the date hereof, in each case by or for the Company or any of its subsidiaries, infringes on any Third Party Intellectual Property Assets.

   (e) Section 2.19(e) of the Company Disclosure Schedule sets forth a true, correct and complete list of the Company Intellectual Property Assets, which is true, correct and complete in all material respects, except with regard to clause (vii) below, which is true, correct and complete in all respects, including, without limitation (i) all patents and patent applications, filings and registrations owned by the Company and/or each of its subsidiaries worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications owned, used or held for use by the Company and/or each of its subsidiaries worldwide; (iii) all common law trademarks, trade dress, brand, product and service names, slogans, logos and distinctive identifications owned, used or held for use by the Company and/or each of its subsidiaries worldwide; (iv) all trade names owned, used or held for use by the Company and/or each of its subsidiaries worldwide; (v) all copyright registrations and copyright applications owned by the Company and/or each of its subsidiaries worldwide; (vi) all Internet domain name registrations owned by the Company and/or its subsidiaries worldwide; and (vii) all licenses owned, used or held for use by the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the Company Intellectual Property Assets listed in Section 2.19(e) of the Company Disclosure Schedule or (B) a licensee of any Third Party Intellectual Property Assets, except for any licenses of software programs that are made commercially available by third party licensors to any person "off the shelf." Except as set forth in Section 2.19(e) of the Company Disclosure Schedule the Company and/or each of its subsidiaries has made all filings and recordations required by any governmental, judicial or regulatory agency (foreign or domestic) having jurisdiction over such subject matter to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations (including, with respect to all U.S. registered trademark and service marks, Section 8 and 15 declarations, where applicable), trademark and service mark applications, Internet domain names, copyright registrations and copyright applications and licenses set forth in Section 2.19(e) of the Company Disclosure Schedule.

   (f) Except as set forth in Section 2.19(f) of the Company Disclosure
Schedule: (i) each U.S. and non-U.S. patent, trademark or service mark registration and copyright registration of the Company and/or each of its subsidiaries is valid and subsisting and (ii) each license of the Company Intellectual Property Assets and Third Party Intellectual Property Assets listed on Section 2.19(e) of the Company Disclosure Schedule is valid, subsisting and enforceable and will be unaffected by the Merger; and (iii) all statements and representations made by the Company and/or its subsidiaries (as applicable) in any pending applications, filings or registrations concerning the Company Intellectual Property Assets were true in all material respects as of the time they were made.

   (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, to the knowledge of the senior management of the Company, there is no unauthorized use, infringement, misappropriation or other violation of any of the Company's Intellectual Property Assets by any third party, including, without limitation, any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries.

   (h) The Company Intellectual Property Assets include all rights and interests necessary to conduct the business of the Company as it is currently conducted and as proposed to be conducted and such rights will not be adversely affected by the Company or any other person claiming under or through the Company or otherwise in connection with or arising from the execution and delivery of this Agreement, the Merger or the consummation of any of the transactions contemplated hereby.

   SECTION 2.20.  Interested Party Transactions.

   Except as set forth in Section 2.20 of the Company Disclosure Schedule or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since the Company's proxy statement dated September 5, 2001, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

   SECTION 2.21.  Insurance.

   Except as set forth in Section 2.21 of the Company Disclosure Schedule, all fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount appropriate for the businesses conducted by the Company.

   SECTION 2.22.  Product Liability and Recalls.

   (a) Except as set forth in Section 2.22 (a) of the Company Disclosure Schedule, there is no claim, pending or, to the Company's knowledge, threatened, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services. To the knowledge of the Company, there is no basis for such a claim, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
   (b) Except as set forth in Section 2.22(b) of the Company Disclosure Schedule, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company.

   SECTION 2.23.  Opinion of Company Financial Advisor.

   The Board of Directors of the Company has been advised by the Company Financial Advisor to the effect that in its opinion, as of the date of this Agreement, the Exchange Ratio in the Merger is fair from a financial point of view to the Company's stockholders.

   SECTION 2.24.  FDA and FTC Compliance.

   The Company is in compliance, in all material respects, with all applicable laws, rules and regulations and requirements of the Federal Trade Commission (the "FTC"), and the Food and Drug Administration (the "FDA") under the provisions of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. (S) 321 et seq. and its implementing regulations, 21 C.F.R. (S) 801 et seq., including, but not limited to, (i) those laws relating to the filing of premarket notifications or premarket approval applications for medical devices; (ii) the registration with the FDA as a manufacturing establishment and currently listing its marketed devices; (iii) the manufacture, storage and shipment of products in compliance with FDA's standards for current good manufacturing practices; and (iv) product labeling and promotion in accordance with all FTC and FDA rules and interpretations. The Company has provided the Parent with copies of any and all notices of prior compliance actions including complaints, notice of violation letters, warning letters, 483 inspection reports, etc. sent by any Government Authority since December 31, 1996, or has certified that no such correspondence has been sent.
                                  Article III

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

   Acquiror hereby represents and warrants to the Company as follows:

   SECTION 3.01.  Organization and Qualification; Subsidiaries.

   (a) Each of Parent and Acquiror is duly incorporated, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation and has the requisite corporate and other power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to have such other power or authority would not reasonably be expected to have a Material Adverse Effect. Each of Parent and Acquiror is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Acquiror has heretofore made available to the Company true and complete copies of Parent's Certificate of Incorporation and Bylaws, as amended to date (the "Parent Charter Documents").

   (b) Each subsidiary of Parent is an entity duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of organization, has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to have such other power or authority would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. All of Parent's significant subsidiaries and their respective jurisdictions of incorporation are included in the subsidiary list contained in Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (the "Parent 2001 Form 10-K").

   (c) Acquiror was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

   SECTION 3.02.  Capitalization.

   (a) The authorized capital stock of Parent consists of 100,000,000 shares of the Parent Common Stock. As of November 30, 2001, (i) 34,134,992 shares of the Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and none of which have been issued in violation of preemptive or similar rights and (ii) no shares of the Parent Common Stock were held by subsidiaries of Parent. As of November 30, 2001, no more than 2,691,705 shares of the Parent Common Stock were reserved for issuance upon exercise of stock options issued under Parent's stock option plans.

   (b) Except (i) as set forth in Section 3.02(a), (ii) for changes since November 30, 2001 resulting from the exercise of stock options, (iii) for securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent set forth in the Parent SEC Documents and the conversion or exchange thereof, (iv) for other rights to acquire immaterial (individually and in the aggregate) amounts of the Parent Common Stock and changes resulting from the exercise thereof, (v) for changes resulting from the grant of stock based compensation to directors or employees of Parent or its subsidiaries or (vi) for changes resulting from the issuance of stock or other securities in connection with a merger or other acquisition or business combination, an underwritten public offering or an offering pursuant to Rule 144A under the Securities Act approved by Parent's Board of Directors and undertaken in compliance with Section 4.03(b), as applicable, there are no outstanding (x) shares of capital stock or voting securities of Parent, (y) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (z) options or other rights to acquire from Parent or other obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. Except as set forth in the Parent SEC Documents (as defined in Section 3.05), there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its equity securities.

   (c) The shares of the Parent Common Stock to be delivered as Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right.

   SECTION 3.03.  Authority Relative to this Agreement.

   (a) The execution, delivery and performance by Acquiror of this Agreement, the execution, delivery and performance by Parent of the Guarantee and the consummation by Parent and Acquiror of the transactions contemplated hereby and thereby, as applicable, are within the respective corporate powers of Parent and Acquiror and have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Company of this Agreement, this Agreement constitutes a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). The Guarantee has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by Company of this Agreement, the Guarantee constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

   (b) At a meeting duly called and held, or by written consent in lieu of meeting, the Board of Directors of Acquiror has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Acquiror and Parent, and (ii) approved this Agreement and the transactions contemplated hereby. At a meeting duly called and held, Parent's Board of Directors has approved the Guarantee and the transactions contemplated thereby and the issuance of the shares of the Parent Common Stock to be delivered to the Company stockholders in connection with the Merger.

   SECTION 3.04.  No Conflicts; Required Filings and Consents.

   (a) The execution, delivery and performance by Acquiror of this Agreement, the execution, delivery and performance by Parent of the Guarantee and the consummation by Acquiror and Parent of the Merger and the other transactions contemplated hereby and thereby, as applicable, require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the HSR Act and applicable Non-U.S. Monopoly Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any applicable state securities laws and the Nasdaq, (iv) compliance with Environmental, Health and Safety Laws and (v) any actions or filings the absence of which would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect or materially impair the ability of Acquiror to consummate the Merger and the other transactions contemplated by this Agreement or the ability of Parent to fulfill its obligations under the Guarantee.

   (b) The execution, delivery and performance by Acquiror of this Agreement, the execution, delivery and performance by Parent of the Guarantee and the consummation by Acquiror and Parent of the Merger and other transactions contemplated hereby and thereby, as applicable, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Parent Charter Documents or the certificate of incorporation or bylaws of Acquiror (or equivalent organizational documents), (ii) assuming compliance with the matters referred to in Section 3.04(a), contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree applicable to Parent or any of its subsidiaries, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its subsidiaries is entitled under any provision of any Material Agreement or instrument binding upon Parent or any of its subsidiaries or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Acquiror and its subsidiaries; provided that, for purposes of this Subsection 3.04(b)(iii), "Material Agreement" shall mean any agreement identified in the Parent 2001 Form 10-K or in any of Parent's quarterly reports on Form 10-Q filed with respect to any quarter of its 2002 fiscal year or any agreement entered into since the date of Parent's latest quarterly report on Form 10-Q that would be required to be so identified in Parent's Annual Report on Form 10-K for the year ended June 30, 2002 or (iv) result in the creation or imposition of any encumbrance on any material asset of Parent or any of its subsidiaries.

   SECTION 3.05.  Compliance.

   (a) Except as set forth in the reports, schedules, forms, statements, registration statements, proxy statements and other documents filed by the Parent with the SEC since June 30, 1996 (the "Parent SEC Documents") and prior to the date of this Agreement, including those incorporated therein by reference and not superseded by other Parent SEC Documents, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

   (b) No investigation by any Governmental Authority with respect to the Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened, except as disclosed in the Parent SEC Documents and except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

   SECTION 3.06.  SEC Filings; Financial Statements.

   (a) The Parent SEC Documents constitute all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed by Parent with the SEC since June 30, 1996. Except as set forth in the Parent SEC Documents and taking into account any amendments and supplements filed prior to the date of this Agreement, such Parent SEC Documents, (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of and at the time of the circumstances under which they were made, not misleading. None of the Parent's subsidiaries is required to file with the SEC periodic reports pursuant to the Exchange Act.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Documents was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Parent SEC Documents), and each fairly presents in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that for purposes of the foregoing representation, the unaudited interim financial statements (i) should be read in conjunction with the Parent's audited consolidated financial statements contained in the applicable Parent SEC Documents, and (ii) were or are subject to normal and recurring year end adjustments which were not or are not expected to be material in amount.

   SECTION 3.07.  Absence of Certain Changes or Events.

   Except as set forth in the Parent SEC Documents and for the sale of the Parent's Colorado facility, since June 30, 2001, the business of Parent and its subsidiaries has been conducted in the ordinary course and there has not occurred: (i) any change, effect or circumstance, including any damage to, destruction or loss of any asset of Parent (whether or not covered by insurance) constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Parent Charter Documents; (iii) any material change by Parent in its accounting methods, principles or practices (other than as required by GAAP); or (iv) any sale of a material amount of assets of Parent, except in the ordinary course of business.

   SECTION 3.08.  No Undisclosed Liabilities.

   Except as set forth in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Parent's unaudited balance sheet (including any related notes thereto) as of September 30, 2001 included in Parent's Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2001 (the "2001 Parent Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Parent Balance Sheet, (c) incurred since September 30, 2001 in the ordinary course of business, (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

   SECTION 3.09.  Absence of Litigation.

   Except as set forth in the Parent SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

   SECTION 3.10.  Registration Statement; Proxy Statement/Prospectus.

   (a) Subject to the accuracy of the representations of the Company in Section 2.13:

      (i) the Registration Statement, as it may be amended, pursuant to which the shares of the Parent Common Stock to be issued in connection with the Merger will be registered with the SEC shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading; and

      (ii) the Proxy Statement/Prospectus will not, at the time the Proxy Statement/Prospectus is filed with the SEC or first sent to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at such time and in light of the circumstances under which they were made, not misleading.

   (b) If at any time prior to the Effective Time any event or circumstance relating to Parent, Acquiror or any of its affiliates, officers or directors should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Acquiror will promptly inform the Company.

   (c) The Registration Statement and Proxy Statement/Prospectus shall comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

   (d) Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Company which is included or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

   SECTION 3.11.  Brokers.

   Except for Parker/Hunter Incorporated, the fees and expenses of which will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Acquiror or Parent who might be entitled to any fee or commission from Acquiror, Parent or any of their respective affiliates in connection with the transactions contemplated by this Agreement.

   SECTION 3.12.  Ownership of Acquiror; No Prior Activities.

   (a) Acquiror was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

   (b) Except for obligations or liabilities incurred by Acquiror in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquiror has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

   SECTION 3.13.  Ownership Interest in the Company.

   Other than by reason of this Agreement or the transactions contemplated hereby, neither Acquiror nor any of its affiliates is, or has been at any time during the previous three years, an "interested stockholder" of the Company, as that term is defined in Section 203 of the Delaware Law.

                                  Article IV

                    CONDUCT OF BUSINESS PENDING THE MERGER

   SECTION 4.01.  Conduct of Business by the Company Pending the Merger.

   The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Acquiror shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Acquiror, which, in the case of clauses (c), (d)(iv), e(ii), (e)(iv), (f), (h), (i) or
(j) will not be unreasonably withheld or delayed:

      (a) amend or otherwise change the Company Charter Documents;

      (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof, pursuant to payroll withholding elections made prior to December 1, 2001 under the Company Stock Purchase Plan and effected with respect to the current offering period ending on December 31, 2001, and pursuant to the exercise of the Class B Warrants or the Other Warrants);

      (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $50,000 in the aggregate);

      (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) except (A) as required by the terms of any security or agreement as in effect on the date hereof and set forth in Sections 2.11(f) or 4.01 of the Company Disclosure Schedule and (B) to the extent necessary to effect withholding to meet minimum tax withholding obligations in connection with the exercise of any Company Stock Option, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, or (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a stockholder equity interest in the Company;

      (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, except for
   (A) indebtedness outstanding on the date hereof and listed on Section 4.01 of the Company Disclosure Schedule, (B) borrowings and reborrowings under the Company's or any of its subsidiaries' credit facilities listed on
   Section 4.01 of the Company Disclosure Schedule in an aggregate amount not to exceed $500,000 in excess of the amount listed on Section 4.01 of the Company Disclosure Schedule on the date hereof, and (C) other borrowings not in excess of $50,000 in the aggregate; (iii) issue any debt securities or assume, guarantee (other than guarantees of obligations of the Company's subsidiaries entered into in the ordinary course of business and except as required by any agreement in effect on the date hereof and identified in
   Section 4.01 of the Company Disclosure Schedule) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice (but not loans or advances to employees of the Company to fund the exercise price of Company Stock Options or otherwise to purchase shares of the Company Common Stock, except rights of employees to receive such loans or advances as such rights exist on November 1, 2001);
   (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $375,000 over the period from the date hereof to the Effective Date; or (v) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

      (f) except as set forth in Section 4.01 of the Company Disclosure Schedule, as required by law or as provided in an existing obligation of the Company, (i) increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary, wages or bonuses of employees of the Company or its subsidiaries, including in connection with promotions, in accordance with past practices; (ii) grant any severance or termination pay (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations or in accordance with past practice) to, or enter into or amend any employment or severance agreement, with any current or prospective employee of the Company or any of its subsidiaries, except for promotions in the ordinary course of business and any new hire employees (x) whose annual salary does not exceed $80,000, (y) whose severance benefits do not exceed two weeks' salary per year of service to the Company and (z) who may be terminated without penalty (except for severance) for any reason by the Company (or the Surviving Corporation) upon not more than 30 days notice; or (iii) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, including, without limitation, any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law or existing agreement or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement;

      (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof;

      (h) make any Tax election or settle or compromise any United States federal, state, local or non-U.S. Tax liability;

      (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Post-1996 Company SEC Documents or incurred in the ordinary course of business and consistent with past practice or incurred in connection with this Agreement and the transactions contemplated hereby;

      (j) enter into, modify or renew any contract, agreement or arrangement, whether or not in writing, for the licensing of its technology;

      (k) enter into any contract, agreement or arrangement or any amendment, modification or renewal to any contract, agreement or arrangement unless the Company shall have the right to terminate any such contract, agreement, arrangement, amendment, modification or renewal without penalty upon 30 days written notice; or

      (l) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (k) above, or any action which would reasonably be expected to make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

   Additionally, notwithstanding any other provision hereof, the Company shall use its commercially reasonable efforts to obtain any and all written consents of customers which, pursuant to the terms of any contracts, agreements or arrangements with such customers, are required to permit the transfer of, or to prevent the termination, of such contracts, agreements or arrangements in connection with, or as a result of, the transactions contemplated by this Agreement, except if and insofar as the failure to obtain such consents would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

   SECTION 4.02.  No Solicitation.

   (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or knowingly encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm, which may be the Company Financial Adviser, would, if consummated, reasonably be expected to constitute a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and Parent or a subsidiary of Parent or (ii) subject to compliance with the other terms of this Section 4.02, including Sections 4.02(c) and (d), considering and negotiating a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm, which may be the Company Financial Adviser, would, if consummated, constitute a Superior Proposal not solicited in violation of this Agreement; provided, however, that, as to each of clauses (i) and (ii), the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Torys LLP ("Torys")) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

   For purposes of this Agreement, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Acquiror or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires or would acquire more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any Significant Company Subsidiary, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company or any Significant Company Subsidiary, other than the transactions contemplated by this Agreement; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

   For purposes of this Agreement, a "Superior Proposal" means any proposal made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the Company Common Stock entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (after consultation with a financial advisor of nationally recognized reputation, which may be the Company Financial Advisor and after taking into account the likelihood of, and extra time required for, consummation of such Superior Proposal, and the Parent Fee pursuant to Section
7.03 hereof) to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Acquiror; provided, however, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions.

   (b) The Company shall notify Acquiror promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or any subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Acquiror shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company or any subsidiary, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall keep Acquiror fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request. The Company shall also promptly notify Acquiror, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal.

   (c) Except to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Torys) that it is or is reasonably likely to be required to act to the contrary in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into any, Acquisition Proposal, it may take such contrary action only after the second full business day following Acquiror's receipt of written notice of the Board of Directors' intention to do so), neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval by such Board of Directors of this Agreement or the Merger.

   (d) The Company and the Board of Directors of the Company shall not enter into any agreement (other than a confidentiality agreement entered into not in violation of Section 4.02(a)) with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction, unless this Agreement has been terminated in accordance with its terms.
   (e) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation or by Nasdaq.
   (f) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Acquiror) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party, except for a release from standstill provisions in connection with a Superior Proposal.
   (g) The Company shall ensure that the officers and directors of the Company and the Company's subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02. It is understood that any violation of the restrictions set forth in this Section 4.02 by any officer or director of the Company or its subsidiaries, by any investment banker, attorney or other advisor or representative of the Company retained in connection with this Agreement and the transactions contemplated hereby or by any other advisor or representative of the Company at the direction or with the consent of the Company shall be deemed to be a breach of this Section 4.02 by the Company.

   SECTION 4.03.  Conduct of Business by Parent Pending the Merger.

   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the consummation of the Merger, Acquiror covenants and agrees that, unless the Company shall otherwise agree in writing, Acquiror shall take all action necessary so that (i) Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, including actions taken by Parent or its subsidiaries in contemplation of the Merger or other business acquisitions otherwise in compliance with this Agreement, and (ii) Parent shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company, which shall not be unreasonably withheld or delayed:

      (a) amend or otherwise change the Parent Charter Documents;

      (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or prevent the consummation of the Merger and the other transactions contemplated by this Agreement, provided, however, the Parent may acquire or agree to acquire any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, in all cases, without the consent of the Company if the value of such transaction is less than 10% of the market capitalization of the Parent. (For the purposes of this section, market capitalization of the Parent shall equal the product of the total number of outstanding shares of the Parent multiplied by the closing price of such shares on Nasdaq on the date of determination.)

      (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent, and except that Parent may declare and pay regular quarterly cash dividends consistent with past practice;

      (d) take any action to change its accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof; or

      (e) take or agree in writing or otherwise to take any of the actions described in Sections 4.03(a) through (d) above that would make any of the representations or warranties of Acquiror contained in this Agreement untrue or incorrect or prevent Acquiror from performing or cause Acquiror not to perform its covenants hereunder.

                                   Article V

                             ADDITIONAL AGREEMENTS

   Section 5.01. Stockholder Approval; Preparation of Registration Statement and Proxy Statement/Prospectus.

   (a) As soon as practicable after the date of this Agreement, the Company shall, and Acquiror shall cause Parent to, prepare and file with the SEC under the Securities Act of 1933, as amended, and the SEC's rules and regulations promulgated thereunder (the "Securities Act") a registration statement on Form S-4 to register the offer and sale of the Parent Common Stock pursuant to the Merger (the "Registration Statement") which will include the Proxy Statement/Prospectus therein. The Company shall, and Acquiror shall cause Parent to, use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to maintain such effectiveness for so long as shall be required for the issuance of the shares of the Parent Common Stock in the Merger. Following the time the Registration Statement is declared effective, Acquiror shall cause Parent to file the final prospectus included therein under Rule 424(b) promulgated pursuant to the Securities Act. Acquiror agrees to provide the Company with, and to consult with the Company regarding, any comments that may be received from the SEC or its staff with respect to the Registration Statement promptly after receipt thereof.

   (b) The Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror shall also cause Parent to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under the applicable state securities laws in connection with the issuance of the shares of the Parent Common Stock in the Merger, and the Company shall furnish to Parent all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement/Prospectus. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Registration Statement or the Proxy Statement/Prospectus will be made by the Company or the Parent, without providing the other party a reasonable opportunity to review and comment thereon.

   (c) Acquiror will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Acquiror, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Acquiror, or any of their respective affiliates, officers or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to either of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

   (d) The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of approval of the Merger and adoption of this Agreement. Notwithstanding anything to the contrary set forth in this Section 5.01 or Section 5.02, the Company shall not be obligated to take the action set forth in the preceding sentence of this Section 5.01(c) or to take the actions set forth in Section 5.02 to the extent that the Board of Directors of the Company determines in connection with a Superior Proposal pursuant to Section 4.02 hereof (after due consultation with independent counsel, which may be Torys) that such action is, or is reasonably likely to be, inconsistent with the proper discharge of its fiduciary duties.

   SECTION 5.02.  Company Stockholders Meeting.

   (a) The Company shall, prior to or as soon as practicable following the date upon which the Registration Statement becomes effective, establish a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the adoption of this Agreement, and the Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders and to hold the Company Stockholders Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall solicit from its stockholders proxies in favor of approval of the Merger and adoption of this Agreement and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval and adoption.

   (b) Acquiror agrees to vote all of the Shares, if any, beneficially owned by Acquiror, Parent or any of their subsidiaries in favor of approval of the Merger and adoption of this Agreement at the Company Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the Merger in accordance with Section 252 of the Delaware Law, on the terms and subject to the conditions set forth in this Agreement.

   SECTION 5.03.  Access to Information; Confidentiality.

   (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives of the Parent, reasonable access during reasonable hours, during the period after the execution and delivery of this Agreement and prior to the Effective Time to its properties, books, contracts, commitments and records, (ii) during such period furnish promptly to the Parent all information concerning the business, properties and personnel of the Company, as the Parent may reasonably request, and (iii) make available to the Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as the Parent may reasonably request.

   (b) Acquiror shall cause Parent and its subsidiaries to afford to the officers, employees, accountants, counsel and other representatives of the Company reasonable access during reasonable hours, during the period after the execution and delivery of this Agreement and prior to the Effective Time to (i) certain financial records of the Parent and (ii) the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the parent's business, properties and personnel as the Company may reasonably request. For the avoidance of doubt, the Parent will not assemble and provide access to all of its non-public information.

   (c) The information provided by the parties pursuant to Sections 5.03(a) and
(b) above shall be kept confidential in accordance with the terms of the confidentiality agreements, dated July 5, 2001 and August 9, 2001, respectively (collectively, the "Confidentiality Agreement"), between Parent and the Company. This Section 5.03 (c) shall survive the termination of this Agreement.

   SECTION 5.04.  Consents; Approvals.

   The Company and Acquiror shall each use its reasonable best efforts (and Acquiror shall cause Parent to use its reasonable best efforts) to obtain and to cooperate with each other in order to obtain as promptly as practicable all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-U.S. governmental and regulatory rulings and approvals), and the Company and Acquiror shall make (and Acquiror shall cause Parent to make) as promptly as practicable all filings (including, without limitation, all filings with United States and non-U.S. governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Acquiror and the consummation by them of the transactions contemplated hereby. The Company and Acquiror shall promptly furnish (and Acquiror shall cause Parent to furnish) all information required to be included in the Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-U.S. governmental body in connection with the transactions contemplated by this Agreement. The Company shall, and Acquiror shall cause Parent to, cause all documents that it is responsible for filing with the SEC or other regulatory authorities under
Section 5.01 and this Section 5.04 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

   SECTION 5.05.  Agreements with Respect to Affiliates.

   At or prior to the date the Proxy Statement/Prospectus is first mailed to stockholders, Company will furnish to Parent a list of all persons known to the Company who at the date of the Company Stockholders Meeting may be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act ("Company Affiliates"). The Company will use its reasonable best efforts to cause each Company Affiliate to deliver to Parent prior to the date the Proxy Statement/Prospectus is first mailed to stockholders of the Company a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Parent Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

   SECTION 5.06.  Indemnification and Insurance.

   (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain all the provisions with respect to indemnification set forth in the Company Charter Documents on the date hereof, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

   (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable contract or agreement as in effect on the date hereof and disclosed on Section 5.06(b) of the Company Disclosure Schedule, in each case for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation,
(ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; provided that the Indemnified Parties shall be required to reimburse the

Surviving Corporation for such payments in the circumstances and to the extent required by the Company Charter Documents, any applicable contract or agreement or applicable law; and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Party with respect to whom such a conflict exists (or group of such Indemnified Parties who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

   (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements and arrangements (the employee parties under such agreements and arrangements being referred to as the "Covered Persons") with the Company's directors and officers existing at or before the Effective Time that are listed in Section 5.06(c) of the Company Disclosure Schedule.

   (d) In addition, Acquiror shall provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the next best available coverage; provided, however, that Acquiror and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 175% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

   (e) From and after the Effective Time, Acquiror shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.06.

   (f) Nothing contained in this Section 5.06 is intended to limit in any manner and at any time rights that any Indemnified Party may have under and in accordance with all provisions of the Company Charter Documents, including, but not limited to, rights under the respective Article of the Company's Restated Certificate of Incorporation and the respective Article of the Company's Bylaws in each case dealing with indemnification, or any contract or agreement in effect on the date hereof or whose execution following the date hereof is permitted by the terms of this Agreement, which rights shall survive the Effective Time and shall be binding on the Surviving Corporation and all successors and assigns of the Surviving Corporation, in accordance with their respective terms.

   (g) This Section 5.06 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties and the Covered Persons.

   SECTION 5.07.  Notification of Certain Matters.

   The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company or Acquiror, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for purposes of Section 7.01(b) unless the failure to give such notice results in material prejudice to the other party. Parent shall promptly notify the Company if Parent considers any Regulatory Condition or Requirement (as defined in Section 6.01) to be in Parent's reasonable business judgement adverse to the best interests of the combined entities (an "Adverse Regulatory Condition Notice").

   SECTION 5.08.  Further Action/Tax Treatment.

   (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall include, without limitation, the obligation of the Company to agree to divest, abandon, license, hold separate or take similar action with respect to any assets (tangible or intangible) which are, in the aggregate, not material to the Company (but shall not include any obligation by Parent or Acquiror to agree to divest, abandon, license, hold separate or take similar action with respect to any assets, tangible or intangible).

   (b) Notwithstanding anything herein to the contrary, each of Acquiror and the Company shall, and Acquiror shall cause Parent to, use its reasonable best efforts to cause the Merger to qualify, and will not (either before or after the Merger) take any actions, or fail to take any action, which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Acquiror shall, and shall cause the Surviving Corporation and Parent to, report, to the extent required by the Code or the regulations thereunder, the Merger for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Each of Acquiror and the Company shall make, and shall cause their affiliates (including Parent) to make, such representations, warranties and covenants as shall be requested reasonably in the circumstances by Reed Smith and Torys in order for such firms to render their opinions referred to in Section 6.02 and 6.03.

   SECTION 5.09.  Public Announcements.   Acquiror and the Company shall
consult with each other before issuing any press release or making any written public statement with respect to the Merger or this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law (including, without limitation, Rules 165 and 425 under the Securities Act and Rule 14a-12 under the Exchange Act) or the rules and regulations of Nasdaq if it has used all reasonable efforts to consult with the other party.

   SECTION 5.10.  Shares of the Parent Common Stock.

   (a) Acquiror shall take all action necessary so that Parent shall transfer to Acquiror the shares of the Parent Common Stock to be delivered by Acquiror to the holders of Company Common Stock in the Merger.

   (b) Acquiror will take all action necessary so that Parent will use its reasonable best efforts to cause the shares of the Parent Common Stock to be delivered by Acquiror to the holders of Company Common Stock in the Merger to be listed, upon official notice of issuance, on the Nasdaq prior to the Effective Time.

   SECTION 5.11.  Conveyance Taxes.

   Acquiror and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, (ii) any transfer, recording, registration and other fees, and (iii) any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company shall be responsible for the payment of all such taxes and fees.

   SECTION 5.12.  Stock Incentive Plans; Other Programs.

   (a) At the Effective Time, each Company Stock Option under the Company Stock Option Plans, whether vested or unvested, shall be deemed to constitute an option (an "Adjusted Option") to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing; provided, however, that in the case of any Company Stock Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

   (b) Acquiror will cause Parent to take all corporate action necessary to reserve for issuance as of or as soon as administratively practicable after the Effective Time a sufficient number of shares of the Parent Common Stock for delivery upon exercise of the Adjusted Options and to deliver to holders of Adjusted Options, upon the exercise of such options, shares of the Parent Common Stock registered pursuant to the Securities Act and listed on Nasdaq.

   (c) Beginning on the date hereof, the Company shall not establish any new employee stock purchase plans or extend the availability of the Company Stock Purchase Plan to any employees not previously eligible to be included in the Company Stock Purchase Plan, or, in either case, implement any decisions to do the same, whether or not such decisions have been communicated to employees. The Company shall suspend the Company Stock Purchase Plan through the Effective Time at the end of the current offering period ending December 31, 2001. All shares of Company Common Stock under the Company Stock Purchase Plan shall be treated as all other shares of Company Common Stock. Acquiror shall, to the extent legally and administratively feasible, enable employees of the Company and its subsidiaries to participate in Parent's employee stock purchase plan, in a manner consistent with the current practice of Acquiror's affiliates.

   (d) The Company agrees to take any and all action necessary pursuant to the terms of the Company Stock Purchase Plan to effect the aforementioned suspension of such plan.

   (e) At the Effective Time, each Class B Warrant or Other Warrant (each, a "Company Warrant") shall be deemed to constitute a warrant (each, an "Adjusted Warrant") to acquire, on the same terms and conditions as were applicable under such Company Warrant, the same number of shares of Parent Common Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Company Warrant in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Warrant divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Warrant in accordance with the foregoing. Acquiror will cause Parent to take all corporate action necessary to reserve for issuance as of or as soon as administratively practicable after the Effective Time a sufficient number of shares of the Parent Common Stock for delivery upon exercise of the Adjusted Warrants and to deliver to holders of Adjusted Warrants, upon the exercise of such Adjusted Warrants, shares of the Parent Common Stock registered pursuant to the Securities Act and listed on Nasdaq.

   SECTION 5.13.  Certain Employee Benefits.

   (a) The Surviving Corporation, at its sole discretion, shall either continue the current employee benefits of the Company or shall provide the employees of the Company or any subsidiary of the Company (each, a "Company Employee") with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of the Parent (with similar situations to be determined in light of the Company Employee's new post-Merger responsibilities). It is the intention of the Parent either to maintain existing Company employee benefits or arrange for the Company Employees to become participants in Parent's existing employee benefit plans after the Effective Time. For the avoidance of doubt, it is understood that the Surviving Corporation shall have no obligation to provide Company Employees with post-termination welfare or pension benefits, except to the extent required by applicable law or contractual agreement.

   (b) With respect to the benefits provided pursuant to this Section 5.13, (i) service accrued by Company Employees during employment with the Company and its subsidiaries (including any predecessor entity) prior to the Effective Time shall be recognized for all purposes, except for benefit accruals with respect to defined benefit pension plans, (ii) any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the applicable Company Employee Plan) and eligibility waiting periods under any group health plan shall be waived with respect to such Company Employees and their eligible dependents, and (iii) Company Employees shall be given credit for amounts paid under a Company Employee Plan during the applicable period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans in which any Company Employee becomes entitled to participate.

   (c) From and after the Effective Time, Acquiror shall cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations under the Company Employee Plans, and consulting agreements including without limitation each employment, retirement, severance and change in control agreement, plan or arrangement, each as in effect on the date of this Agreement (or as amended as contemplated hereby or with the prior written consent of Acquiror); provided, however, that nothing herein shall prevent the Surviving Corporation or any other subsidiary of Parent from amending, modifying or terminating any employee benefit plan, program or arrangement in any respect in accordance with its terms or, subject to the terms of the Company Employee Plans (as so amended, modified or terminated, if applicable), modifying or terminating the terms and conditions of employment or other service of any particular employee or any other person, except in any such case as precluded by law or the terms of a Company Employee Plan.

   (d) It is expressly agreed that the provisions of Section 5.13 are not intended to be for the benefit of or otherwise enforceable by any third party, including, without limitation, any Company Employees.

   (e) The Company shall amend its 401(k) savings plan and any other Company Employee Plan which permits participants to elect to invest in stock of the Company, where necessary, to preclude any additional purchases of stock of the Company, as of a date no later than five (5) days prior to the date of this Agreement, and the Company shall communicate this amendment to the participants in such plans.

   SECTION 5.14 .  Accountant's Letters.

   Upon reasonable notice from the other party, the Company shall use its best efforts to cause Ernst & Young LLP ("Ernst & Young") to deliver to Acquiror, and Acquiror shall use its best efforts to cause Ernst & Young to deliver to the Company, a letter covering such matters as are reasonably requested by Acquiror or the Company, as the case may be, and as are customarily addressed in accountants' "comfort letters."

   SECTION 5.15.  Compliance with State Property Transfer Statutes.

   The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws. The Company, after consultation with Acquiror, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws. The Company agrees to provide Acquiror with any documents required to be submitted to the relevant state agency prior to submission, and the Company shall not take any action to comply with applicable state property transfer laws without Acquiror's prior consent, which consent shall not be unreasonably withheld or delayed. Acquiror shall provide, and shall take all action necessary such that Parent shall provide to the Company any assistance reasonably requested by the Company with respect to such compliance.

   SECTION 5.16.  Cooperation with Phase I Survey.

   The Company shall cooperate and shall cause its employees, representatives and agents, and the employees, representatives and agents of its subsidiaries to cooperate with the Parent or the Parent's agent, if the Parent, at its option and expense, conducts a Phase I environmental survey relating to the compliance of the operations and properties of the Company and its subsidiaries with Environmental Laws.

                                  Article VI

                           CONDITIONS TO THE MERGER
   SECTION 6.01.  Conditions to Obligation of Each Party to Effect the Merger.

   The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy
   Statement/Prospectus shall have been initiated or threatened by the SEC;

      (b) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company;

      (c) Regulatory Clearances & Approvals. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Company or Parent; any other Federal, state, local or foreign regulatory clearances and approvals necessary to the consummation of the Merger shall have been obtained; and all other waiting periods imposed by any Federal, state, local and foreign governmental authority in connection therewith shall have expired. None of such regulatory clearances or approvals shall contain or impose any conditions or requirements, including without limitation requirements relating to divestiture of product lines, manufacturing operations, one or more subsidiaries or divisions or any other material assets or require that Parent sell or license any rights to any of its tangible or intangible properties or those of the combined entities (a "Regulatory Condition or Requirement");

      (d) Governmental Actions. Neither Parent nor the Company shall be subject to any order, stay, decree, judgment or injunction of any Governmental Authority or court of competent jurisdiction which enjoins, prohibits or materially adversely affects the Merger that has not been vacated, dismissed or withdrawn as of the Effective Time, or to any pending or threatened (in writing) litigation or proceeding by any Governmental Authority or agency which seeks to enjoin or prohibit the Merger or to impose material damages on either party or any of Parent's directors or officers by reason thereof;

      (e) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

      (f) NASD Quotation. NASD shall have approved for quotation on the Nasdaq, upon official notice of issuance, all of the shares of Parent Common Stock to be issued in the Merger.

   SECTION 6.02.  Acquiror Conditions

   The obligations of Acquiror to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

      (a) Representations and Warranties; Performance of Obligations. Except as otherwise consented to in writing by Acquiror or contemplated by this Agreement, the representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the date of the Closing as though made on such date (except that any representation or warranty which specifically relates to an earlier date shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Company shall have performed or complied in all material respects with all agreements, covenants and conditions under this Agreement required to be performed or complied with by the Company at or prior to the Closing; and Parent shall have received a certificate to each of the foregoing effects signed by the principal executive officer and the principal accounting and financial officers of the Company.

      (b) Affiliates' Agreements. Parent shall have received from each of the persons identified by the Company pursuant to Section 5.05(a) hereof an executed counterpart of the agreement of Company Affiliates contemplated by such Section.

      (c) Employment Agreements and Related Agreements. Each of the Employment Agreements and related agreements executed on or before the date of this Agreement by William J. Lacourciere, Philip F. Nuzzo, Anthony Pierry and Catherine Bush shall not have been terminated, repudiated or breached by the individual party thereto, except in the case of termination due to death or disability of the individual party thereto as provided in the applicable Employment Agreement and related agreements.

      (d) Corporate Legal Opinion. Parent shall have received from Torys, counsel for the Company, an opinion dated the Closing Date and in the form attached hereto as Exhibit 6.02(d).

      (e) Federal Tax Opinion. There shall have been received by Parent, to be included as an exhibit to the Registration Statement, an opinion of Reed Smith, to the effect that:

          (i) The Merger will constitute a reorganization within the meaning of
       Section 368(a) of the Code and Parent, Acquiror and the Company will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by Parent, Acquiror or the Company as a result of the Merger;

          (iii) Except for cash received in lieu of fractional shares, no gain or loss will be recognized by the stockholders of the Company who receive solely Parent Common Stock (and cash in lieu of fractional shares) on the exchange of their shares of Company Common Stock for shares of Parent Common Stock;

          (iv) The basis of the shares of Parent Common Stock to be received by the stockholders of the Company will be the same as the basis of the shares of Company Common Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged therefor; and

          (v) The holding period of the shares of Parent Common Stock to be received by the stockholders of the Company will include the period during which the Company Common Stock surrendered in exchange therefor was held by the Company stockholder, provided such Company Common Stock was held as a capital asset in the hands of the Company stockholder at the time of the exchange.

   SECTION 6.03.  Company Conditions

   The obligations of Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

      (a) Representations and Warranties; Performance of Obligations. Except as otherwise consented to in writing by the Company or contemplated by this Agreement, the representations and warranties of Acquiror contained herein shall be true and correct as of the date hereof and as of the date of the Closing as though made on such date (except that any representation or warranty which specifically relates to an earlier date shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; Acquiror shall have performed or complied in all material respects with all agreements, covenants and conditions under this Agreement required to be performed or complied with by Acquiror at or prior to the Closing; and the Company shall have received a certificate to each of the foregoing effects signed by the principal executive officer and the principal accounting and financial officers of Parent.

      (b) Tax Opinion. The Company shall have received from Torys, counsel for Company, an opinion in form and substance reasonably satisfactory to the Company as to such matters as the Company may reasonably request and to the effect that:

          (i) The Merger will constitute a reorganization within the meaning of
       Section 368(a) of the Code and Parent, Acquiror and the Company will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by Parent, Acquiror or the Company as a result of the Merger;

          (iii) Except for cash received in lieu of fractional shares, no gain or loss will be recognized by the stockholders of the Company who receive solely Parent Common Stock (and cash in lieu of fractional shares) on the exchange of their shares of Company Common Stock for shares of Parent Common Stock;

          (iv) The basis of the shares of Parent Common Stock to be received by the stockholders of the Company will be the same as the basis of the shares of Company Common Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged therefor; and

          (v) The holding period of the shares of Parent Common Stock to be received by the stockholders of the Company will include the period during which the Company Common Stock surrendered in exchange therefor was held by the Company stockholder, provided such Company Common Stock was held as a capital asset in the hands of the Company stockholder at the time of the exchange.

      (c) Corporate Legal Opinion. The Company shall have received from Reed Smith, counsel for Parent and Acquiror, an opinion dated the Closing Date and in the form attached hereto as Exhibit 6.03(c).

                                  Article VII

                                  TERMINATION

   SECTION 7.01.  Termination.

   Notwithstanding prior approval by the stockholders of the Company or Acquiror, this Agreement may be terminated and the Merger abandoned:

      (a) by mutual written consent duly authorized by the Board of Directors of each of the parties hereto at any time prior to the Effective Time; or

      (b) by the Company or Acquiror in the event of a material breach of a representation, warranty, covenant or agreement of the other party contained herein, which breach, if curable, has not been cured within 30 days after written notice of such breach is given to the breaching party by the party electing to terminate; or

      (c) by the Company or Acquiror at any time after the stockholders of the Company shall fail to approve this Agreement, in a vote taken at a meeting duly convened for that purpose, provided that the party electing to terminate shall have performed its obligations under Sections 6.02 or 6.03 hereof, if applicable; or

      (d) (i) by the Company or Acquiror at any time after a final judicial or regulatory determination (as to which all periods for appeal have expired and no appeal shall be pending) denying any regulatory clearance and/or approval required for the Merger or (ii) by Acquiror within three (3) business days after Acquiror delivers to the Company an Adverse Regulatory Condition Notice; or

      (e) by the Company or Acquiror if the Effective Time shall not have occurred on or before six (6) months after the date hereof; provided, however, that the right to terminate this Agreement under this Section 7.01(e) shall not be available to any party whose failure to fulfill any obligation or satisfy any condition under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date; or

      (f) by the Company if the Company's Board of Directors shall have approved an Acquisition Proposal (subject to the terms and conditions set forth in Section 4.02) after determining, upon the basis of advice of outside counsel that such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary obligation under applicable law; or

      (g) by the Company if the Parent Share Value per share shall be below $30.00 on the Determination Date, provided, that, the Company must exercise this right to terminate within two (2) business days after the Determination Date. If the Company does not exercise this right to terminate within two business days after the Determination Date, the Exchange Ratio shall be fixed at 0.2667 shares of Parent Common Stock per share of Company Common Stock as provided in Section 1.06(b)(iv) hereof and this section shall not give the Company the right to terminate this Agreement.

   Termination pursuant to subparagraphs (b) through (g) of this Section 7.01 shall be effected by written notice provided by the terminating party in accordance with Section 8.02 hereof.

   SECTION 7.02.  Effect of Termination.

   In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void, and there shall be no liability on the part of either party or its affiliates or its or their respective officers, directors or stockholders except (i) as set forth in Sections 5.03(c), 7.03,
8.12 and 8.14 hereof or (ii) in the event of a willful breach of this Agreement or any willful misrepresentation made by such party hereunder (it being understood that (x) the provisions of Section 7.03 do not constitute a sole or exclusive remedy for any such willful breach or misrepresentation and (y) the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful breach by the Company).

   SECTION 7.03.  Parent Fee.

   (a) The Company hereby agrees to pay Parent, subject to the terms and conditions of this Section 7.03, upon the occurrence of the events specified in this Section, a fee (the "Parent Fee") of $3,400,000 plus actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees of financial advisors)), but in no event shall expenses in excess $425,000 be reimbursed.

   (b) Parent shall be entitled to payment of the Parent Fee if:

      (i) The Board of Directors of the Company shall fail to recommend, or shall withdraw, modify or change its recommendation referred to in Section
   5.02 hereof in a manner adverse to Parent or shall have resolved to do any of the foregoing other than under circumstances permitting termination by the Company pursuant to Section 7.01(b), (d), (e) or (g) hereof or by mutual consent pursuant to Section 7.01(a);

      (ii) The Company shall terminate this Agreement pursuant to Section 7.01(f) hereof; or

      (iii) The Company shall execute and deliver a definitive agreement for, or Company's Board of Directors shall approve, a Company Business Combination within twelve (12) months following the termination of this Agreement unless such termination is by the Company pursuant to Section 7.01(b), (d), (e) or (g) hereof or by mutual consent pursuant to Section 7.01(a).

   As used herein, "Company Business Combination" shall mean (i) a merger or consolidation, or any similar transaction, involving the Company or any Significant Company Subsidiary, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of Company or any Significant Company Subsidiary or (iii) a purchase or other acquisition (including by way or merger, consolidation, share exchange or otherwise) of securities representing 30% or more of the voting power of the Company or any Significant Company Subsidiary (other than, in the case of the transfer of securities of any Significant Company Subsidiary, transfers between the Company and/or one or more of the Company Subsidiaries). "Significant Company Subsidiary" shall mean each Company Subsidiary which in the most recent fiscal year of the Company accounted for more than 20% of the consolidated assets of the Company and the Company Subsidiaries or which accounted for more than 20% of the consolidated income of the Company and the Company Subsidiaries for each of the most recent three fiscal years of the Company; provided, however, that with respect to Company Subsidiaries created or acquired after the date hereof, if thereafter such entity, in a fiscal year, accounts for more than 20% of the consolidated assets of the Company and the Company Subsidiaries in such fiscal year or accounts for more than (x) 20% of the consolidated income of the Company and the Company Subsidiaries in the year of creation or acquisition, (y) 20% of the consolidated income of the Company and the Company Subsidiaries for each of the two most recent fiscal years in the two years following creation or acquisition and (z) thereafter, 20% of the consolidated income of the Company and the Company Subsidiaries for each of the most recent three fiscal years, it shall be deemed to be a Significant Company Subsidiary for such fiscal year.

   (c) The Parent Fee shall be payable in immediately available funds within five (5) business days after the occurrence of the event giving rise to such payment.

   (d) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                 Article VIII

                              GENERAL PROVISIONS

   SECTION 8.01.  Effectiveness of Representations, Warranties and Agreements.

   Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, except that the agreements set forth in Article I and Sections 5.06 and 5.08(b) and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 7.02 and 7.03 and this
Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.

   SECTION 8.02.  Notices.

   All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses (or at such other address as shall be specified by like notice):

      (a) If to Acquiror or Parent:

          RESPIRONICS HOLDINGS, INC.
          1501 Ardmore Blvd.
          Pittsburgh, PA 15221
          Attn: Steven Fulton, Esq.
          Telephone: 412-473-4001

          RESPIRONICS, INC.
          1501 Ardmore Blvd.
          Pittsburgh, PA 15221
          Attn: Steven Fulton, Esq.
          Telephone: 412-473-4001

      With a copy (which shall not constitute notice) to:

          Reed Smith LLP
          435 Sixth Avenue
          Pittsburgh, PA 15219-1886
          Attn: David L. DeNinno, Esq.
          Telephone: (412) 288-3214

      (b) If to the Company:

          NOVAMETRIX MEDICAL SYSTEMS INC.
          5 Technology Drive
          Wallingford, CT 06492
          Attn: Chief Executive Officer
          Telephone: (203) 265-7701

      With a copy (which shall not constitute notice) to:

          Thomas M. Haythe, Esq.
          90 Park Avenue
          15th Floor
          New York, New York 10016
          Telephone: (212) 210-9583

          and a copy to:

          Torys LLP
          237 Park Avenue
          New York, NY 10017
          Attn: John J. Butler, Esq.
          Telephone:(212) 880-6000

   SECTION 8.03.  Certain Definitions.

   For purposes of this Agreement, the term:

      (a) "affiliates", with respect to any person, means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

      (b) "business day" means any day other than a day on which banks in Wilmington, Delaware are required or authorized to be closed;

      (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

      (d) "dollars" or "$" means United States dollars;

      (e) "knowledge" means, with respect to any matter in question, that the executive officers, or the responsible employee having primary or substantial oversight responsibility for the matter, of the Company, any subsidiary of the Company, Acquiror, Parent or any subsidiary of Parent, as the case may be, have or at any time had actual knowledge of such matter, provided, however, when used with respect to senior management of the Company, knowledge includes the knowledge of any Company Employee at the level of department head or any other higher-ranking Company Employee.

      (f) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

      (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Acquiror, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Acquiror, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

   When reference is made in this Agreement to the Company, Acquiror or Parent, such reference shall include their respective subsidiaries, as and to the extent the context so requires, whether or not explicitly stated in this Agreement.

   SECTION 8.04.  Amendment.

   This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger and adoption of this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval or adoption by such stockholders without such further approval or adoption. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

   SECTION 8.05.  Waiver.

   At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   SECTION 8.06.  Headings.

   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   SECTION 8.07.  Severability.

   (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   (b) The Company and Acquiror agree that the Parent Fee provided in Section
7.03 is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of the Parent Fee exceeds the maximum amount permitted by law, then the amount of the Parent Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

   SECTION 8.08.  Entire Agreement.

   This Agreement and the Guarantee hereof constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

   SECTION 8.09.  Assignment.

   This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Acquiror hereunder may be assigned to Parent or any direct or indirect wholly-owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

   SECTION 8.10.  Parties in Interest.

   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Covered Persons and may be enforced by such Indemnified Parties and Covered Persons) and Section 7.03 (which contains provisions intended to be for the benefit of Parent and may be enforced by Parent) and other than the right of the stockholders of the Company to receive the Merger Consideration if, but only if, the Merger is consummated and not otherwise.

   SECTION 8.11.  Failure or Indulgence Not Waiver; Remedies Cumulative.

   No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

   SECTION 8.12.  Governing Law; Jurisdiction.

   (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

   (b) Each of the parties hereto submits to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States having jurisdiction over Wilmington, Delaware, with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

   SECTION 8.13.  Counterparts.

   This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts (by facsimile or original signature), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   SECTION 8.14.  WAIVER OF JURY TRIAL.

   EACH OF ACQUIROR AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

   SECTION 8.15.  Performance of Guarantee.

   Unless otherwise previously performed, Acquiror shall cause Parent to perform all of its obligations under the Guarantee.

   SECTION 8.16.  Enforcement.

   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                                    *  *  *

   IN WITNESS WHEREOF, Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          RESPIRONICS HOLDINGS, INC.

                                          By: /s/  James W. Liken
                                            -----------------------------------
                                             Name: James W. Liken
                                             Title: President and Chief
                                               Executive Officer

                                          NOVAMETRIX MEDICAL SYSTEMS INC.

                                          By: /s/  William J. Lacourciere
                                            -----------------------------------
                                             Name: William J. Lacourciere
                                             Title: Chairman and Chief
                                               Executive Officer

                                   GUARANTEE

   RESPIRONICS, INC. ("Parent") irrevocably guarantees each and every representation, warranty, covenant, agreement and other obligation of Acquiror, and/or any of its permitted assigns (and where any such representation or warranty is made to the knowledge of Acquiror, such representation or warranty shall be deemed made to the knowledge of Parent), and the full and timely performance of their respective obligations under the provisions of the foregoing Agreement between RESPIRONICS HOLDINGS, INC. and NOVAMETRIX MEDICAL SYSTEMS INC. This is a guarantee of payment and performance, and not of collection, and Parent acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Acquiror's obligations or liabilities (other than in accordance with the terms of the Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Parent.

   Parent hereby waives, for the benefit of the Company, (i) any right to require the Company as a condition of payment or performance by Parent, to proceed against Acquiror or pursue any other remedy whatsoever and (ii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to Acquiror.

   Without limiting in any way the foregoing guarantee, Parent covenants and agrees to take all actions to enable Acquiror to adhere to the provisions of Sections 1.01, 1.06, 1.07, 1.09, 1.10, 4.03, 5.01, 5.03, 5.04, 5.08, 5.10, 5.12
and 5.15 and each other provision of the Agreement which requires an act or omission on the part of Parent or any of its subsidiaries to enable Acquiror to comply with its obligations under the Agreement.

   The provisions of Article VIII of the Agreement are incorporated herein, mutatis mutandis.

   All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

   Parent understands that the Company is relying on this guarantee in entering into the Agreement and may enforce this guarantee as if Parent were a party to the Agreement.

                                          RESPIRONICS, INC.

                                          By: /s/  James W. Liken
                                            -----------------------------------

                                               Name: James W. Liken

                                               Title: President and Chief
                                               Executive Officer

                                                                        ANNEX B

SunTrust Robinson Humphrey
--------------------------------------------------------------------------------
                Capital Markets                    Investment Banking
A Division of SunTrust Capital Markets, Inc.

                                                              December 17, 2001

Board of Directors
Novametrix Medical Systems Inc.
5 Technology Drive
Wallingford, CT 06492

Ladies and Gentlemen:

   We understand that Novametrix Medical Systems Inc. (the "Company") is considering a proposed transaction with Respironics, Inc. ("Respironics") whereby Respironics Holding, Inc. will merge with the Company which as a result will become a wholly-owned subsidiary of Respironics (the "Proposed Transaction"). We understand that under the terms of the Proposed Transaction, each outstanding share of Company common stock will be converted into the right to receive a fraction of a share of common stock of Respironics valued at $8.00 to $8.75 per share of Company common stock (the "Exchange Ratio") as summarized below. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger between the Company and Respironics, dated December 17, 2001 (the "Merger Agreement").

   The Exchange Ratio shall be based on the weighted average of the selling prices of a single share of Respironics common stock as reported on the Nasdaq National Market System for a period consisting of 20 consecutive trading days ending on the trading day which is three (3) business days prior to the Closing Date (the "Respironics Share Price" and "Determination Date"). Per the Merger Agreement, the Exchange Ratio will be determined as follows: (i) if the Respironics Share Price as calculated on the Determination Date equals or exceeds $32.00 per share but is equal to or below $35.00 per share, the Exchange Ratio shall be 0.25; (ii) if the Respironics Share Price as calculated on the Determination Date exceeds $35.00 per share, the Exchange Ratio shall be calculated by dividing $8.75 by Respironics Share Price; (iii) if the Respironics Share Price as calculated on the Determination Date equals or exceeds $30.00 per share but is equal to or below $31.99 per share, the Exchange Ratio shall be calculated by dividing $8.00 by the Respironics Share Price; and (iv) if the Respironics Share Price as calculated on the Determination Date is below $30.00 per share, the Exchange Ratio shall be fixed at 0.2667 if the Company does not exercise its right to terminate the Merger Agreement within two (2) business days after the Determination Date.

   You have asked us whether, in our opinion, the Exchange Ratio in the Proposed Transaction is fair, from a financial point of view, to the stockholders of the Company.

   In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement; (2) certain publicly available information concerning the Company and Respironics which we believe to be relevant to our inquiry; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (4) financial and operating information with respect to the business, operations and prospects of Respironics furnished to us by Respironics; (5) a trading history of the Company's Common Stock from December 1998 to the present and a trading history of Respironics' Common Stock from December 1998 to the present; (6) a comparison of the historical financial results and present financial condition of the Company and Respironics with those of certain publicly traded companies which we deemed relevant; (7) an analysis of the projected performance of the Company and Respironics on a pro forma combined basis; and (8) a

125 Broad Street, 3rd Floor New York, NY 10004 Ph 212.291.4200
                              www.suntrustrh.com
                     Member New York Stock Exchange, Inc.

Board of Directors
Novametrix Medical Systems, Inc.
December 17, 2001
Page 2
--------

comparison of the financial terms of the Proposed Transaction with the publicly available financial terms of certain other recent transactions which we deemed relevant. We have also had discussions with the senior management personnel of both the Company and Respironics concerning the business, operations, assets, present condition and future prospects, of their respective businesses. In addition, we undertook such other studies, analyses and investigations as we deemed appropriate.

   We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the Company and Respironics financial forecasts provided to or discussed with us, we have assumed, at the direction of the management of the Company and Respironics without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of both the Company and Respironics as to its future financial performance. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and Respironics and have not made nor obtained any evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company or Respironics. We have assumed that the Proposed Transaction will be consummated in accordance with the terms of the Merger Agreement and that the Proposed Transaction will be accounted for as a purchase under generally accepted accounting principles and will be treated as a tax-free reorganization for federal income tax purposes. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Proposed Transaction. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company or Respironics. We do not express any opinion as to the potential price of Respironics common stock when issued pursuant to the Merger Agreement or the prices at which Respironics stock will trade following the date hereof or subsequent to the closing of the Proposed Transaction. We do not have any obligation to update or revise the opinion.

   We have been retained by the Board of Directors of the Company to act as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we and our affiliates may actively trade in the securities of Novametrix and Respironics for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the benefit of the Board in its evaluation of the Proposed Transaction. It does not constitute a recommendation as to how any stockholder should act or vote with respect to any matters relating to the Proposed Transaction. This opinion may be referred to and may be reproduced in full in any filing made by the Company with the Securities and Exchange Commission in connection with the Proposed Transactions.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the Exchange Ratio in the Proposed Transaction is fair, from a financial point of view, to the stockholders of the Company.

                                        Very truly yours,

                                        /s/ Suntrust Robinson Humphrey
                                          Capital Markets, Inc.

                                        SUNTRUST ROBINSON HUMPHREY CAPITAL
                                          MARKETS, INC.

                                    Annex A

   --------------------------------------------------------------------------
   RESP 20-day           NMTX per
   Trading Average Price Share Value    Exchange Ratio
   --------------------------------------------------------------------------

    Greater than $35.00  Fixed at $8.75 Ratio changes to maintain $8.75
    $32.00 to $35.00     $8.00 to $8.75 Fixed ratio of 0.25
    $30.00 to $32.00     Fixed at $8.00 Ratio changes to maintain $8.00
    Less than $30.00                    The exchange ratio is fixed at 0.2667
                                        subject to NMTX right to terminate.
   --------------------------------------------------------------------------

                                                                        ANNEX C

                        Novametrix Medical Systems Inc.
                              5 Technology Drive
                             Wallingford, CT 06492

                                                              December 17, 2001

Respironics, Inc.
1501 Ardmore Boulevard
Pittsburgh, PA 15221

Ladies and Gentlemen:

   The undersigned understands that Respironics Holdings, Inc. ("Merger Subsidiary"), a wholly-owned subsidiary of Respironics, Inc. ("Respironics"), is about to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Novametrix Medical Systems Inc. ("Novametrix"). The Merger Agreement provides for the merger of Merger Subsidiary with and into Novametrix (the "Merger") and the conversion of outstanding shares of Novametrix Common Stock into Respironics Common Stock in accordance with the formula therein set forth.

   In order to induce Respironics to cause Merger Subsidiary to enter into the Merger Agreement, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the Novametrix Stockholders Meeting contemplated by Section 5.02 of the Merger Agreement and any adjournment or postponement thereof the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Merger Agreement and the Merger the shares of Novametrix Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of Novametrix Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). The undersigned further agrees that the undersigned will use the undersigned's best efforts to cause any other shares of Novametrix Common Stock over which the undersigned has or shares voting power to be voted in favor of the Merger Agreement and the Merger.

   The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

      (a) vote any of the Shares, or cause or permit any of the Shares to be voted in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving Novametrix or any of its subsidiaries which would have the effect of any person other than Respironics or its affiliate acquiring control over Novametrix, any of its subsidiaries or any substantial portion of the assets of Novametrix or any of its subsidiaries. As used herein, the term "control" means (i) the ability to direct the voting of 30% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or
   (ii) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise; or

      (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person (other than Respironics or its affiliate), (ii) to any person seeking to obtain control of Novametrix, any of its subsidiaries or any substantial portion of the assets of Novametrix or any of its subsidiaries or to any other person (other than Respironics or its affiliate) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or (iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

   It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Novametrix or any of its subsidiaries. This agreement will terminate upon the earlier of consummation of the Merger of the termination of the Merger Agreement in accordance with the its terms.

                                          Very truly yours,

                                          _____________________________________

Accepted and Agreed to:

RESPIRONICS, INC.

By __________________________________________________________________________

Title _______________________________________________________________________

Date: _______________________________________________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

               (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or

               (b) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or

               (c) by the stockholders.

         Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

         Section 102(b)(7) of the Delaware General Corporation Law. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Certificate of Incorporation Provision on Liability of Directors and Indemnification. Respironics' Amended and Restated Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Charter also provides that the registrant shall indemnify, to the fullest extent permitted by applicable law, any person who is or was a director or officer of the registrant for any liability and expense in connection with any actual or threatened claim, action, suit or proceeding, whether civil or criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the registrant to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the registrant.

Item 21.  Exhibits and Financial Statement Schedules.

         (a) Exhibits. The exhibits filed with this Registration Statement, are listed in the Exhibit Index hereto and are incorporated herein by reference.

         (b) Financial Statement Schedules. All financial statement schedules have been omitted because they are not applicable or the required information is shown in the financial statements or related notes thereto incorporated by reference in the Proxy Statement/Prospectus.

         (c) Report, Opinion or Appraisal.  Information provided pursuant to
Item 4(b) of Form S-4 (Opinions of Financial Advisors) is furnished as Annex B to the Proxy Statement/Prospectus.

Item 22.  Undertakings.

         The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes as follows:

          (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (5) to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (6) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it become effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 18th day of January, 2002.

                                       RESPIRONICS, INC.



                                       By: /s/ James W. Liken
                                           -----------------------------------
                                           James W. Liken
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Liken, Daniel J. Bevevino and Steven P. Fulton, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 18th day of January, 2002.

                    Signature                       Capacity
                    ---------                       --------

         /s/ James W. Liken           President and Chief Executive Officer and
-----------------------------------     Director (Principal Executive Officer)
           James W. Liken

        /s/ Daniel J. Bevevino        Vice President and Chief Financial Officer
-----------------------------------      (Principal Financial and Accounting
          Daniel J. Bevevino                      Officer)



          /s/ Daniel P. Barry                      Director
----------------------------------
            Daniel P. Barry

               Signature                              Capacity
               ---------                              --------


                                                      Director
-------------------------------------------
               Donald H. Jones


             /s/ Joseph C. Lawyer                     Director
-------------------------------------------
               Joseph C. Lawyer


            /s/ Gerald E. McGinnis                    Director
-------------------------------------------
              Gerald E. McGinnis


                                                      Director
-------------------------------------------
            Douglas A. Cotter, Ph.D.


            /s/ James H. Hardie                       Director
-------------------------------------------
               James H. Hardie


            /s/ J. Terry Dewberry                     Director
-------------------------------------------
               J. Terry Dewberry


            /s/ Craig B. Reynolds                     Director
-------------------------------------------
               Craig B. Reynolds


                                                      Director
-------------------------------------------
               Candace L. Littell


                                                      Director
-------------------------------------------
               Sean McDonald

                                RESPIRONICS, INC.
                                    FORM S-4
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)

 EXHIBIT NO.                         EXHIBIT
 -----------                         -------

     2.1 Agreement and Plan of Merger, by and between Respironics Holdings, Inc. and Novametrix Medical Systems Inc., including Guarantee of Respironics, Inc. dated as of December 17, 2001, filed herewith as Annex A.

     3.1 Restated Certificate of Incorporation of Respironics, Inc., filed as Exhibit 3.2 to Amendment No. 1 to Form S-1, Registration No. 33-20899 and incorporated herein by reference.

     3.2 Amendment to Restated Certificate of Incorporation of Respironics, Inc., filed as Exhibit 3.2 to Form S-1, Registration No. 33-39938 and incorporated herein by reference.

     3.3 Amendment to Restated Certificate of Incorporation of Respironics, Inc., filed as Exhibit 4.2 to Registration Statement on Form S-8, Registration No. 33-36459 and incorporated herein by reference.

     3.4 Amendment to Restated Certificate of Incorporation of Respironics, Inc., filed as Exhibit 4.2 to Registration Statement on Form S-8, Registration No. 33-89308 and incorporated herein by reference.

     3.5 Amendment to Restated Certificate of Incorporation of Respironics, Inc., filed as Exhibit 3.5 to Form 10-Q for fiscal quarter ended December 31, 1996 and incorporated herein by reference.

     3.6 By-Laws of Respironics, Inc., filed as Exhibit 3.4 to Amendment No. 2 to Form S-1, Registration No. 33-20899 and incorporated herein by reference.

     3.7 Amendment to by-laws of Respironics, Inc. on June 3, 1998, filed as Exhibit 3.7 to Form 10-K for the fiscal year ended June 30, 1998, and incorporated herein by reference.

     3.8 Amendment to by-laws of Respironics, Inc. on November 18, 1998, filed as Exhibit 3.8 to Form 10-Q for fiscal quarter ended December 31, 1998, and incorporated herein by reference.

     4.1 Respironics Rights Plan, previously filed as Exhibit 1 to the Respironics, Inc. Registration Statement on Form 8-A (File No. 000-16723) dated June 28, 1996, and incorporated herein by reference.

     5.1 Opinion of Reed Smith LLP regarding the legality of the shares of Common Stock being registered, to be filed by amendment.

     8.1 Opinion of Reed Smith LLP as to certain tax matters, to be filed by amendment.

     8.2 Opinion of Torys LLP as to certain tax matters, to be filed by amendment.

     9.1       Form of Voting Trust Agreement, filed herewith as Annex C.

     15.1      Acknowledgement of Ernst & Young LLP, filed herewith.

     23.1 Consent of Reed Smith LLP (included in Exhibit 5.1, to be filed by amendment).

     23.2 Consent of Reed Smith LLP (included in Exhibit 8.1, to be filed by amendment).

     23.3 Consent of Torys LLP (included in Exhibit 8.2, to be filed by amendment).

     23.4      Consent of Ernst & Young LLP, filed herewith.

     23.5      Consent of Ernst & Young LLP, filed herewith.

     23.6 Consent of SunTrust Robinson Humphrey, (included in Exhibit 99.2, filed herewith as Annex B).

     24.1 Powers of Attorney (filed herewith as part of the signature pages).

     99.1 Form of Proxy, for use by stockholders of Novametrix Medical Systems Inc., included with the Proxy Statement/Prospectus, filed herewith.

     99.2      Opinion of SunTrust Robinson Humphrey, filed herewith as Annex B.